                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                          Dated as of December 2, 1997



                                     HEADING

     AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 2, 1997, among PAYLESS CASHWAYS, INC., a Delaware corporation, as successor by merger to the Debtor referred to below (the "Borrower"), each of the financial institutions from time to time party hereto as lenders (together with their successors and assigns, the "Lenders"), the Underwriters (as hereinafter defined), CANADIAN IMPERIAL BANK OF COMMERCE (acting through one or more of its agencies, branches, or affiliates, "CIBC"), as the issuer of standby letters of credit, U.S. BANK NATIONAL ASSOCIATION, in its capacity as the issuer of documentary letters of credit and CIBC, as coordinating and collateral agent (in such capacity, the "Agent") for the Lenders, the Fronting Banks (as hereinafter defined), the Underwriters and the other Secured Parties (as hereinafter defined).

                             INTRODUCTORY STATEMENT

     On July 21, 1997, Payless Cashways, Inc., an Iowa corporation, as debtor and debtor-in-possession (the "Debtor"), filed a voluntary petition with the Bankruptcy Court initiating the Case (as hereinafter defined) and has continued in the possession of its assets and in the management of its business pursuant to Sections 1107 and 1108 of the Bankruptcy Code (as hereinafter defined).

     On September 5, 1997, the Debtor filed its First Amended Plan of Reorganization with the Bankruptcy Court (as hereinafter defined), which First Amended Plan of Reorganization was modified on October 9, 1997 and further modified in the Confirmation Order (as hereinafter defined) entered by the Bankruptcy Court on November 19, 1997 and on the record at the hearing with respect to the Confirmation Order. The Plan of Reorganization (as hereinafter defined) contemplates, inter alia, that the Debtor will merge into the Borrower on or before the Effective Date (as hereinafter defined) and that the Borrower will obtain post-Effective Date financing in the maximum amount of $150,000,000 as more fully described below.

     Immediately prior to the Effective Date, the Debtor was obligated to (i) certain of the Lenders (the "Pre-Petition Revolving Lenders") with respect to pre-petition revolving credit loans in the aggregate principal amount of $109,386,210.16 (the "Pre-Petition Revolving Loans") extended by the Pre-Petition Revolving Lenders and with respect to undrawn pre-petition letters of credit in the aggregate principal amount of $22,326,553.20 (the "Pre-Petition Letters of Credit") issued for the account of the Debtor pursuant to the Pre-Petition Credit Agreement (as hereinafter defined), (ii) certain of the Lenders (the "Pre-Petition Term Lenders" and, together with the Pre-Petition Revolving Lenders, the "Pre-Petition Lenders") with respect to pre-petition "Tranche A" term loans


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in the aggregate principal amount of $155,509,892.94 (the "Pre-Petition  Tranche
A Term Loans") and pre-petition "Tranche B" term loans in the aggregate principal amount of $95,432,533.18 (the "Pre-Petition Tranche B Term Loans" and, together with the Pre-Petition Tranche A Term Loans, the "Pre-Petition Term Loans"; the Pre-Petition Term Loans, together with the Pre-Petition Revolving Loans, the "Pre-Petition Loans") extended by the Pre-Petition Term Lenders pursuant to the Pre-Petition Credit Agreement, (iii) the Pre-Petition Lenders in respect of interest, fees and all other obligations of the Debtor under the Pre-Petition Credit Agreement and the other documentation relating thereto and
(iv) certain of the Lenders (the "DIP Lenders") with respect to post-petition revolving credit loans in the aggregate principal amount of $34,000,000.00 (the "DIP Revolving Credit Loans"), post-petition standby letters of credit in the aggregate principal amount of $2,625,000.00 (the "DIP Standby Letters of Credit") extended to or issued for the account of the Debtor and post-petition documentary letters of credit in the aggregate principal amount of $6,593,546.78 issued for the account of the Debtor (the "DIP Documentary Letters of Credit" and together with the DIP Standby Letters of Credit, the "DIP Letters of Credit") pursuant to the DIP Credit Agreement (as hereinafter defined).

     The DIP Lenders were granted superpriority administrative claims and superpriority Liens (as hereinafter defined) on all of the Debtor's assets with respect to the Debtor's obligations in respect of the DIP Obligations, subject only to valid and perfected prior Liens existing on the Filing Date (as hereinafter defined) other than the Liens of the Pre-Petition Lenders. On the Filing Date, the Pre-Petition Loans and Pre-Petition Letters of Credit were secured by substantially all of the Debtor's assets (other than the UBS Collateral (as hereinafter defined)), including, without limitation, all inventory, vehicles and other personal property, together with certain real property, buildings and improvements and fixtures, owned or leased by the Debtor, notes and capital stock owned by the Debtor and proceeds thereof (collectively, the "Pre-Petition Collateral"), subject only to certain valid and perfected prior Liens existing as of the Filing Date. In addition, as part of the adequate protection ordered by the Bankruptcy Court, the Pre-Petition Lenders were granted Liens on the UBS Collateral and on all other collateral granted to the DIP Lenders, subject only to the superpriority administrative claims and Liens granted to the DIP Lenders and to other valid and perfected prior Liens existing on the Filing Date.

     The Borrower has a commitment from the New Revolving Lenders (as hereinafter defined), subject to the terms and conditions hereof, for revolving credit and letter of credit facilities in an aggregate principal amount not to exceed $150,000,000 (subject to the limitation set forth in Sections 2.1(d) and (e) and to mandatory and optional reductions in accordance with Sections 2.9 and 2.12).

     The proceeds of the New Revolving Loans will be used to provide working capital for the Borrower, and for other general corporate purposes of the Borrower, including for Capital Expenditures (as hereinafter defined).

     The New Revolving Lenders have consented to make the financing contemplated hereby available on the terms and conditions contained herein. The DIP Revolving Credit Loans and the DIP Letters of Credit, together with a portion of the Pre-Petition Revolving Loans and the Pre-Petition



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Term Loans, are being restructured as provided hereby,  the Pre-Petition  Credit
Agreement and the DIP Credit Agreement are being amended and restated in their entirety as herein set forth and the Pre-Petition Letters of Credit are being treated as provided in Section 9.14(c) hereof.

     To provide security for the repayment of the Loans, the reimbursement of any draft drawn under a Letter of Credit and the payment of the other obligations of the Borrower hereunder and under the other Loan Documents, the Agent will receive, for its benefit and for the benefit of the Lenders, the Fronting Banks and the Underwriters, the following interests in the following collateral (as more fully described in the Security Documents, collectively, the "Collateral"):

     (a) a first perfected Lien on all Pre-Petition Collateral;

     (b) a first perfected Lien on all property which was unencumbered on the Filing Date or was acquired by the Debtor during the Case and a first perfected Lien on substantially all property to be acquired by the Borrower after the Effective Date; and

     (c) a perfected Lien on all UBS Collateral and on the collateral securing the Synthetic Lease Obligations (subject to the prior liens of UBS and the Synthetic Lease Banks with respect thereto).

     Accordingly, in consideration of the mutual agreements herein set forth, the parties hereto hereby agree as follows:

SECTION 1.          DEFINITIONS.

     Section 1.1.  Defined Terms

     As used in this Agreement, the following terms shall have the meanings specified below:

     "ABR Loan" shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of
Section 2.4(a) and Section 2.8.

     "Adjusted LIBOR Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the quotient of (a) the LIBOR Rate in effect for such Interest Period divided by (b) a percentage (expressed as a decimal) equal to 100% minus Statutory Reserves. For purposes hereof, the term "LIBOR Rate" shall mean the rate (rounded upwards, if necessary, to the next 1/100 of 1%) at which dollar deposits approximately equal in principal amount to such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered to the principal London office of the Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.



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     "Affiliate" shall mean, as to any Person, any other Person which,  directly or indirectly, is in control of, is controlled by, or is under common control with such Person. For purposes of this definition, a Person (a "Controlled Person") shall be deemed to be "controlled by" another Person (a "Controlling Person") if the Controlling Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of the Controlled Person whether by contract or otherwise.

     "After-Acquired Property" shall have the meaning set forth in Section 5.11.

     "Agent" shall have the meaning set forth in the Heading.

     "Agreement" shall mean this Amended and Restated Credit Agreement, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

     "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the higher of (a) the rate of interest most recently announced by CIBC at its Domestic Lending Office as its base rate; and (b) the Federal Funds Rate in effect on such day plus 1/2 of 1%. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in CIBC's base rate or the Federal Funds Rate shall be effective on the effective date of such change in CIBC's base rate or the Federal Funds Rate, respectively.

     "Annual Budget" shall have the meaning set forth in Section 5.1(f).

     "Application" shall mean an application, in such form as the relevant Fronting Bank may specify from time to time (a current form of the Standby Letter of Credit Application is attached hereto as Exhibit J-1 or, in the case of the Unsupported Trade Standby Letter of Credit, Exhibit J-2), requesting such Fronting Bank to open a Letter of Credit, as such application may be amended, modified or supplemented from time to time.

     "Approved Purposes" shall mean, in the case of Documentary Letters of Credit, Inventory purchases or such other purposes as are reasonably acceptable to the Agent and the relevant Fronting Bank, it being understood that issuance of a Documentary Letter of Credit in favor of a single beneficiary acting as agent for other trade creditors is not an Approved Purpose.

     "Assignment and Acceptance" shall mean an assignment and acceptance by a Lender and an Eligible Assignee, accepted by the Agent and agreed to by the Borrower to the extent required by Section 9.3(b), substantially in the form of Exhibit P.



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     "Available Property" shall mean all real property, buildings,  improvements and fixtures owned or leased by the Borrower or any Subsidiary which are not subject to a Lien as of the Effective Date, after recordation of the Mortgages delivered on such date. To the extent that any real property, buildings, improvements and fixtures owned or leased by the Borrower or any Subsidiary, which do not constitute Available Property as of the Effective Date, become, after the Effective Date, unencumbered by the Lien of the Colorado Mortgages or such other Lien as the case may be, such real property, buildings, improvements and fixtures shall, on the date such Lien is released, become Available Property unless such property becomes encumbered by a Lien securing Permitted Refinancing Debt concurrently with the release of such Lien or within 60 days of such release; provided, that on or prior to the date such Lien is released, the Borrower shall have given written notice to the Agent of its intention to refinance the Debt secured by such Lien with Permitted Refinancing Debt. Any real property, buildings, fixtures or improvements which are leased by the Borrower after the Effective Date shall be considered Available Property if the subject lease does not prohibit the granting to the Agent of a Mortgage.

     "Bankruptcy Code" shall mean The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.

     "Bankruptcy Court" shall mean the United States Bankruptcy Court for the Western District of Missouri or any other court having jurisdiction over the Case from time to time.

     "Beneficial Ownership" by a Person when used with respect to any Voting Shares shall mean beneficial ownership by such Person of such Voting Shares as defined in Rule 13d-3 of the Exchange Act.

     "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

     "Borrower" shall have the meaning set forth in the Heading.

     "Borrowing" shall mean the incurrence or refinancing of Loans of a single Type made from all the New Revolving Lenders or the New Term Lenders, as the case may be, on a single date and having, in the case of Eurodollar Loans, a single Interest Period (with any ABR Loan made pursuant to Section 2.15 being considered a part of the related Borrowing of Eurodollar Loans).

     "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks in New York City are required or permitted to close (and, for a Letter of Credit, other than a day on which the relevant Fronting Bank issuing such Letter of Credit is required or permitted to close); provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

     "Business Plan" shall mean the revised financial projections of the Borrower, dated on or about June 27, 1997.

     "Capital Expenditures" shall have the meaning set forth in Section 6.4.

     "Capco Subleases" shall mean those twelve certain Sublease Agreements, each dated as of September 1, 1982, as amended, supplemented or otherwise modified prior to and in effect on the Filing Date, between the Borrower and Capco Realty Corp., a Delaware corporation ("Capco"), pursuant to which the Borrower subleases from Capco twelve stores located at the respective sites identified on Schedule A to such Sublease Agreements, which Capco in turn leases from Paycap pursuant to twelve Master Lease Agreements between Paycap and Capco, each dated as of September 1, 1982.

     "Capitalized Lease" shall mean, as applied to any Person, any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

     "Case" shall mean the Chapter 11 Case of the Debtor commenced on July 21, 1997 in the Bankruptcy Court.

     "Cash Management Agreements" shall mean the documentation evidencing the cash management arrangements between the Cash Management Banks and the Borrower, as in effect on and immediately prior to the Effective Date.

     "Cash Management Banks" shall mean Bank of America National Trust and Savings Association, NationsBank of Texas, N.A., Nationsbank N.A. and First Bank, and their respective Affiliates, if applicable, each in its capacity as the holder of Cash Management Obligations for so long as it shall continue to hold such Obligations and any other Lender which provides additional or replacement cash management services to the Borrower on terms and conditions satisfactory to the Agent in its judgment reasonably exercised.

     "Cash Management Obligations" shall mean the obligations of the Borrower to reimburse each of the Cash Management Banks in respect of overdrafts, uncollected funds, returned items and reasonable related expenses arising pursuant to cash management arrangements as in effect on the Effective Date, with such changes in such arrangements subsequent to the Effective Date as may be acceptable to the relevant Cash Management Bank in its judgment reasonably exercised.

     "Change of Control" shall mean the occurrence of either of the following events: (x) any Person or any Persons acting together which would constitute a Group, together with any Affiliates thereof, after the Effective Date, shall acquire or hold Voting Shares of the Borrower such that such Person or Group, together with such Affiliates, have Beneficial Ownership of Voting Shares of the Borrower entitling such Person or Group, together with such Affiliates, to exercise at least 40% of the total voting power of all Voting Shares of the Borrower; or (y) any Person or any Group, together with any Affiliates thereof, shall succeed in having a sufficient number of its or their nominees elected to the Board of Directors of the Borrower (other than nominees elected to the Board of Directors of the Borrower pursuant to the Plan of Reorganization) such that such nominees so elected (whether new or continuing as directors) shall constitute a majority of the Board of Directors of the Borrower.

     "CIBC" shall have the meaning set forth in the Heading.

     "CIBC Oppenheimer" shall mean CIBC Oppenheimer Corp., formerly known as Wood Gundy Securities Corp.

     "Closing   Certificate"  shall  have  the  meaning  set  forth  in  Section
4.1(a)(iv).

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Collateral"   shall  have  the  meaning  set  forth  in  the  Introductory
Statement.

     "Colorado Mortgages" shall mean, collectively, that certain Mortgage, dated as of August 8, 1979, between Brookhart's, Inc. and Southwestern Life Insurance Company (as assumed by the Debtor on July 28, 1982) and that certain Mortgage, dated as of August 31, 1982, between the Debtor and Brookhart's, Inc., each as amended, supplemented or otherwise modified from time to time prior to, and in effect on, the Filing Date.

     "Commitment" shall mean, with respect to each New Revolving Lender, its commitment to make New Revolving Loans and purchase Participating Interests in Letters of Credit in the aggregate amount set forth opposite its name on
Schedule 1.1(a) hereto or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to Sections
2.9 and 2.12.

     "Commitment Fee" shall have the meaning set forth in Section 2.19.

     "Commitment Letter" shall mean that certain Commitment Letter, dated July 17, 1997, among the Agent, the Underwriters and the Debtor.

     "Commitment Percentage" shall mean at any time, with respect to each New Revolving Lender, the percentage obtained by dividing its Commitment at such time by the Total Commitments at such time.

     "Confirmation Order" shall have the meaning set forth in Section 4.1(c).

     "Consolidated Subsidiary" shall mean, at any date, any Subsidiary or other entity, the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements in accordance with GAAP as of such date.

     "Credit Card Banks" shall mean General Electric Capital Corporation and Monogram Credit Card Bank of Georgia.

     "Debt" of any Person shall mean, at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under Capitalized Leases, (v) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any asset owned, used or operated by such Person, whether or not such Debt is assumed by such Person, (vi) all Debt of others Guaranteed by such Person, directly or indirectly, or by an instrument having the effect of assuring another's payment or performance of any Debt, (vii) indebtedness and other obligations arising under acceptance facilities and the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder or payment requests honored with respect thereto, (viii) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements (other than fully paid interest rate cap arrangements), (ix) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, and (x) any withdrawal or other liability incurred under ERISA by such Person (or, if such Person is the Borrower, the Borrower and its ERISA Affiliates) to a Multiemployer Plan.

     "Debt for Borrowed Money" of any Person shall mean Debt of such Person of the type described in clauses (i) and (ii) of the definition of "Debt" in this Section and Debt of such type of another Person which is Guaranteed by such Person.

     "Debt to EBITDA Ratio" shall mean, at any time, the ratio of (i) the aggregate amount of then outstanding Debt of the Borrower and its Subsidiaries described in clauses (i) through (vi) of the definition of "Debt" in this Section to (ii) EBITDA for the four consecutive fiscal quarters most recently ended.

     "Default" shall mean any condition or event which would, with the giving of notice or lapse of time or both, become an Event of Default.

     "Defaulting Lender" shall mean, at any time, any Lender which shall not have theretofore made available to (i) the Agent its pro rata share of a given Borrowing in accordance with Section 2.2(b), (ii) the Agent its pro rata portion of any amounts payable pursuant to Section 8.6 for which payment has been requested more than forty-five days prior thereto, (iii) CIBC its pro rata share of a given obligation to reimburse CIBC pursuant to Section 9.14(c) or (iv) any Fronting Bank or the Agent, as the case may be, its pro rata share of a given obligation to reimburse such Fronting Bank or the Agent pursuant to Section 2.2(c) or 2.5(f).

     "Designated Collateral" shall mean (i) any Inventory at any time located at the 29 stores closed pursuant to the Business Plan on or after the Effective Date, (ii) the real estate interests at 9 of such closed stores (and the 7 other properties currently held for sale) and any related fixtures, equipment and vehicles (except items having an aggregate book value of not more than $600,000 which are transferred by the Borrower to other stores for use in its business),
(iii) any tax refunds, including, without limitation, those resulting from the Small Business Job Retention Act of 1996 and filed for by the Debtor on October 9, 1996 and those resulting from carrybacks of net operating losses for fiscal year 1997 and (iv) any other assets which the Borrower determines are no longer useful in its business, including, without limitation, the real estate interests with respect to any additional stores which the Borrower determines to close, together with the Inventory located in such stores and any related fixtures, equipment and vehicles.

     "DIP Agent" shall mean CIBC, as coordinating and collateral agent under the DIP Credit Agreement.

     "DIP Credit Agreement" shall mean that certain Revolving Credit Agreement, dated as of July 21, 1997, among the Borrower, the DIP Lenders, the Underwriters, the Fronting Banks and CIBC, as coordinating and collateral agent for the DIP Lenders, the Fronting Banks and the Underwriters, as amended, modified and supplemented from time to time.

     "DIP Documentary Letters of Credit" shall have the meaning set forth in the Introductory Statement.

     "DIP Financing Order" shall mean the orders of the Bankruptcy Court authorizing the Debtor to enter into the DIP Credit Agreement, including orders filed on July 21, 1997 and August 20, 1997.

     "DIP Fronting Banks" shall mean CIBC and First Bank in their capacities as "Fronting Banks", under the DIP Credit Agreement.

     "DIP  Lenders"  shall  have  the  meaning  set  forth  in the  Introductory
Statement.

     "DIP  Letters  of  Credit"   shall  have  the  meaning  set  forth  in  the
Introductory Statement.

     "DIP Obligations" shall mean (a) the due and punctual payment of principal of and interest on DIP Revolving Credit Loans and the reimbursement of all amounts drawn under the DIP Letters of Credit, and (b) the due and punctual payment of all other present and future, fixed or contingent, monetary and performance obligations of the Borrower to the DIP Lenders, the DIP Fronting Banks, the Underwriters and the DIP Agent under the DIP Credit Agreement.

     "DIP Revolving Credit Loans" shall have the meaning set forth in the Introductory Statement.

     "DIP Standby Letters of Credit" shall have the meaning set forth in the Introductory Statement.

     "Disclosure Statement" shall mean the Borrower's First Amended Disclosure Statement, filed by the Debtor in the Case on September 5, 1997, as modified on October 9, 1997.

     "Documentary Letter of Credit" shall mean a documentary letter of credit in form and substance customarily issued by the relevant Fronting Bank from time to time.

     "Documentary Letter of Credit Fronting Bank" shall mean any Fronting Bank which has issued or has committed to issue Documentary Letters of Credit hereunder.

     "Documentary Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate undrawn stated amount of all Documentary Letters of Credit then outstanding plus (ii) all amounts theretofore drawn under Documentary Letters of Credit and not then reimbursed.

     "Documentary Reserve" shall have the meaning set forth in Section 2.5(a).

     "Dollars" and "$" shall mean lawful money of the United States of America.

     "Domestic Lending Office" shall mean initially, as to each Lender, its office designated on the signature pages to this Agreement, and thereafter, upon notice to the Borrower and the Agent, such other office of such Lender, if any, which shall be making or maintaining ABR Loans.

     "Dual Path Capital Expenditures" shall mean capital expenditures made or accrued in connection with the Business Plan (or in connection with any other strategic initiatives undertaken by the Borrower with the approval of the board of directors of the Borrower) and identified as such in Section 6.4 (as such amounts may be reduced from time to time).

     "EBITDA" shall mean, for any period,  the  consolidated  net income (or net loss) of the Borrower and its Consolidated Subsidiaries for such period before deduction of "Chapter 11 expenses" (or "administrative costs" reflecting Chapter 11 expenses) (excluding extraordinary, unusual or non-recurring gains and losses or (without duplication) special charges), plus without duplication in accordance with GAAP the sum of (i) interest and tax expense of the Borrower and its Consolidated Subsidiaries for such period to the extent deducted in determining such consolidated net income plus (ii) depreciation and amortization expense of the Borrower and its Consolidated Subsidiaries for such period to the extent deducted in determining such consolidated net income, all as shown on the consolidated statement of income for the Borrower and its Consolidated Subsidiaries for such period.

     "Effective Date" shall mean the first Business Day after which the Confirmation Order shall have become a Final Order and on which each of the conditions set forth in Section 4.1 shall have been satisfied or waived in accordance with the terms hereof, which Effective Date shall be as soon as practicable, but in no event later than December 31, 1997, unless such date shall have been extended in writing by the Agent, the Required Pre-Petition Lenders and all of the DIP Lenders.

     "Eligible Assignee" shall mean (i) a commercial bank having total assets in excess of $1,500,000,000 and (ii) a finance company, insurance company or other financial institution or fund, in each case acceptable to the Agent, which in the ordinary course of business extends credit of the type evidenced by the Notes and has total assets in excess of $250,000,000 and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of ERISA.

     "Environmental Law" shall have the meaning set forth in Section 6.15(d).

     "Environmental Lien" shall mean a Lien in favor of any Governmental Authority for (i) any liability under any Environmental Law, or (ii) damages arising from or costs incurred by such Governmental Authority in response to a release or threatened release of a Hazardous Substance into the environment.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

     "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) which is a member of a group of which the Borrower or any Subsidiary is a member and which is under common control within the meaning of
Section 414(b) or (c) of the Code and the regulations promulgated and rulings issued thereunder.

     "ERISA Event" shall mean (a) a "reportable event" as such term is described in Section 4043 of ERISA (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC under 29 C.F.R. 2615), or (b) the withdrawal of the Borrower, any Subsidiary or any ERISA Affiliate of either of them from a Multiple Employer Plan or a Single Employer Plan during a Plan year in which it was a "substantial employer", as such term is defined in Section 4001(a)(2) of ERISA, which would result in any liability to the Borrower, any Subsidiary or any ERISA Affiliate of either of them, or the incurrence of liability by the Borrower, any Subsidiary or any ERISA Affiliate of either of them under Section 4064 of ERISA upon the termination of a Multiple Employer Plan or a Single Employer Plan, or (c) an event described in Section 4068(f) of ERISA, or (d) the distribution of a notice of intent to terminate a Plan pursuant to Section 4041(a)(2) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA where, in either case, such termination would result in any liability to the Borrower, a Subsidiary or any ERISA Affiliate of either of them, or (e) the failure by the Borrower, a Subsidiary or any ERISA Affiliate of either of them to make a payment to a Plan pursuant to Section 302(f)(1) of ERISA or (f) the adoption of any amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA, or (g) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or (h) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

     "Eurocurrency Liabilities" shall have the meaning assigned thereto in Regulation D issued by the Board, as in effect from time to time.

     "Eurodollar  Borrowing"  shall mean a  Borrowing  comprised  of  Eurodollar
Loans.

     "Eurodollar Loan" shall mean any Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate in accordance with the provisions of
Section 2.4(b) and Section 2.8.

     "Eurodollar Lending Office" shall mean, initially as to each Lender, its office, designated on the signature pages to this Agreement or such other office, branch or Affiliate of such Lender as it may hereafter designate as its Eurodollar Lending Office by notice to the Borrower and the Agent.

     "Event of Default" shall have the meaning set forth in Section 7.1.

     "Excess Cash Flow" shall mean, for any fiscal year, the sum for such fiscal year (without duplication) of (i) EBITDA of the Borrower and its Consolidated Subsidiaries for such fiscal year, plus (ii) non-cash charges deducted in arriving at such EBITDA for such fiscal year, plus (iii) the aggregate Net Cash Proceeds of the sale, lease, transfer or other disposition of assets by the Borrower or by its Consolidated Subsidiaries during such fiscal year (other than sales of Inventory in the ordinary course of business) to the extent not applied to the mandatory prepayment or payment of the Loans and to the extent not resulting in any mandatory permanent Commitment reduction plus (iv) an amount equal to the increase (or less an amount equal to the decrease) in consolidated current liabilities of the Borrower and its Consolidated Subsidiaries during such fiscal year (other than Debt described in clauses (i) through (iv) of the definition of "Debt" contained in this Section), less (v) an amount equal to the increase (or plus an amount equal to the decrease) in consolidated non-cash current assets of the Borrower and its Consolidated Subsidiaries for such fiscal year, less (vi) the aggregate amount of taxes paid in cash by the Borrower or by its Consolidated Subsidiaries during such fiscal year, less (vii) the aggregate amount of Capital Expenditures of the Borrower and of its Consolidated Subsidiaries made during such fiscal year or permitted to be carried forward into the next fiscal year pursuant to Section 6.4 (less any amounts carried forward from prior years to the extent not expended in the current year), less
(viii) an amount equal to the sum of all regularly scheduled payments and any mandatory or permitted optional prepayments of principal on all Debt of the type described in clauses (i) through (iv) of the definition of "Debt" contained in this Section of the Borrower and of its Consolidated Subsidiaries (other than prepayments on the New Revolving Loans to the extent not accompanied by commensurate permanent Commitment reductions hereunder) actually made during such fiscal year to the extent permitted hereunder, less (ix) interest paid by the Borrower or by its Consolidated Subsidiaries during such fiscal year, less
(x) any gains (or plus any losses) arising from the sale, lease, transfer or other disposition of assets by the Borrower or by its Consolidated Subsidiaries during such fiscal year to the extent included in EBITDA for such fiscal year. Excess Cash Flow shall be calculated by reference to the audited financial statements referred to in Section 5.1(a), and such calculation shall be set forth in the Excess Cash Flow Certificate.

     "Excess Cash Flow Certificate" shall have the meaning set forth in Section 2.12(d).

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Existing Agreements" shall mean the Pre-Petition Credit Agreement, the DIP Credit Agreement, each of the other agreements listed on Schedule 1.1(b) hereto, the notes delivered pursuant thereto, and all of the agreements and the DIP Financing Order granting Liens on Property and other assets of the Borrower to the Lenders, including without limitation, the security agreements, mortgages, deeds of trust and leasehold mortgages listed on Schedule 1.1(b) hereto, as each may have been amended, amended and restated, modified or supplemented from time to time.

     "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

     "Fees" shall mean, collectively, the Commitment Fees and the Letter of Credit Fees, together with the other fees referred to in Section 2.18.

     "Fee Letter" shall mean the fee letter, dated July 17, 1997, among the Debtor, the Agent, the Underwriters and the New Revolving Lenders with respect to certain fees, as the same may be amended, modified or supplemented from time to time by a written instrument executed by the relevant parties thereto.

     "FIFO Value" shall mean, as to any Inventory, the value (determined as the lower of cost or fair market value) of such Inventory calculated on a first in, first out basis.

     "Filing Date" shall mean July 21, 1997.

     "Final Order" shall mean an order or judgment of the Bankruptcy Court as entered on the docket as to which the time to appeal or petition for certiorari has expired and as to which no appeal or petition for certiorari has been timely filed, or as to which any appeal or petition for certiorari that has been filed has been resolved by the highest court to which such order or judgment was timely appealed or from which certiorari was sought.

     "Financial Officer" shall mean the Chief Financial Officer, Vice President Finance or the Treasurer of the Borrower.

     "First Bank" shall mean U.S. Bank National Association, successor by merger to First Bank National Association.

     "Fronting Banks" shall mean (i) with respect to Standby Letters of Credit, CIBC and (ii) with respect to Documentary Letters of Credit, First Bank; or, in each case, such other Lender or Lenders or financial institutions or institutions (which other financial institution or institutions shall have been chosen by the Borrower with the approval of the Agent and the Majority Revolving Lenders) as may agree to act as such.

     "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with those used in preparing the financial statements referred to in Section 3.4.

     "GE Credit Program Documents" shall mean (a) the Monogram Credit Card Bank of Georgia Program Agreement, dated as of July 20, 1997, between the Borrower and Monogram Credit Card Bank of Georgia, as such agreement has been or may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time to the extent permitted by this Agreement, together with any agreements entered into by the Borrower and Monogram Credit Card Bank of Georgia, or any affiliate, in replacement of such agreement to the extent permitted by this Agreement (including, without limitation, Section 5.9); and
(b) the Commercial Credit Account Purchase and Service Program Agreement, dated as of July 20, 1997, between the Borrower and General Electric Capital Corporation, as such agreement may hereafter be further amended, amended and restated, supplemented or otherwise modified from time to time to the extent permitted by this Agreement, together with any agreement entered into by the Borrower and General Electric Capital Corporation, or any affiliate, in replacement of such agreement to the extent permitted by this Agreement.

     "Governmental Authority" shall mean any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or any court, in each case whether of the United States or foreign.

     "Group" shall mean a "group" for purposes of Section 13(d) of the Exchange Act.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Hazardous Substances" shall have the meaning set forth in Section 6.15(d).

     "Hedging Agreement" shall mean that certain ISDA Master Agreement, dated as of May 22, 1995, between CIBC and the Debtor, together with all Schedules executed in connection therewith, as assumed by the Debtor pursuant to the DIP Credit Agreement and by the Borrower upon the merger of the Debtor with and into the Borrower as in effect on the Effective Date, as amended, amended and restated, supplemented or otherwise modified from time to time.

     "Hedging Bank" shall mean CIBC in its capacity as Party A under the Hedging Agreement and any other Lender or other counterparty reasonably acceptable to the Agent and the Majority Revolving Lenders which enters into interest rate protection or hedging arrangements with the Borrower which are permitted by this Agreement.

     "Hedging Obligations" shall mean the obligations of the Borrower to the Hedging Bank under the Hedging Agreement.

     "Indemnified Party" shall have the meaning set forth in Section 9.6.

     "Insufficiency" shall mean, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities within the meaning of Section 4001(a)(18) of ERISA.

     "Interest Payment Date" shall mean (i) as to any Eurodollar Loan, the last calendar day of each month during each Interest Period with respect to such Eurodollar Loan and the last day of each such Interest Period, and (ii) as to all ABR Loans, the last calendar day of each month and the date on which any ABR Loans are refinanced with Eurodollar Loans pursuant to Section 2.11.

     "Interest Period" shall mean, as to any Borrowing of Eurodollar Loans, the period commencing on the date of such Borrowing (including as a result of a refinancing of ABR Loans) or on the last day of the preceding Interest Period applicable to such Borrowing and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect in the related notice delivered pursuant to Sections 2.2(b) or 2.11; provided, however, that (i) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and
(ii) no Interest Period shall end later than the Maturity Date for the Loans to which such Interest Period relates.

     "Inventory" shall mean all goods and merchandise now owned or hereafter acquired by the Borrower or any of its Subsidiaries (wherever located, whether in the possession of the Borrower or any of its Subsidiaries or of a bailee or other person for sale, storage, transit, processing, use or otherwise and whether consisting of whole goods, components, supplies, materials, returned or repossessed goods or goods consigned by the Borrower or any of its Subsidiaries to a third party) which are held for sale or lease or to be furnished (or have been furnished) under any contract of service or which are raw materials, work-in-process, finished goods or materials used or consumed in the business of the Borrower or any of its Subsidiaries or processed by or on behalf of the Borrower or any of its Subsidiaries, but expressly excluding inventory consigned to the Borrower or its Subsidiaries by third parties.

     "Inventory  Compliance  Certificate"  shall have the  meaning  set forth in
Section 5.1(t).

     "Investments" shall have the meaning set forth in Section 6.10.

     "Lender Obligations" shall mean the Revolving Obligations and the Term Obligations.

     "Lenders" shall have the meaning set forth in the Heading.

     "Lending Office" shall mean, as to each Lender, its Domestic Lending Office or its Eurodollar Lending Office, as the context may require.

     "Letter of Credit" shall mean any irrevocable letter of credit issued or outstanding under the DIP Credit Agreement and deemed issued pursuant to Section 2.5, which letter of credit shall be (i) a Standby Letter of Credit or a Documentary Letter of Credit and (ii) denominated in Dollars except as otherwise permitted pursuant to Section 2.5(a).

     "Letter of Credit Accounts" shall mean (i) with respect to Standby Letters of Credit, the account established by the Borrower under the sole and exclusive control of the Agent maintained at the office of the Agent at 425 Lexington Avenue, New York, New York 10017 designated as the "Payless Cashways, Inc. Standby Letter of Credit Account" and (ii) with respect to Documentary Letters of Credit, the account established by the Borrower under the sole and exclusive control of U.S. Bank National Association, maintained at the office of First Bank at 601 2nd Avenue South, Minneapolis, Minnesota 55402, designated the "Payless Cashways, Inc. Documentary Letter of Credit Account," each of which shall be used solely for the purposes set forth in Sections 2.5(a), 2.12(h), 7.1 and 7.2.

     "Letter of Credit Fees" shall mean the fees payable in respect of Letters of Credit pursuant to Section 2.20.

     "Letter of Credit Outstandings" shall mean, at any time, the aggregate amount of all Documentary Letter of Credit Outstandings and all Standby Letter of Credit Outstandings.

     "Lien" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind whatsoever in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "Loan" shall have the meaning set forth in Section 2.1(d).

     "Loan Documents" shall mean this Agreement, the Notes, the Letters of Credit, the Security Documents, the Hedging Agreement, the Cash Management Agreements, and any other instrument or agreement executed and delivered in connection herewith, including (without limitation) documentation between the respective Fronting Banks and the Borrower with respect to Letters of Credit.

     "Lumberjack" shall mean Lumberjack Stores, Inc.

     "Majority Lenders" shall mean the Majority Term Lenders plus the Majority Revolving Lenders; provided, that for purposes of this definition, the relevant Commitments, Loans or Participating Interests of a Lender shall be disregarded if and for so long as such Lender shall be a Defaulting Lender.

     "Majority Revolving Lenders" shall mean New Revolving Lenders holding New Revolving Loans or Participating Interests representing at least 51% of the sum of the aggregate principal amount of such Loans and Participating Interests outstanding (or, if no New Revolving Loans or Letters of Credit are outstanding, New Revolving Lenders having Commitments representing at least 51% of the Total Commitments); provided, that for purposes of this definition, the relevant Commitments, Loans or Participating Interests of a Lender shall be disregarded if and for so long as such Lender shall be a Defaulting Lender.

     "Majority Term Lenders" shall mean, at any time, New Term Lenders holding New Term Loans representing at least 51% of the aggregate principal amount of such Loans outstanding; provided, that for purposes of this definition, the Loans of a New Term Lender shall be disregarded if and for so long as such Lender shall be a Defaulting Lender.

     "Material Adverse Effect" shall mean (i) with respect to the Borrower and its Subsidiaries, any materially adverse change in the business, operations, condition (financial or otherwise), properties, assets or prospects of the Borrower and its Subsidiaries taken as a whole, or (ii) any fact or circumstance which, singly or in the aggregate, could reasonably be expected to result in (a) a materially adverse change described in clause (i) or (b) the inability of the Borrower or any of its Subsidiaries to perform in any material respect its obligations hereunder or under the other Loan Documents.

     "Maturity Date" shall mean (i) with respect to the New Revolving Loans, May 31, 2002 or such earlier date on which the Commitments shall terminate or such Loans shall become due in accordance with Section 7 and (ii) with respect to the New Term Loans, November 30, 2002, or such earlier date on which such Loans shall become due in accordance with Section 7.

     "Maximum Rate" shall have the meaning set forth in Section 2.8(b).

     "Minority   Investment"  shall  mean  any  Investment   consisting  of  the
acquisition of non-majority ownership interests in any Person.

     "Moody's" shall mean Moody's Investors Service, Inc. or if such company shall cease to issue ratings, another nationally recognized statistical rating company selected in good faith by mutual agreement of the Agent and the Borrower.

     "Mortgages" shall have the meaning set forth in Section 4.1(l).

     "Multiemployer  Plan"  shall  mean a  "multiemployer  plan" as  defined  in
Section 4001(a)(3) of ERISA to which the Borrower, any Subsidiary or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

     "Multiple Employer Plan" shall mean an employee benefit plan, other than a Multiemployer Plan, subject to Title IV of ERISA to which the Borrower, any Subsidiary or any ERISA Affiliate of the Borrower or any Subsidiary, and more than one employer other than the Borrower, any Subsidiary or an ERISA Affiliate of the Borrower or any Subsidiary, is making or accruing an obligation to make contributions or, in the event that any such plan has terminated, to which the Borrower, any Subsidiary or any ERISA Affiliate of the Borrower or any Subsidiary made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

     "Net Cash Proceeds" shall mean, with respect to any sale, lease, transfer or other disposition of property or other assets: (a) the cash proceeds received by the Borrower or any Subsidiary (including, without limitation, all cash proceeds received by way of (i) deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received and (ii) receivables and other assets retained by the Borrower as part of the sales consideration), minus (b) reasonable and customary brokerage commissions and other reasonable and customary fees and expenses (including reasonable and customary fees and expenses of counsel and investment bankers and reasonable and customary inventory liquidation costs actually paid by the Borrower or such Subsidiary) related to such financing, sale, lease or other disposition or issuance, minus (c) payments made to retire Debt (other than the Loans) secured by such assets being sold or otherwise disposed of where payment of such Debt is required in connection with such sale or disposition.

     "New Common Stock" shall have the meaning set forth in Section 4.1(u).

     "New Revolving Lender" and "New Revolving Lenders" shall have the meanings set forth in Section 2.1(d).

     "New Revolving Loans" shall have the meaning set forth in Section 2.1(d).

     "New Revolving Notes" shall mean the promissory notes of the Borrower, substantially in the form of Exhibit A-2 hereto, each payable to the order of a New Revolving Lender, evidencing New Revolving Loans.

     "New Term Lender" and "New Term Lenders" shall have the meanings set forth in Section 2.1(a).

     "New Term Loans" shall have the meaning set forth in Section 2.1(a).

     "New Term Notes" shall mean the promissory notes of the Borrower, substantially in the form of Exhibit A-1 hereto, each payable to the order of a New Term Lender, evidencing New Term Loans.

     "Notes" shall mean the New Revolving Notes and the New Term Notes.

     "Notice of Borrowing" shall have the meaning set forth in Section 2.2(b).

     "Other Amounts" shall have the meaning set forth in Section 2.8(b).

     "Other Taxes" shall have the meaning set forth in Section 2.17(b).

     "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

     "Pad Site" shall have the meaning set forth in the definition of "Permitted Pad Sale."

     "Participating  Interest"  shall mean with respect to each Letter of Credit
(i) in the case of a Fronting Bank, its interest, if any, in such Letter of Credit and any Application or draft or payment request relating thereto after giving effect to the granting of all Participating Interests therein pursuant hereto and (ii) in the case of each New Revolving Lender, its undivided interest in such Letter of Credit and any Application or draft or payment request relating thereto.

     "Paycap" shall mean Paycap Associates Limited Partnership, a Connecticut limited partnership.

     "Permitted Liens" shall mean (i) Liens imposed by law (other than Environmental Liens and any Lien imposed by ERISA) for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens (other than Environmental Liens and any Lien imposed by ERISA) imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (iii) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Debt), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts; (iv) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere materially with the ordinary conduct of the business of the Borrower and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Borrower; (v) purchase money Liens granted by the Borrower or its Subsidiaries upon Inventory of the Borrower and its Subsidiaries securing the purchase price therefor not to exceed $1,000,000 in unpaid purchase price in the aggregate for the Borrower and its Subsidiaries at any one time and purchase money Liens upon or in any other property acquired or held in the ordinary course of business to secure the purchase price of such property or to secure Debt permitted by
Section  6.2(v)  solely for the purpose
of financing the acquisition of such property and Capitalized Leases permitted by Section 6.4 and true leases on account of which financing statements have been filed; provided, that the aggregate Debt secured by all such purchase money Liens (other than Capitalized Leases) shall not exceed in the aggregate for the Borrower and its Subsidiaries $2,000,000 outstanding at any time; (vi) judgment Liens, but only to the extent that the related judgment does not constitute an Event of Default under Section 7.1(j); and; (vii) extensions, renewals or replacements of any Lien referred to in paragraphs (i) through (v) above, including in connection with the incurrence of Permitted Refinancing Debt; provided, that the principal amount of the obligation secured thereby is not increased and that any such extension, renewal or replacement Lien is limited to the property originally encumbered thereby.

     "Permitted Pad Sale" shall mean any sale of that portion (any such portion, a "Pad Site") of any real property acquired by the Borrower in excess of the portion thereof needed for the operation of the facility located on or to be constructed on such real property, as reasonably determined by the Borrower; provided, that (i) the acquisition of such real property was not prohibited by any provision of this Agreement, (ii) the aggregate acreage of all Pad Sites on any such real property does not exceed 50% of the total acreage of such real property and (iii) such sale is completed within twelve months of the acquisition of such real property.

     "Permitted Refinancing Debt" shall mean Debt incurred by the Borrower to refinance the Real Estate Financing or Synthetic Lease Obligations (or a portion thereof) in a principal amount not less than the principal amount of the obligations (or the portion thereof) being refinanced; provided, that (i) the principal amount of such Debt is not increased and such Debt is not secured by any assets of the Borrower other than the assets securing the Debt being refinanced and, in the case of a refinancing of less than the entire principal amount of the Real Estate Financing or the Synthetic Lease Obligations, such Debt is not secured by any assets of the Borrower not specifically allocated to the portion of the Real Estate Financing or the Synthetic Lease Obligations being refinanced and, in all cases, any Liens on such assets in favor of the Agent, for its benefit and the benefit of the other Secured Parties, remain in full force and effect and (ii) such Debt is incurred on terms and conditions (including financial and other covenants and events of defaults) and with a weighted average tenor which, taken as a whole, would be no less favorable to the Borrower than the terms, conditions and tenor of the Debt being refinanced as in effect on the date hereof.

     "Person" shall mean any natural person, corporation, division of a corporation, limited liability company, limited liability partnership, partnership, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

     "Plan"  shall mean an employee  benefit  plan  (other than a  Multiemployer
Plan), including any Multiple Employer Plan, which is or, in the event that any such plan has been terminated within five years after the occurrence of a transaction described in Section 4069 of ERISA, was maintained for employees of the Borrower, any Subsidiary or any ERISA Affiliate of the Borrower or any Subsidiary and is subject to Title IV of ERISA.

     "Plan of Reorganization" shall mean that certain First Amended Plan of Reorganization, filed by the Debtor in the Case on September 5, 1997, as modified on October 9, 1997 and as further modified in the Confirmation Order and on the record at the hearing with respect thereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof as in effect on the date hereof.

     "Pre-Petition Agent" shall mean CIBC, as administrative and collateral agent for the Pre-Petition Lenders, the letter of credit bank and the co-agents party to the Pre-Petition Credit Agreement.

     "Pre-Petition   Collateral"  shall  have  the  meaning  set  forth  in  the
Introductory Statement.

     "Pre-Petition Credit Agreement" shall mean that certain Amended and Restated Credit Agreement, dated as of October 3, 1996, among Payless Cashways, Inc., the Pre-Petition Lenders, the Pre-Petition Agent, the letter of credit bank and the co-agents named therein, as amended, amended and restated, supplemented or otherwise modified prior to the Effective Date.

     "Pre-Petition L/C Obligations" shall have the meaning set forth in Section 9.3(a)(iii).

     "Pre-Petition L/C Participant" shall have the meaning set forth in Section 9.14(c).

     "Pre-Petition Lenders" shall have the meaning set forth in the Introductory Statement.

     "Pre-Petition Letters of Credit" shall have the meaning set forth in the Introductory Statement.

     "Pre-Petition Loans" shall have the meaning set forth in the Introductory Statement.

     "Pre-Petition Obligations" shall mean the Pre-Petition Loans, the reimbursement obligations with respect to the Pre-Petition Letters of Credit and all other obligations of the Debtor to the Pre-Petition Agent and the Pre-Petition Lenders pursuant to the Pre-Petition Credit Agreement and all documents and agreements executed in connection therewith.

     "Pre-Petition Revolving Lenders" shall have the meaning set forth in the Introductory Statement.

     "Pre-Petition Revolving Loans" shall have the meaning set forth in the Introductory Statement.

     "Pre-Petition Term Lenders" shall have the meaning set forth in the Introductory Statement.

     "Pre-Petition Term Loans" shall have the meaning set forth in the Introductory Statement.

         "Pre-Petition Tranche A Term Loans" shall have the meaning set forth in the Introductory Statement.

     "Pre-Petition Tranche B Term Loans" shall have the meaning set forth in the Introductory Statement.

     "Property" shall have the meaning set forth in Section 6.15(a).

     "Ratable Proportion" shall mean, as to each Lender, at any time, the proportion that such Lender's share of the aggregate outstanding principal amount of Loans and Letter of Credit Outstandings, together with such Lender's share (if any) of the Unused Total Commitments at the time, bears to the sum of aggregate outstanding principal amount of all Loans and Letter of Credit Outstandings plus the Unused Total Commitments at the time, expressed as a percentage. Each Lender's Ratable Proportion on and as of the Effective Date is set forth on Annex A.

     "Real Estate Financing" shall mean the financing by UBS provided for by the UBS Loan Agreement and the other UBS Loan Documents.

     "Register" shall have the meaning set forth in Section 9.3(d).

     "Remedial Work" shall have the meaning set forth in Section 6.15(c).

     "Required Inventory" shall mean Inventory in the Borrower's possession and not subject to any Liens (except Liens in favor of the Agent and other Liens permitted by Section 6.1) which shall have a minimum aggregate FIFO Value, at least equal to $300 million after deduction of all amounts secured by such other Liens permitted by Section 6.1; provided, that no Inventory subject to Liens created pursuant to the GE Credit Program Documents or Liens on Inventory subject to a purchase money security interest of the type described in clause
(v) of the definition of Permitted Liens shall have any value ascribed to it for purposes of calculating Required Inventory.

     "Required Lenders" shall mean (i) except as provided in clause (iii) hereof, so long as any Commitments remain in effect or any New Revolving Loans or Letters of Credit remain outstanding, the Majority Revolving Lenders, (ii) if no Commitments remain in effect and no New Revolving Loans or Letters of Credit are outstanding, the Majority Term Lenders and (iii) for purposes of amending the definition of Required Inventory or the form of the Inventory Compliance Certificate or amending or waiving the provisions of Sections 4.2(f), 5.1(t) or 9.10(iv), the Majority Revolving Lenders and the Majority Term Lenders; provided, that for purposes of this definition, the relevant Commitments, Loans or Participating Interests of a Lender shall be disregarded if and for so long as such Lender shall be a Defaulting Lender.

     "Required Pre-Petition Lenders" shall mean, at any time Pre-Petition Lenders holding Pre-Petition Obligations representing in excess of sixty-six and two-thirds percent (66-2/3%) of the aggregate principal amount of such Pre-Petition Obligations outstanding and constituting more than fifty percent (50%) in number of such Pre-Petition Lenders.

     "Required Revolving Lenders" shall mean, at any time, New Revolving Lenders holding New Revolving Loans or Participating Interests representing in excess of 66-2/3% of the sum of the aggregate principal amount of such Loans and Participating Interests outstanding or, if no New Revolving Loans or Letters of Credit are outstanding, New Revolving Lenders having Commitments representing in excess of 66-2/3% of the Total Commitments; provided, that for purposes of this definition, the relevant Commitments, New Revolving Loans or Participating Interests of a New Revolving Lender shall be disregarded if and for so long as such New Revolving Lender shall be a Defaulting Lender.

     "Required Term Lenders" shall mean, at any time, New Term Lenders holding New Term Loans representing in excess of 66-2/3% of the aggregate principal amount of such Loans outstanding; provided, that for purposes of this definition, the New Term Loans of a New Term Lender shall be disregarded if and for so long as such New Term Lender shall be a Defaulting Lender.

     "Requirement of Law" shall mean, as to any Person, the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Restricted Payments" shall mean (i) any dividend or other distribution in cash or in kind on any shares of the Borrower's capital stock, (ii) any payment in cash or in kind (including, without limitation, the setting aside of assets or the deposit of funds therefor) on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Borrower's capital stock or
(b) any option, warrant or other right to acquire shares of the Borrower's capital stock, (iii) any issuance of any capital stock (or any options, warrants, rights or other equity securities relating to any capital stock) except pursuant to the Plan of Reorganization or as contemplated by Section 9.2 thereof, (iv) any payment or prepayment of principal or interest on account of Debt for Borrowed Money (other than the Loans) or the Synthetic Lease
Obligations or any purchase, defeasance, redemption, retirement or acquisition of any principal or interest on such Debt or Obligations (including, without limitation, the setting aside of assets or the deposit of funds therefor) or (v) any payment of management or consulting fees to an Affiliate of the Borrower.

     "Restructured   Obligations"   shall  mean  all  of  the  Borrower's   Term
Obligations, Cash Management Obligations and Hedging Obligations.

     "Revolving Credit Commitment" shall mean the commitment of each Lender to make New Revolving Loans and to purchase a Participating Interest in Documentary Letters of Credit and Standby Letters of Credit issued, as set forth in Section
2.1 and Section 2.2, as the same may be reduced from time to time pursuant to Sections 2.9 and 2.12.

     "Revolving Obligations" shall mean (a) the due and punctual payment of principal of and interest on the New Revolving Loans and the New Revolving Notes and the reimbursement of all amounts drawn under the Letters of Credit, and (b) the due and punctual payment of the Fees and all other present and future, fixed or contingent, monetary and performance obligations of the Borrower to the New Revolving Lenders, the Fronting Banks, the Underwriters and the Agent under the Loan Documents (other than the Term Obligations).

     "S&P" shall mean Standard & Poor's Ratings Group (a division of McGraw-Hill, Inc.) or, if such company shall cease to issue ratings, another nationally recognized statistical rating company selected in good faith by mutual agreement of the Agent and the Borrower.

     "Secured   Obligations"  shall  mean  the  Lender  Obligations,   the  Cash
Management Obligations and the Hedging Obligations and all other obligations owing to the Secured Parties (or any of them) in their capacities as such.

     "Secured Parties" shall mean the Agent, the Lenders, the Underwriters, the Fronting Banks, the Pre-Petition Lenders, the DIP Lenders, the DIP Agent, the DIP Fronting Banks, CIBC, as issuer of the Pre-Petition Letters of Credit, the Hedging Bank and the Cash Management Banks.

     "Security and Pledge Agreement"shall have the meaning set forth in Section 4.1(k).

     "Security Documents" shall mean the Security and Pledge Agreement, all Subsidiary Security Agreements, all Subsidiary Guarantees, the Mortgages and all other security agreements, mortgages, pledges and assignments at any time delivered by the Borrower or any of the Subsidiaries to the Agent pursuant to the terms of this Agreement, each as amended, amended and restated, supplemented or otherwise modified from time to time.

     "Single  Employer  Plan" shall mean a single  employer  plan, as defined in
Section 4001(a)(15) of ERISA, that (i) is maintained for employees of the Borrower or an ERISA Affiliate or (ii) was also maintained and in respect of which the Borrower could have liability under Section 4069 of ERISA in the event such Plan has been or were to be terminated.

     "Special Required Lenders" shall mean the Required Term Lenders plus New Revolving Lenders holding New Revolving Loans or Participating Interests representing in excess of 33-1/3% of the sum of the aggregate principal amount of New Revolving Loans and Participating Interests outstanding (or, if no New Revolving Loans or Letters of Credit are outstanding, New Revolving Lenders having Commitments representing in excess of 33-1/3% of the Total Commitments); provided, that the Ratable Proportion of such Lenders, taken together, at least equals 51%; provided further, that for purposes of this definition, the relevant Commitments, Loans or Participating Interests of a Lender shall be disregarded if and for so long as such Lender shall be a Defaulting Lender.

     "Standby Letter of Credit" shall mean a standby letter of credit in form and substance customarily issued by the relevant Fronting Bank from time to time and in form and substance acceptable to the Agent and the relevant Fronting Bank and issued for such purposes for which the

Borrower has historically obtained standby letters of credit, or for such other purposes as are reasonably acceptable to the Agent and the relevant Fronting Bank.

     "Standby Letter of Credit Fronting Bank" shall mean the Fronting Bank which has committed to issue Standby Letters of Credit hereunder.

     "Standby Letter of Credit Outstandings" shall mean, at any time, the sum of
(i) the aggregate undrawn stated amount of all Standby Letters of Credit then outstanding plus (ii) all amounts theretofore drawn under Standby Letters of Credit and not then reimbursed.

     "Statutory Reserves" shall mean on any date the percentage (expressed as a decimal) established by the Board and any other banking authority which is the then stated maximum rate for all reserves (including, but not limited to, any emergency, supplemental or other marginal reserve requirements) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency Liabilities (or any successor category of liabilities under Regulation D issued by the Board, as in effect from time to time). Such reserve percentages shall include, without limitation, those imposed pursuant to said Regulation. The Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in such percentage.

     "Subsidiary" shall mean, with respect to any Person (herein referred to as the "parent"), any corporation, association or other business entity (whether now existing or hereafter organized) of which at least a majority of the securities or other ownership interests having ordinary voting power for the election of directors is, at the time as of which any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

     "Subsidiary Guarantee" shall mean the guarantee, substantially in the form of Exhibit E hereto, to be entered into between each Subsidiary (whether now existing or hereafter formed, purchased or otherwise acquired) and the Agent for the benefit of the Secured Parties, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

     "Subsidiary Security Agreement" shall mean the security agreement, substantially in the form of Exhibit F hereto, to be made by each Subsidiary (whether now existing or hereafter formed, purchased or otherwise acquired) in favor of the Agent, for the benefit of the Secured Parties, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

     "Substantial Consummation" shall have the meaning set forth in Section 1101 of the Bankruptcy Code.

     "Survey" shall mean a current survey of the real property covered by any Mortgage certified to the Agent and the title insurance company insuring the Mortgage and in form and substance satisfactory to the Agent and the title insurance company, or in lieu thereof, a copy of the existing survey and, if required by the title insurance company insuring such Mortgage, an affidavit in form and substance satisfactory to such title company to remove any exceptions in the Title Policy with respect to the absence of a current certified survey.

     "Synthetic Lease Banks" shall mean the banks and financial institutions party to the Synthetic Lease Loan Documents and their successors and assigns.

     "Synthetic Lease Loan Agreement" shall mean that certain Loan Agreement, dated on or about the Effective Date, among the Borrower, the Synthetic Lease Banks and BA Leasing & Capital Corporation, as agent for the Synthetic Lease Banks, as the same may be amended, amended and restated, supplemented or otherwise modified to the extent permitted by this Agreement.

     "Synthetic Lease Loan Documents" shall mean the Synthetic Lease Loan Agreement, the Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing Statement from the Borrower in favor of the agent for the Synthetic Lease Banks for the Borrower's property located in Bloomington, Indiana and in Overland Park, Kansas and the Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing Statement from the Borrower in favor of the agent for the Synthetic Lease Banks for the Borrower's property located in Las Vegas, Nevada and any and all documents, agreements and instruments related thereto, each as amended, amended and restated, supplemented or otherwise modified to the extent permitted by this Agreement.

     "Synthetic Lease Obligations" shall mean the obligations of the Borrower under the Synthetic Lease Loan Documents.

     "Taxes" shall have the meaning set forth in Section 2.17.

     "Temporary Cash Investments" shall mean any Investment in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of the acquisition thereof by the Borrower or a Subsidiary, or (ii) (x) commercial paper rated in the highest grade (A1+/P1 or its equivalent) by S&P or Moody's or (y) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company that has capital, surplus and undivided profits aggregating at least U.S. $500,000,000, and whose long term Debt is rated A or higher by S&P and A2 or higher by Moody's, in each case maturing within 180 days from the date of acquisition thereof by the Borrower or a Subsidiary.

     "Term Obligations" shall mean the due and punctual payment of principal of and interest on the New Term Loans and all other present and future, fixed or contingent, monetary and performance obligations owed to the New Term Lenders and the Agent under the Loan Documents with respect to the New Term Loans.

     "Title Policy" shall mean a mortgage policy of title insurance (ALTA or the equivalent) insuring the first or second priority Lien of a Mortgage (as the case may be) in favor of the Agent, in form and substance and issued by title insurers satisfactory to the Agent and containing no exceptions to coverage other than matters satisfactory to the Agent in its judgment reasonably exercised.

     "Total Commitments" shall mean, at any time, the sum of the Commitments at such time.

     "Trade Payables" shall mean accounts payable in respect of Inventory purchases by the Borrower or any Subsidiary.

     "Trademarks" shall mean (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, service names, trade styles, service marks, logos and other source or business identifiers owned by the Borrower or any Subsidiary, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise and (b) all renewals thereof.

     "Transferee" shall have the meaning set forth in Section 2.17.

     "Type" when used in respect of any Loan or Borrowing shall refer to the rate of interest by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "rate" shall mean the Adjusted LIBOR Rate and the Alternate Base Rate.

     "UBS" shall mean UBS Mortgage Finance, Inc. (as the successor-in-interest to The Prudential Insurance Company of America) and UBS' successors and assigns.

     "UBS Collateral" shall mean the real property listed on Schedule 1.1(c) annexed hereto, together with the improvements, fixtures and appurtenances relating thereto, which is collateral for the Real Estate Financing.

         "UBS Loan Agreement" shall mean that certain Amended and Restated Loan Agreement, dated on or about the Effective Date, between the Borrower and UBS, as the same may be amended, amended and restated, supplemented or otherwise modified to the extent permitted by this Agreement.

         "UBS Loan Documents" shall mean the UBS Loan Agreement, each of the mortgages and deeds of trust heretofore delivered with respect to the UBS Collateral, as modified as of the Effective Date, and any and all documents, agreements and instruments related thereto, each as amended, amended and restated, supplemented or otherwise modified to the extent permitted by this Agreement.

     "UCC" shall mean the Uniform Commercial Code as in effect at the relevant time in the relevant jurisdiction.

     "Underwriters" shall mean CIBC Oppenheimer, NationsBank, N.A., Goldman Sachs Credit Partners, L.P. and Lehman Commercial Paper Inc.

     "Uniform Customs" shall mean the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, or any successor publication, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

     "Unsupported Trade Payables" shall mean Trade Payables (i) which are unsecured (whether by way of cash deposits, purchase money security interests or otherwise), (ii) the payment of which is not backed by any letters of credit, guarantees or other forms of credit support or enhancement and (iii) which are not claims as to which the obligee is entitled to reclamation rights pursuant to the UCC or Section 546(c) of the Bankruptcy Code.

     "Unsupported Trade Standby Letter of Credit" shall have the meaning set forth in Section 2.5.

     "Unused  Total   Commitment"  shall  mean,  at  any  time,  (i)  the  Total
Commitments less (ii) the sum of (x) the aggregate outstanding principal amount of all New Revolving Loans and (y) the aggregate Letter of Credit Outstandings.

     "Vehicles" shall mean all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state or other jurisdiction and, in any event, shall include, without limitation, the vehicles listed on Schedule 7 to the Security and Pledge Agreement and any Subsidiary Security Agreements and all tires and other appurtenances to any of the foregoing.

     "Voting Shares" shall mean, with respect to any Person, shares of capital stock of any class or classes (however designated) having general voting power for the election of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     "Withdrawal Liability" shall have the meaning specified under Part I of Subtitle E of Title IV of ERISA.

     "ZR&G" shall have the meaning set forth in Section 9.5.

     Section 1.2 Terms Generally. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Sections, Exhibits and Schedules shall be deemed references to Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all accounting or financial terms used herein shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with any covenant set forth in Section 6, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in the Borrower's audited financial statements referred to in Section 3.4.

SECTION 2.         AMOUNT AND TERMS OF CREDIT.

     Section 2.1. Assumption and Restructuring of Secured Obligations (other than Letters of Credit); Amortization of New Term Loans; Commitment to Lend.

          (a) Subject to the terms and conditions and relying upon the representations, warranties and covenants set forth herein, each of the parties agrees that, as of the Effective Date, the Pre-Petition Credit Agreement is hereby amended and restated and a portion of the Pre-Petition Term Loans and the Pre-Petition Revolving Loans extended by the Pre-Petition Lenders pursuant to the Pre-Petition Credit Agreement are hereby assumed by the Borrower and restructured on the terms and conditions contained herein (such portion of the Pre-Petition Term Loans and Pre-Petition Revolving Credit Loans, as
restructured, being hereinafter referred to as the "New Term Loans"). The principal amount of the Pre-Petition Loans restructured by each Pre-Petition Lender (such Pre-Petition Lender, after the Effective Date, being hereinafter referred to as a "New Term Lender" and, collectively, the "New Term Lenders") as New Term Loans shall be determined in accordance with the definition of "New Term Notes" contained in the Plan of Reorganization and shall be in such amount as is set forth opposite its name on Schedule 1.1(a) annexed hereto. The Borrower confirms and agrees that it is truly and justly indebted to the Pre-Petition Lenders (which are the New Term Lenders) in the aggregate amount of the Pre-Petition Loans and the Pre-Petition Letters of Credit, without defense, offset or counterclaim of any kind whatsoever. Pursuant to the Plan of Reorganization, principal amounts outstanding on the Effective Date with respect to the portion of the Pre-Petition Obligations equal to the aggregate principal amount of the New Term Loans shall be deemed to be principal amounts outstanding with respect to the New Term Loans, as of the Effective Date.

          (b) The outstanding principal amount of the New Term Loans shall be payable in annual installments of $3,000,000 on September 15 of each year, commencing September 15, 1998. To the extent not previously paid, all New Term Loans shall be due and payable on the Maturity Date. Each principal payment on the New Term Loans pursuant to this Section shall be accompanied by accrued interest on the principal amount paid to but excluding the date of payment. Without limiting its obligations under the first sentence of this Section or
Section 2.12, the Borrower unconditionally promises to pay the unpaid principal amount of the New Term Loans on the Maturity Date.

          (c) Subject to the terms and conditions and relying upon the representations, warranties and covenants set forth herein, each of the parties agrees that, as of the Effective Date, the DIP Credit Agreement is hereby amended and restated and the DIP Revolving Credit Loans and the DIP Letters of Credit are hereby assumed by the Borrower and restructured as provided in
Section 2.5(b). The Borrower confirms and agrees that it is truly and justly indebted to the DIP Lenders (which are the New Revolving Lenders) in the aggregate amount of the DIP Revolving Loans without defense, offset or counterclaim of any kind whatsoever. Principal amounts outstanding on the

Effective Date with respect to the DIP Revolving Loans shall be deemed to be principal amounts outstanding with respect to the New Revolving Loans, as of the Effective Date. (1)

          (d) Subject to the terms and conditions and relying upon the representations, warranties and covenants set forth herein, each DIP Lender (such DIP Lender, after the Effective Date, hereinafter referred to as a "New Revolving Lender" and collectively, the "New Revolving Lenders") agrees severally and not jointly with the other New Revolving Lenders to make revolving credit loans (each a "New Revolving Loan" and, collectively, the "New Revolving Loans" and, together with the New Term Loans, the "Loans") to the Borrower and to participate in Letters of Credit issued by the relevant Fronting Bank at any time and from time to time during the period commencing on the Effective Date and ending on the Maturity Date of the New Revolving Loans in an aggregate principal amount not to exceed the Commitment of such Lender. Without limiting its obligations under Section 2.12, the Borrower unconditionally promises to pay the unpaid principal amount of the New Revolving Loans on the Maturity Date. At no time shall the sum of the then outstanding aggregate principal amount of the New Revolving Loans plus the then aggregate Letter of Credit Outstandings exceed the Total Commitments of $150,000,000, as the same may be reduced from time to time pursuant to Sections 2.9 or 2.12, as the case may be. In addition, at no time shall the sum of the then outstanding aggregate principal amount of New Revolving Loans plus the then aggregate Standby Letter of Credit Outstandings exceed an amount equal to the Total Commitments minus the Documentary Reserve.

          (e) Each Borrowing of New Revolving Loans shall be made by the New Revolving Lenders pro rata in accordance with their respective Commitments; provided, that the failure of any New Revolving Lender to make any New Revolving Loan shall not in itself relieve the other New Revolving Lenders of their obligations to lend.

          (f) Subject to the terms and conditions and relying upon the representations, warranties and covenants set forth herein, each of the Cash Management Banks and the Borrower agree that their respective Cash Management Agreements, as in effect immediately prior to the Effective Date, shall continue in effect from and after the Effective Date in accordance with their respective terms and the Hedging Bank and the Borrower agree that the Hedging Agreement, as in effect immediately prior to the Effective Date, shall continue in effect from and after the Effective Date in accordance with its terms.

     Section 2.2. Making of Loans.

          (a) Except as contemplated by Section 2.8, Loans shall be either ABR Loans or Eurodollar Loans as the Borrower may request subject to and in accordance with this Section; provided, that all Loans made pursuant to the same Borrowing shall, unless otherwise specifically provided herein, be Loans of the same Type. Each New Revolving Lender may fulfill its Commitment (and with respect to the conversion of any New Term Loans, each New Term Lender may convert such Loans) with respect to any Eurodollar Loan or ABR Loan by causing any Lending Office of such Lender to make (or convert, as the case may be) such Loan; provided, that any such use of a Lending

Office shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of the applicable Note. Each Lender shall, subject to its overall policy considerations, use reasonable efforts (but shall not be obligated) to select a Lending Office which will not result in the payment of increased costs by the Borrower pursuant to Section 2.14. Subject to the other provisions of this Section and the provisions of Section 2.11, Borrowings of Loans of more than one Type may be incurred at the same time; provided, that no more than five (5) Borrowings of Eurodollar Loans may be outstanding at any time.

          (b) The Borrower shall give the Agent prior notice of each Borrowing hereunder of at least three Business Days for Eurodollar Loans and one Business Day for ABR Loans (except as provided in the last sentence of this Section) by delivering a notice of borrowing in substantially the form of Exhibit I hereto (a "Notice of Borrowing"), including with respect to the New Term Loans deemed made on the Effective Date. Such Notice of Borrowing shall be irrevocable and shall specify the amount of the proposed Borrowing (which shall not be less than $5,000,000 in the case of Eurodollar Loans and $1,000,000 in the case of ABR Loans) and the date thereof (which shall be a Business Day) and shall contain disbursement instructions. Such Notice of Borrowing, to be effective, must be received by the Agent not later than 12:00 noon, New York City time, on the third Business Day in the case of Eurodollar Loans and the first Business Day in the case of ABR Loans, preceding the date on which such Borrowing is to be made except as provided in the last sentence of this Section. Such Notice of Borrowing shall specify whether the Borrowing then being requested is to be a Borrowing of ABR Loans or Eurodollar Loans and, in the case of Eurodollar Loans, the length of the applicable Interest Period. If no election is made as to the Type of Loan, such Notice of Borrowing shall be deemed a request for Borrowing of ABR Loans. The Agent shall promptly notify each Lender of its proportionate share of such Borrowing, the date of such Borrowing, the Type of Borrowing or Loans being requested and the Interest Period or Interest Periods applicable thereto, as appropriate. On the borrowing date specified in such Notice of Borrowing, each Lender shall make its share of the Borrowing available at the office of the Agent at 425 Lexington Avenue, New York, New York 10017, no later than 12:00 noon, New York City time, in immediately available funds. Upon receipt of the funds made available by the Lenders to fund any Borrowing hereunder, the Agent shall disburse such funds in the manner specified in the Notice of Borrowing delivered by the Borrower and shall use reasonable efforts to make the funds so received from the Lenders available to the Borrower no later than 2:00 p.m. New York City time (other than as provided in the following sentence). With respect to ABR Loans of $10,000,000 or less, the Lenders shall make such Borrowings available to the Agent for the account of the Borrower by 4:00 p.m., New York City time, on the same Business Day that the Borrower gives notice to the Agent of such Borrowing if the Agent receives such notice from the Borrower by 12:00 noon, New York City time.

          (c) On the date of each New Revolving Loan, the Agent shall be authorized (but not obligated except pursuant to Section 2.5(h)) to advance, for the account of each of the New Revolving Lenders, the amount of the New Revolving Loan to be made by it in accordance with its Commitment hereunder. Should the Agent do so, each of the New Revolving Lenders agrees forthwith to reimburse the Agent in immediately available funds for the amount so advanced on its behalf by the Agent, together with interest at the Federal Funds Rate if not so reimbursed on the date due from and including such date but not including the date of reimbursement.

          (d)  Any  amounts  received  by the  Agent  in  connection  with  this
Agreement or the Notes (other than amounts to which the Agent is entitled pursuant to Sections 2.18, 8.6, 9.5 and 9.6) shall be credited to the relevant Lenders, as promptly as practicable after collection by the Agent, in immediately available funds either by wire transfer or deposit in that Lender's correspondent account with the Agent, as such Lender and the Agent shall from time to time agree.

     Section 2.3. Notes; Repayment of Loans. The New Term Loans and the New Revolving Loans made by each Lender shall be evidenced by a New Term Note or a New Revolving Note, as the case may be, duly executed on behalf of the Borrower, dated the Effective Date or the date of the effectiveness of the applicable Assignment and Acceptance, as the case may be, substantially in the form of Exhibits A-1 or A-2 hereto, respectively, payable to the order of such Lender in an aggregate principal amount equal to the relevant New Term Lender's New Term Loans, in the case of its New Term Note, and in an aggregate principal amount equal to the relevant New Revolving Lender's Commitment, in the case of its New Revolving Note. The outstanding principal balance of the New Term Loans, as evidenced by the New Term Notes, shall be payable as provided in Sections 2.1 and 2.12 and on the Maturity Date. New Revolving Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided, that the outstanding principal balance of all of the New Revolving Loans, as evidenced by the New Revolving Notes, shall be payable on the Maturity Date. Each Note shall bear interest from the date thereof on the outstanding principal balance thereof as set forth in Section 2.4. Each Lender shall, and is hereby authorized by the Borrower to, endorse on the schedule attached to each Note delivered to such Lender (or on a continuation of such schedule attached to such Note and made a part thereof), or otherwise to record in such Lender's internal records, an appropriate notation evidencing the date and amount of each Loan from such Lender, each payment and prepayment of principal of any such Loan, each payment of interest on any such Loan and the other information provided for on such schedule; provided, that the failure of any Lender to make such a notation or any error therein shall not affect the obligation of the Borrower to repay the Loans made by such Lender and such other amounts in accordance with the terms of this Agreement and the applicable Notes.

     Section 2.4. Interest on Loans.

          (a) Subject to the provisions of Section 2.8, each ABR Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Alternate Base Rate plus 1-1/2%.

          (b) Subject to the provisions of Section 2.8, each Eurodollar Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal, during each Interest Period applicable thereto, to the Adjusted LIBOR Rate for such Interest Period in effect for such Borrowing plus 2-1/2%.

          (c) Accrued interest on all Loans shall be payable in arrears on each Interest Payment Date applicable thereto, on the Maturity Date for the affected Loans, after the Maturity Date for the affected Loans on demand, upon the Borrower's optional termination of the Total Commitments and (with respect to Eurodollar Loans) upon any repayment or prepayment thereof (on the amount prepaid).

     Section 2.5.  Letters of Credit.

          (a) Subject to the terms and conditions and relying upon the representations, warranties and covenants set forth herein, each of the undrawn DIP Documentary Letters of Credit is hereby deemed to be issued as and shall be a Documentary Letter of Credit as of the Effective Date in the principal amount of such Documentary Letter of Credit immediately prior to the Effective Date. Upon the terms and subject to the conditions herein set forth, the Borrower may request the Documentary Letter of Credit Fronting Bank, at any time and from time to time after the Effective Date hereof and prior to the Maturity Date for the New Revolving Loans, to issue for Approved Purposes, and subject to the terms and conditions contained herein, such Fronting Bank shall issue, for the account of the Borrower one or more Documentary Letters of Credit; provided, that no Documentary Letter of Credit shall be issued if, after giving effect to such issuance, the aggregate Documentary Letter of Credit Outstandings would exceed the lesser of $15,000,000 (or, if less, the Total Commitments as then in effect) or the Documentary Reserve and provided further, that unless the Documentary Letter of Credit Fronting Bank shall have received written notice from the Agent at least one Business Day prior to the date with respect to which the Borrower has requested issuance of a Documentary Letter of Credit that not all of the conditions to issuance of Documentary Letters of Credit have been satisfied, the Documentary Letter of Credit Fronting Bank may assume that all such conditions have been satisfied and may issue the requested Documentary Letter of Credit for the account of the Borrower. The Borrower hereby designates $10,000,000 as the initial reserve for the issuance of Documentary Letters of Credit (the "Documentary Reserve"). The Borrower may increase or decrease the amount of the Documentary Reserve in an amount equal to $1,000,000 or any integral multiple thereof upon ten (10) Business Days prior written notice to the Agent and the Documentary Letter of Credit Fronting Bank; provided, that in no event shall the Documentary Reserve exceed $15,000,000 or be less than the Documentary Letter of Credit Outstandings and provided further, that (i) if any requested increase in the Documentary Reserve would cause the then outstanding aggregate principal amount of the New Revolving Loans to be in excess of the amount permitted pursuant to the last sentence of Section 2.1(d) or (ii) any requested decrease would cause the Documentary Reserve to be less than the Documentary Letter of Credit Outstandings, then the Agent shall notify the
Documentary Letter of Credit Bank of either such result and such increase or decrease (as the case may be) shall not be effective until the then outstanding aggregate principal amount of the New Revolving Loans, or of the Documentary Letter of Credit Outstandings (as the case may be) has been repaid to the extent necessary and the Documentary Letter of Credit Fronting Bank has been notified in writing by the Agent that such increase or decrease (as the case may be) is effective. Each Documentary Letter of Credit shall (i) be denominated in Dollars or in a foreign currency acceptable to the Documentary Letter of Credit Fronting Bank and (ii) expire no later than the earlier of the date that is 180 days after the date of issuance thereof and the date that is fourteen days prior to the scheduled Maturity Date for the New Revolving Loans. The Borrower shall at all times maintain a minimum balance of at least $25,000 in the Letter of Credit Account of the Documentary Letter of Credit Fronting Bank, and the Borrower hereby authorizes the Documentary Letter of Credit Fronting Bank to debit such Letter of Credit Account to reimburse itself with respect to drafts drawn under Documentary Letters of Credit and unpaid fees, costs and expenses incurred by the Documentary Letter of Credit Fronting Bank in connection therewith (whereupon the Borrower shall forthwith deposit such additional funds in such Letter of Credit Account, if any, as shall be necessary to achieve such minimum balance).

          (b) (i) Subject to the terms and conditions and relying upon the representations, warranties and covenants set forth herein, each of the undrawn DIP Standby Letters of Credit is hereby deemed to be issued and shall be a Standby Letter of Credit as of the Effective Date in the principal amount of such Letter of Credit immediately prior to the Effective Date (and any increase in the principal amount thereof pursuant to the provisions of such Letters of Credit as in effect on the Effective Date shall also constitute Standby Letter of Credit Outstandings for purposes of this Agreement). Upon the terms and subject to the conditions herein set forth, the Borrower may request the Standby Letter of Credit Fronting Bank, at any time and from time to time after the date hereof and prior to the Maturity Date for the New Revolving Loans, to issue, and subject to the terms and conditions contained herein, such Fronting Bank shall issue, for the account of the Borrower one or more Standby Letters of Credit; provided, that no Standby Letter of Credit shall be issued if after giving effect to such issuance the aggregate Standby Letter of Credit Outstandings would exceed $25,000,000 (or, if less, the Total Commitments as then in effect) and provided further, that no Standby Letter of Credit shall be issued if the Standby Letter of Credit Fronting Bank shall have received notice from the Agent or the Majority Revolving Lenders that the conditions to such issuance have not been met;

               (ii) Notwithstanding the foregoing, no Standby Letters of Credit may be issued to support Trade Payables except as follows: (x) not more than $5,000,000 of Standby Letters of Credit in the aggregate at any one time outstanding may be issued to individuals or entities supplying Inventory to the Borrower or any Subsidiary to support or otherwise assure their payment obligations in respect of Trade Payables owing to such suppliers (and all such Standby Letters of Credit shall require the beneficiary thereof to certify, as a condition to drawing under such Standby Letter of Credit, that such beneficiary is drawing thereunder in respect of Trade Payables of the Borrower or any Subsidiary which are past due) and (y) a single Standby Letter of Credit in an amount not to exceed $10,000,000 may be issued to an agent or trustee for the benefit of the holders of the Borrower's Unsupported Trade Payables (the "Unsupported Trade Standby Letter of Credit");

               (iii) If issued, the Unsupported Trade Standby Letter of Credit shall (x) expire no later than the first anniversary of the Effective Date (unless prior to such first anniversary (A) the Borrower commences a Chapter 11 Case under the Bankruptcy Code, in which case the expiry date of the Unsupported Trade Standby Letter of Credit shall be the earliest to occur of (1) 60 days after the conversion of such Chapter 11 Case to a Chapter 7 Case, (2) 60 days after the confirmation of a plan of reorganization in such Chapter 11 Case providing for the sale of all or substantially all of the assets of the Borrower and (3) the date of the consummation of any other plan of reorganization in such Chapter 11 Case) or (B) the board of directors of the Borrower has adopted by formal resolution a plan of liquidation which provides for the sale of all or substantially all of the assets of the Borrower, in which case the Unsupported Trade Standby Letter of Credit shall expire 60 days after the date the board of directors of the Borrower adopts such a resolution;

               (iv) The Unsupported Trade Standby Letter of Credit shall also require that the beneficiary thereof certify, as a condition to drawing thereunder, that (x) the Borrower has commenced or is subject to a Chapter 7 Case under the Bankruptcy Code (or the Borrower has commenced or is subject to a Chapter 11 Case under the Bankruptcy Code which has been converted to a Chapter 7 Case) or a plan of reorganization in a Chapter 11 Case of the Borrower has been confirmed which provides for the sale of all or substantially all of the assets of the Borrower; or the board of directors of the Borrower has adopted by formal resolution a plan of liquidation which provides for the sale of all or substantially all of the assets of the Borrower; or all or substantially all of the assets of the Borrower (or the proceeds thereof) have been transferred to some or all of the Secured Parties pursuant to judicial or non-judicial foreclosure proceedings, a deed or deed in lieu of foreclosure or execution or levy and (y) the amount of such drawing does not exceed 25% of the Borrower's Unsupported Trade Payables on the date of such drawing; and

               (v) Except as set forth in clause (iii) above with respect to the Unsupported Trade Standby Letters of Credit, each Standby Letter of Credit shall
(x) be denominated in Dollars and (y) expire no later than the earlier of the date which is one year after the date of issuance thereof and the scheduled Maturity Date for the New Revolving Loans (provided, that such Letter of Credit (other than the Unsupported Trade Standby Letter of Credit) may provide that it may be extended with the consent of the Standby Letter of Credit Fronting Bank for a period of no more than one year (but in no event beyond the scheduled Maturity Date for the New Revolving Loans)).

          (c) Each Letter of Credit shall be subject to (i) the Uniform Customs and (ii) as to matters not addressed by the Uniform Customs, the law of the State of New York (or, if a Fronting Bank so elects, the law of the jurisdiction in which the office from which it issues its Letters of Credit is located).

          (d) No Fronting Bank shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Fronting Bank or any New Revolving Lender to exceed any limits imposed by, any applicable Requirement of Law.

          (e) The Borrower shall pay to each Fronting Bank, in addition to such other fees and charges as are specifically provided for in Section 2.20 hereof, such fees and charges in connection with the issuance and processing of the Letters of Credit issued by such Fronting Bank as are customarily imposed by such Fronting Bank from time to time in connection with letter of credit transactions in the amounts, at the times and in such manner as shall be specified by such Fronting Bank in accordance with its judgment reasonably exercised.

          (f) Drafts drawn under each Letter of Credit shall be reimbursed by the Borrower in Dollars (i) on the same day if the relevant Fronting Bank shall have notified the Borrower prior to 11:00 a.m. (New York City time) and (ii) in all other cases, not later than the first Business Day following the date of drawing. Drafts drawn under each Letter of Credit shall bear interest from the date of drawing until the first Business Day following the date of draw at a rate per annum equal to the Alternate Base Rate plus 1-1/2% and thereafter until reimbursed in full at a rate per annum equal to the Alternate Base Rate plus 3-1/2% (computed on the basis of the actual number of days elapsed over any year of 360 days). The Borrower shall effect such reimbursement (x) if such draw occurs prior to the Maturity Date for the New Revolving Loans (or the earlier date of termination of the Total Commitments), in cash or through a Borrowing (or deemed Borrowing) of New Revolving Loans without regard to whether or not the Borrower is able to satisfy the conditions precedent set forth in Section
4.2 unless the making of such Loans is stayed by a court of competent jurisdiction or otherwise not permitted by, or the obligation of the Borrower to repay the same is not enforceable under, applicable law (provided, that if such drawing relates to a Documentary Letter of Credit, such a Borrowing of New Revolving Loans shall only be made if the Documentary Letter of Credit Bank notifies the Agent that it has not otherwise been reimbursed by the Borrower in respect of such drawing) or (y) if such drawing occurs on or after the Maturity Date for the New Revolving Loans, in cash. Each New Revolving Lender agrees to make the Loans described in clause (x) of the preceding sentence notwithstanding a failure to satisfy the applicable lending conditions thereto or the provisions of Section 2.1 or the occurrence of the Maturity Date for the New Revolving Loans.

          (g) Immediately upon the issuance of any Letter of Credit by any Fronting Bank, such Fronting Bank shall be deemed to have sold to each New Revolving Lender other than such Fronting Bank and each such other New Revolving Lender shall be deemed unconditionally and irrevocably to have purchased from such Fronting Bank, without recourse or warranty, an undivided Participating Interest, to the extent of such Lender's Commitment Percentage, in such Letter of Credit, each drawing thereunder and the obligations of the Borrower under this Agreement with respect thereto. Upon any change in the Commitments pursuant to Section 9.3, it is hereby agreed that with respect to all Letter of Credit Outstandings, there shall be an automatic adjustment to the participations hereby created to reflect the new Commitment Percentages of the assigning and assignee New Revolving Lenders. Any action taken or omitted by a Fronting Bank under or in connection with a Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Fronting Bank any resulting liability to any other New Revolving Lender.

          (h) In the event that a Fronting Bank makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to such Fronting Bank pursuant to this Section, such Fronting Bank shall promptly notify the Agent (and, if the drawing resulting in such payment was made after the stated expiry date of such Letter of Credit, shall certify that such Fronting Bank obtained the consent of the Borrower to such payment), whereupon the Agent shall promptly notify each New Revolving Lender of such failure. In such case, each New Revolving Lender is authorized (and the Borrower does hereby so authorize each New Revolving Lender) to and shall promptly make an ABR Loan to the Borrower by making the proceeds thereof available to the Agent in the amount of such New Revolving Lender's Commitment Percentage of such unreimbursed amount without regard to whether or not the Borrower is able to satisfy the conditions precedent set forth in Section 4.2 unless the making of such Loans is stayed by a court of competent jurisdiction or otherwise not permitted by, or the obligation of the Borrower to repay the same is not enforceable under, applicable law. If such Fronting Bank so notifies the Agent, and the Agent so notifies the New Revolving Lenders, prior to 11:00 a.m. (New York City time) on any Business Day, each New Revolving Lender shall make available to the Agent the amounts required hereby, and the Agent shall make available to the relevant Fronting Bank the total unreimbursed amount, in each case on such Business Day and in same day funds. Notwithstanding the failure of any New Revolving Lender to make available to the Agent such New Revolving Lender's Commitment Percentage of the total Loan to be made to the Borrower, the Agent shall promptly remit to the Fronting Bank the proceeds of such Loan in the amount of the unreimbursed draw, in each case in Dollars and in the same day funds.

     In the event that the making of any New Revolving Loan is stayed by a court of competent jurisdiction, or the Majority Revolving Lenders and the Agent reasonably determine that the making of a New Revolving Loan is not permitted by, or the obligation of the Borrower to repay the same is not enforceable under, applicable law, each New Revolving Lender shall promptly and unconditionally pay to the Agent for the account of the Fronting Bank the amount of such New Revolving Lender's Commitment Percentage of the unreimbursed payment and the Agent shall promptly and unconditionally pay to the Fronting Bank the amount of such unreimbursed payment in each case in Dollars and in the same day funds. If such Fronting Bank so notifies the Agent, and the Agent so notifies the New Revolving Lenders, prior to 11:00 a.m. (New York City time) on any Business Day, each New Revolving Lender shall make available to the Agent, and the Agent shall make available to the relevant Fronting Bank the total unreimbursed amount in each case on such Business Day and in same day funds.

     If and to the extent such Lender shall not have so made its Commitment Percentage of the amount of any New Revolving Loan or payment available to the Agent, or the Agent shall not have made the amount of such payment available to the relevant Fronting Bank, such New Revolving Lender agrees to pay to the Agent, and the Agent agrees to pay to such Fronting Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the party entitled thereto at the Federal Funds Rate. The failure of any New Revolving Lender to make available to the Agent its Commitment Percentage of any New Revolving Loan required to be made pursuant to this Section or any payment under any Letter of Credit shall not relieve any other New Revolving Lender of its obligation hereunder to make available to the Agent its Commitment Percentage of such New Revolving Loan or payment under any Letter of Credit, nor shall it relieve the Agent of its obligation hereunder to make the amount of such payment available to the relevant Fronting Bank, in each case on the date required, as specified above, but no New Revolving Lender shall be responsible for the failure of any other New Revolving Lender to make available to the Agent such other New Revolving Lender's Commitment Percentage of any such New Revolving Loan or such payment. Whenever a Fronting Bank receives a payment of a reimbursement obligation as to which it has received any payments from the New Revolving Lenders pursuant to this Section, such Fronting Bank shall pay to each Lender which has paid its Commitment Percentage thereof, in Dollars and in same day funds, an amount equal to such New Revolving Lender's Commitment Percentage thereof.

          (i) First Bank in its capacity as the Documentary Letter of Credit Fronting Bank, may terminate its obligation to issue Documentary Letters of Credit upon sixty days' written notice to the Agent of such termination. If CIBC resigns as Agent, First Bank shall be deemed to have terminated its obligation to issue Documentary Letters of Credit, effective as of the effective date of CIBC's resignation as Agent, unless it otherwise notifies the Borrower and the successor Agent in writing of its decision to remain as Documentary Letter of Credit Fronting Bank.

     Section 2.6. Procedure for Issuance of Letters of Credit. (a) The Borrower may from time to time request that a Fronting Bank issue a Letter of Credit by delivering to such Fronting Bank, at its address for notices referred to in
Section 9.1, an Application therefor, completed to the satisfaction of such Fronting Bank (which completion may occur by means of any electronic system operated by such Fronting Bank), and such other certificates, documents and other papers and information as such Fronting Bank may request. Each Application for a Documentary Letter of Credit shall specify the documents, certificates and any other items required to be presented as a condition for acceptance of a draft drawn on, or other payment request made with respect to, the Documentary Letter of Credit Fronting Bank pursuant to such Documentary Letter of Credit. Upon receipt of any Application, the relevant Fronting Bank will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures, subject to the terms and conditions hereof, and shall, subject to the terms and conditions hereof, promptly issue the Letter of Credit requested thereby (but in no event shall a Fronting Bank (unless it otherwise agrees) be required to issue any Letter of Credit earlier than two Domestic Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by such Fronting Bank and the Borrower. Such Fronting Bank shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. Each Fronting Bank will periodically (but in any event on the last Business Day of each month) report to the Agent regarding Letter of Credit issuance activity, and the Agent will periodically (but in any event on the last Business Day of each month) report to the Lenders regarding Letter of Credit issuance activity. Unless the Documentary Letter of Credit Fronting Bank shall have received written notice from the Agent at least one Business Day prior to the date with respect to which the Borrower has requested issuance of a Documentary Letter of Credit that not all of the conditions to issuance of Documentary Letters of Credit have been satisfied, the Documentary Letter of Credit Fronting Bank may assume that all such conditions have been satisfied.

          (b) To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Agreement, the provisions of this Agreement shall control.

     Section 2.7. Nature of Letter of Credit Obligations Absolute. The obligations of the Borrower to reimburse the Fronting Banks and the New Revolving Lenders for drawings made under any Letter of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation: (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary of any Letter of Credit or against the relevant Fronting Bank or any of the New Revolving Lenders, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction; (iii) payment by the relevant Fronting Bank against any draft, demand, certificate or other document presented under any Letter of Credit which proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by the relevant Fronting Bank of any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit (including, without limitation, payment by the Fronting Bank in accordance with its usual practices and procedures, subsequent to the expiry date of a Letter of Credit, as long as the Fronting Bank has obtained the consent of the Borrower thereto and has not been notified in writing by the Agent or a New Revolving Lender of the occurrence of the Maturity Date); (v) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or (vi) the fact that any Event of Default shall have occurred and be continuing (it being understood that any such payment by the Borrower shall be without prejudice to, and shall not constitute a waiver of, any rights the Borrower might have or might acquire against any party as a result of the payment by the relevant Fronting Bank of any draft or the reimbursement by the Borrower thereof).

     Section 2.8. (Default Interest. (a) If the Borrower shall default in the payment of the principal of or interest on any Loan or in the payment of any other amount becoming due hereunder (including, without limitation, the reimbursement pursuant to Section 2.5(f) of any draft drawn under a Letter of Credit), whether at stated maturity, by acceleration or otherwise or, if any such amount shall be outstanding at the time of the occurrence of any Event of Default specified in Section 7.1(e) or (f), the Borrower shall pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to (x) in the case of Borrowings consisting of Eurodollar Loans, the Adjusted LIBOR Rate in effect for such Borrowing plus 4-1/2% and (y) in the case of ABR Loans, Letter of Credit Outstandings and all other amounts, the Alternate Base Rate plus 3-1/2%. All such interest shall be payable on demand.

          (b) Notwithstanding anything herein or in the Notes to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively, the "Other Amounts"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable under the Note(s) held by such Lender, together with all Other Amounts payable to such Lender, shall be limited to the Maximum Rate.

     Section 2.9. Optional Termination or Reduction of Commitment. Upon at least two Business Days' prior written notice to the Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Commitments in an amount equal to or less than the Unused Total Commitment. Each such reduction of the Total Commitments, shall be in the principal amount of $5,000,000 or any integral multiple thereof. Simultaneously with each reduction or termination of the Total Commitments, the Borrower shall pay to the Agent for the account of each New Revolving Lender the Commitment Fee accrued on the amount of the respective Commitment of such New Revolving Lender so terminated or reduced through the date thereof. Any reduction of the Total Commitments pursuant to this Section shall be applied pro rata to reduce the Commitment of each New Revolving Lender. If, at any time, the Borrower elects to reduce the Total Commitments to an amount less than the Documentary Reserve, such reduction shall not take effect until the Agent shall have notified the Documentary Letter of Credit Fronting Bank thereof (whereupon the Documentary Reserve shall be reduced by the amount necessary so that it does not exceed the Total Commitments as so reduced).

     Section 2.10. Alternate Rate of Interest. In the event, and on each occasion, that on or prior to the first day of any Interest Period for a Eurodollar Loan, the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that reasonable means do not exist for ascertaining the applicable Adjusted LIBOR Rate, the Agent shall, as soon as practicable thereafter, give written or telegraphic notice of such determination to the Borrower and the Lenders, and any request by the Borrower for a Borrowing of Eurodollar Loans (including pursuant to a refinancing with Eurodollar Loans) pursuant to Section 2.2 or 2.11 shall be deemed a request for a Borrowing of ABR Loans. After such notice shall have been given and until the circumstances giving rise to such notice no longer exist, each request for a Borrowing of Eurodollar Loans shall be deemed to be a request for a Borrowing of ABR Loans.

     Section 2.11. Refinancing of Loans. The Borrower shall have the right, at any time, on three Business Days prior irrevocable notice to the Agent, substantially in the form of Exhibit K hereto (which notice, to be effective, must be completed and received by the Agent not later than 12:00 noon, New York City time, on the third Business Day preceding the date of any refinancing), (x) to refinance (without the satisfaction of the conditions set forth in Section 4 as a condition to such refinancing) any outstanding Borrowing or Borrowings of Loans of one Type (or a portion thereof) with a Borrowing of Loans of the other Type or (y) to continue an outstanding Borrowing of Eurodollar Loans for an additional Interest Period, subject to the following:

          (a) as a condition to the refinancing of ABR Loans with Eurodollar Loans and to the continuation of Eurodollar Loans for an additional Interest Period, no Default or Event of Default shall have occurred and be continuing at the time of such refinancing;

          (b) if less than a full Borrowing of Loans shall be refinanced, such refinancing shall be made pro rata among the relevant Lenders in accordance with the respective principal amounts of the Loans comprising such Borrowing held by such Lenders immediately prior to such refinancing;

          (c) the aggregate principal amount of Loans being refinanced shall be at least $1,000,000; provided, that no partial refinancing of a Borrowing of Eurodollar Loans shall result in the Eurodollar Loans remaining outstanding pursuant to such Borrowing being less than $5,000,000 in aggregate principal amount;

          (d) each relevant Lender shall effect each refinancing by applying the proceeds of its new Eurodollar Loan or ABR Loan, as the case may be, to its Loan being refinanced;

          (e) the Interest Period with respect to a Borrowing of Eurodollar Loans effected by a refinancing or in respect to the Borrowing of Eurodollar Loans being continued as Eurodollar Loans shall commence on the date of refinancing or the expiration of the current Interest Period applicable to such continuing Borrowing, as the case may be; and

          (f) a Borrowing of Eurodollar Loans may be refinanced only on the last day of an Interest Period applicable thereto.

In the event that the Borrower shall not give notice to refinance any Borrowing of Eurodollar Loans, or to continue such Borrowing as Eurodollar Loans, or shall not be entitled to refinance or continue such Borrowing as Eurodollar Loans, in each case as provided above, such Borrowing shall automatically be refinanced with a Borrowing of ABR Loans at the expiration of the then-current Interest Period. The Agent shall, after it receives notice from the Borrower, promptly give each affected Lender notice of any refinancing, in whole or part, of any Loan made by such Lender.

     Section 2.12. Commitment Termination; Mandatory Prepayments; Mandatory Commitment Reduction; Cash Collateral.

          (a) Upon the Maturity Date, the Total Commitments shall be terminated in full and the Borrower shall pay the New Revolving Loans in full.

          (b) Unless otherwise provided herein, upon receipt by the Borrower of any Net Cash Proceeds from the sale, lease or other disposition of Designated Collateral (including, without limitation, any payments of principal on any Pledged Notes (as defined in the Security and Pledge Agreement)) or any of its other assets permitted under Section 6.3 (other than (x) the sale of Inventory in the ordinary course of business, (y) the sale or lease of assets subject to the Lien granted to UBS pursuant to the documentation relating to the Real Estate Financing or to the Liens granted to the Synthetic Lease Banks under the Synthetic Lease Loan Documents solely to the extent that the Net Cash Proceeds thereof are applied to repay the Real Estate Financing or the Synthetic Lease Obligations, as the case may be and (z) transfers or sales of accounts pursuant to any customer sales charge program of the type described in Section 5.9), then 100% of such Net Cash Proceeds shall be immediately paid to the Agent for the account of the Lenders, and applied as provided in Section 2.12(g); provided, that in the case of any fiscal year, the provisions of this subsection (b) shall be applicable to the Net Cash Proceeds of assets other than Designated Collateral only if and to the extent that the aggregate amount of such Net Cash Proceeds received in such fiscal year exceeds $1,000,000.

          (c) The Borrower shall, from time to time until payment in full of the Loans and the termination of this Agreement, within 10 days following the receipt by the Borrower (or by the Agent as loss payee) of any payment of proceeds of any insurance (other than business interruption insurance) required to be maintained pursuant to this Agreement on account of each separate loss, damage or injury in excess of $1,000,000 to any tangible property of the Borrower or any of its Subsidiaries (unless no Default or Event of Default shall have occurred and be continuing and such proceeds (or any portion thereof) shall have been expended or irrevocably committed by the Borrower to repair or replace such property within 24 months of such loss, damage or injury and the Borrower shall have furnished to the Agent evidence satisfactory to the Agent of such expenditure or commitment and shall have certified to the Agent that such proceeds (or such proceeds together with other funds available to the Borrower) are sufficient to repair or replace such property, pending which the Agent shall hold such proceeds), apply or, to the extent the Agent is loss payee under any insurance policy, irrevocably direct the Agent to apply, an amount equal to 100% (or such lesser percentage which represents that portion of such proceeds not expended or committed pursuant to the immediately preceding parenthetical phrase) of such insurance proceeds as provided in Section 2.12(g); provided, that if an Event of Default shall have occurred and be continuing, all proceeds of insurance required to be maintained pursuant to this Agreement which would otherwise be payable to the Borrower shall be paid to the Agent and held or applied pursuant to Section 7.2; provided, however, that with respect to tangible property subject to any Lien permitted under this Agreement, no such prepayment or reduction shall be required to the extent that this Section would require an application of insurance proceeds that would violate or breach any of the provisions of the instruments or documents under which such Lien arises.


          (d) If the Borrower has Excess Cash Flow for any fiscal year, commencing with the fiscal year ending on or about November 30, 1998, then on the earlier of the date of delivery by the Borrower to the Lenders of the financial statements required to be delivered pursuant to Section 5.1(a) covering such fiscal year and 90 days after the end of such fiscal year of the Borrower, 65% of such Excess Cash Flow shall be paid to the Agent and applied in accordance with Section 2.12(g). Concurrently with the making of each such prepayment, the Borrower shall deliver to the Agent a certificate substantially in the form of Exhibit H (an "Excess Cash Flow Certificate") of the chief financial officer of the Borrower setting forth in reasonable detail the calculation of Excess Cash Flow for the fiscal year as to which such prepayment was computed. The remaining 35% of such Excess Cash Flow may be retained by the Borrower.

          (e) If  the  Borrower  incurs  any  Permitted  Refinancing  Debt,  the
Borrower shall, not later than the second Business Day after the incurrence thereof, pay to the Agent an amount equal to the excess, if any, of the Net Cash Proceeds of such Permitted Refinancing Debt over the aggregate amount of the Debt so refinanced, which excess Net Cash Proceeds shall be applied as provided in Section 2.12(g).

          (f) If the Borrower shall undertake any sale of equity securities of the Borrower, not later than the second Business Day after receipt of the proceeds of such sale, 65% of the Net Cash Proceeds thereof shall be paid to the Agent for the account of the Lenders and applied as provided in

Section 2.12(g). Concurrently with the making of such prepayment, the Borrower shall deliver to the Agent a statement detailing the calculation of the prepayment due hereunder. The remaining 35% of such Net Cash Proceeds may be retained by the Borrower.

          (g) If, contemporaneously with the payment of any amounts required under Sections 2.12(b), 2.12(c), 2.12(d), 2.12(e) or 2.12(f), the Borrower shall have Required Inventory and no Default or Event of Default shall have occurred and be continuing, the Borrower shall certify to that effect in an Inventory Compliance Certificate concurrently delivered by the Borrower to the Agent substantially in the form of Exhibit M hereto, and the amounts paid under such Sections shall be applied, first, to the prepayment of the principal of the New Term Loans in the inverse order of maturity and second, to the permanent prepayment of the principal of the New Revolving Loans (together with an automatic and irrevocable reduction of the Total Commitments in an equal amount).

          If the Borrower shall not have Required Inventory or a Default or Event of Default shall have occurred and be continuing, then the amounts paid under Section 2.12(b), 2.12(c), 2.12(d), 2.12(e) or 2.12(f) shall be applied in accordance with Section 7.2.

          (h) If at any time the sum of the aggregate outstanding New Revolving Loans plus the aggregate Standby Letter of Credit Outstandings plus the Documentary Reserve exceed the Total Commitments then in effect, the Borrower shall immediately first prepay the New Revolving Loans in an aggregate amount equal to such excess and second cash collateralize the Letters of Credit by depositing into the Letter of Credit Accounts (pro rata on the basis of the Letter of Credit Outstandings of the respective Fronting Banks), an amount equal to 105% of the amount by which the Letters of Credit (including any subsequent increases in the principal amounts thereof pursuant to provisions of such Letters of Credit as then in effect) exceed the Total Commitments and, if at any time while any New Revolving Loans are outstanding, the Inventory Compliance Certificate delivered pursuant to Section 2.12(g) does not show that the Borrower has Required Inventory, the Borrower shall prepay all outstanding New Revolving Loans on the next Business Day.

          (i) Each prepayment of the Loans pursuant to this Section shall be accompanied by payment of accrued and unpaid interest on the amount prepaid to the date of prepayment and any amounts payable pursuant to Section 2.13. (1)

     Section 2.13. Optional Prepayment of Loans; Reimbursement of Lenders.

          (a) Subject to the prior payment in full of any New Revolving Loans at the time outstanding, the Borrower shall have the right at any time and from time to time to prepay any New Term Loans, in whole or in part, (x) with respect to Eurodollar Loans, upon at least three Business Days' prior written, telex or facsimile notice to the Agent and (y) with respect to ABR Loans on the same Business Day if written, telex or facsimile notice is received by the Agent prior to 12:00 noon, New York City time, and thereafter upon at least one Business Days prior written, telex or facsimile notice to the Agent; provided, that (i) with respect to Eurodollar Loans, each such partial prepayment shall be in integral multiples of $5,000,000, (ii) with respect to ABR Loans, each such partial prepayment shall be in integral multiples of $1,000,000, (iii) no prepayment of Eurodollar Loans shall be permitted pursuant to this Section other than on the last day of an Interest Period applicable thereto unless the Borrower pays breakage costs as provided in Section 2.13(b)(i), and (iv) no partial prepayment of a Borrowing of Eurodollar Loans shall result in the aggregate principal amount of the Eurodollar Loans remaining outstanding pursuant to such Borrowing being less than $5,000,000. Each notice of prepayment shall specify the prepayment date, the principal amount of the Loans to be prepaid (and, in the case of Eurodollar Loans, the Borrowing or Borrowings pursuant to which made), shall be irrevocable and shall commit the Borrower to prepay such Loan by the amount and on the date stated therein. The Agent shall, promptly after receiving notice from the Borrower hereunder, notify each New Term Lender of the principal amount of the New Term Loans held by such New Term Lender which are to be prepaid, the prepayment date and the manner of application of the prepayment.

          (b) The Borrower shall reimburse each Lender on demand for any loss incurred or to be incurred by it in the reemployment of the funds released (i) resulting from any prepayment (for any reason whatsoever, including, without limitation, refinancing with ABR Loans) of any Eurodollar Loan required or permitted under this Agreement, if such Loan is prepaid other than on the last day of the Interest Period for such Loan or (ii) in the event that after the Borrower delivers a Notice of Borrowing under Section 2.2(b) in respect of Eurodollar Loans, such Loans are not made on the first day of the Interest Period specified in such Notice of Borrowing for any reason other than a breach by such Lender of its obligations hereunder. Such loss shall be the amount as reasonably determined by such Lender as the excess, if any, of (A) the amount of interest which would have accrued to such Lender on the amount so paid or not borrowed at a rate of interest equal to the Adjusted LIBOR Rate for such Loan, for the period from the date of such payment or failure to borrow to the last day (x) in the case of a payment or refinancing with ABR Loans other than on the last day of the Interest Period for such Loan, of the then current Interest Period for such Loan, or (y) in the case of such failure to borrow, of the Interest Period for such Loan which would have commenced on the date of such failure to borrow, over (B) the amount of interest which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank market. Each Lender shall deliver to the Borrower from time to time one or more certificates setting forth the amount of such loss as determined by such Lender (which shall be conclusive absent manifest error).

          (c) In the event the Borrower fails to prepay any Loan on the date specified in any prepayment notice delivered pursuant to Section 2.13(a), the Borrower on demand by any Lender shall pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any loss incurred by such Lender as a result of such failure to prepay, including, without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such Lender to fulfill deposit obligations incurred in anticipation of such prepayment, but without duplication of any amounts paid under Section 2.13(b). Each Lender shall deliver to the Borrower from time to time one or more certificates setting forth the amount of such loss as determined by such Lender (which shall be conclusive absent manifest error).

          (d) Any partial prepayment of the New Term Loans by the Borrower pursuant to this Section shall be applied to prepayment of the principal of the New Term Loans in the inverse order of maturity.

     Section 2.14. Reserve Requirements; Change in Circumstances.

          (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender of the principal of or interest on any Eurodollar Loan made by such Lender or any fees or other amounts payable hereunder (other than changes in respect of Taxes, Other Taxes and taxes imposed on, or measured by, the net income or overall gross receipts or franchise taxes of such Lender by the jurisdiction in which such Lender has its principal office or in which the applicable Eurodollar Lending Office for such Eurodollar Loan is located or by any political subdivision or taxing authority therein, or by any other jurisdiction or by any political subdivision or taxing authority therein other than a jurisdiction in which such Lender would not be subject to tax but for the execution and performance of this Agreement), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Lender (except any such reserve requirement which is reflected in the Adjusted LIBOR Rate) or shall impose on such Lender or the London interbank market any other condition affecting this Agreement or the Eurodollar Loans made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Lender hereunder or under the Notes (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrower will pay to such Lender in accordance with paragraph (c) below such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

          (b) If any Lender shall have determined that the applicability of any change in any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basel Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption or effectiveness after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any Lending Office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement, the Loans made by such Lender pursuant hereto, such Lender's Commitment hereunder or the issuance of, or participation in, any Letter of Credit by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such adoption, change or compliance (taking into account such

Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

          (c) A certificate of each Lender setting forth such amount or amounts as shall be necessary to compensate such Lender or its holding company as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Lender the amount shown as due on any such certificate delivered to it within 10 days after its receipt of the same. Any Lender receiving any such payment shall promptly make a refund thereof to the Borrower if the law, regulation, guideline or change in circumstances giving rise to such payment is subsequently deemed or held to be invalid or inapplicable.

          (d) Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or any reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to such period or any other period. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

     Section 2.15. Change in Legality.

          (a) Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (x) any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration thereof shall make it unlawful for a Lender to make or maintain a Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to a Eurodollar Loan or (y) at any time any Lender determines that the making or continuance of any of its Eurodollar Loans has become impracticable as a result of a contingency occurring after the date hereof which adversely affects the London interbank market or the position of such Lender in such market, then, by written notice to the Borrower, such Lender may (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon any request by the Borrower for a Eurodollar Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn; and (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below. In the event any Lender shall exercise its rights under clause (i) or (ii) of this paragraph
(a), all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

          (b) For purposes of this Section, a notice to the Borrower by any Lender pursuant to paragraph (a) above shall be effective, if any Eurodollar Loans shall then be outstanding, on the last day of the then-current Interest Period for such Eurodollar Loans (if lawful); otherwise, such notice shall be effective on the date of receipt by the Borrower.

     Section 2.16. Pro Rata Treatment, etc. All payments and repayments of principal and interest in respect of the Loans (except as provided in Sections
2.14 and 2.15) shall be made pro rata among the relevant Lenders in accordance with the then outstanding principal amount of the relevant Loans held by such Lenders hereunder and all payments of Commitment Fees and Letter of Credit Fees (other than those payable to a Fronting Bank) shall be made pro rata among the New Revolving Lenders in accordance with their Commitments. All payments by the Borrower hereunder and under the Notes shall be (i) net of any tax applicable to the Borrower and (ii) made in Dollars in immediately available funds at the office of the Agent by 12:00 noon, New York City time, on the date on which such payment shall be due. Interest in respect of any Loan hereunder shall accrue from and including the date of such Loan to but excluding the date on which such Loan is paid in full or converted to a Loan of a different Type.

     Section 2.17. Taxes.

          (a) Any and all payments by the Borrower hereunder and under the Notes shall be made free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) taxes imposed on or measured by the net income or overall gross receipts of the Agent or any Lender (or any transferee or assignee thereof, including a participation holder (any such entity being called a "Transferee")) and franchise taxes imposed on the Agent or any Lender (or Transferee) by the United States or any jurisdiction under the laws of which the Agent or any such Lender (or Transferee) is organized or in which the applicable Lending Office of any such Lender (or Transferee) is located or any political subdivision thereof or by any other jurisdiction or by any political subdivision or taxing authority therein other than a jurisdiction in which the Agent or such Lender would not be subject to tax but for the execution and performance of this Agreement and (ii) taxes, levies, imposts, deductions, charges or withholdings ("Amounts") with respect to payments hereunder or under the Notes to a Lender (or Transferee) in accordance with laws in effect on the later of the date of this Agreement and the date such Lender (or Transferee) becomes a Lender (or Transferee, as the case may be), but not excluding, with respect to such Lender (or Transferee), any increase in such Amounts solely as a result of any change in such laws occurring after such later date or any Amounts that would not have been imposed but for actions (other than actions contemplated by this Agreement or the Notes) taken by the Borrower after such later date (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders (or any Transferee) or the Agent,
(i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Lender (or Transferee) or the Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

          (b) In addition, the Borrower agrees to pay any current or future stamp or documentary taxes or any other excise or property taxes, charges, assessments or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

          (c) The Borrower will indemnify each Lender (or Transferee) and the Agent for the full amount of Taxes and Other Taxes paid by such Lender (or Transferee) or the Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within 30 days after the date any Lender (or Transferee) or the Agent, as the case may be, makes written demand therefor. If a Lender (or Transferee) or the Agent shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this Section, it shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after receipt of a request by the Borrower, apply for such refund at the Borrower's expense. If any Lender (or Transferee) or the Agent receives a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this Section, it shall promptly notify the Borrower of such refund and shall, within 30 days after receipt of a request by the Borrower (or promptly upon receipt, if the Borrower has requested application for such refund pursuant hereto), repay such refund to the Borrower (to the extent of amounts that have been paid by the Borrower under this Section with respect to such refund plus interest that is received by the Lender (or Transferee) or the Agent as part of the refund), net of all out-of-pocket expenses of such Lender (or Transferee) or the Agent and without additional interest thereon; provided, that the Borrower, upon the request of such Lender (or Transferee) or the Agent, agrees to return such refund (plus penalties, interest or other charges) to such Lender (or Transferee) or the Agent in the event such Lender (or Transferee) or the Agent is required to repay such refund. Nothing contained in this subsection
(c) shall require any Lender (or Transferee) or the Agent to make available any of its tax returns (or any other information relating to its taxes that it deems to be confidential).

          (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to any Lender (or Transferee) or the Agent, the Borrower will furnish to the Agent, at its address referred to on the signature pages hereof, the original or a certified copy of a receipt evidencing payment thereof.

          (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section shall survive the payment in full of the principal of and interest on all Loans made hereunder and all other amounts due hereunder and the termination of the Total Commitments.

          (f) Each Lender (or Transferee) that is organized under the laws of a jurisdiction outside the United States shall, if legally able to do so, prior to the immediately following due date of any payment by the Borrower hereunder, deliver to the Borrower such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including (A) Internal Revenue Service Form W-8 or W-9 and (B) Internal Revenue Service Form 1001 or Form 4224 and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1, 1.1441-4 or 1.1441-6(c) or any subsequent version thereof or successors thereto, properly completed and duly executed by such Lender (or Transferee) establishing that such payment is (i) not subject to United States Federal withholding tax under the Code because such payment is effectively connected with the conduct by such Lender (or Transferee) of a trade or business in the United States or (ii) totally exempt from United States Federal withholding tax or subject to a reduced rate of such tax under a provision of an applicable tax treaty. Unless the Borrower and the Agent have received forms or other documents satisfactory to them indicating that such payments hereunder or under the Notes are not subject to United States Federal withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Agent shall withhold taxes from such payments at the applicable statutory rate.

          (g) The Borrower shall not be required to pay any additional amounts to any Lender (or Transferee) in respect of United States Federal withholding tax pursuant to subsection (a) above if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender (or Transferee) to comply with the provisions of subsection (f) above.

          (h) Any Lender (or Transferee) claiming any additional amounts payable pursuant to this Section shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its applicable Lending Office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole determination of such Lender, be otherwise materially disadvantageous to such Lender (or Transferee).

     Section 2.18. Certain Fees. The Borrower shall pay to the Agent, for the respective accounts of the Agent, the Underwriters and the New Revolving Lenders, the fees set forth in the Fee Letter.

     Section 2.19. Commitment Fee. The Borrower shall pay to the New Revolving Lenders a commitment fee (the "Commitment Fee") for the period commencing on the Effective Date and ending on the Maturity Date for the New Revolving Loans or the earlier date of the termination in full of the Commitment, computed (on the basis of the actual number of days elapsed over a year of 360 days) at the rate of one-half of one percent (1/2%) per annum on the average daily Unused Total Commitment. Such Commitment Fee, to the extent then accrued, shall be payable
(x) monthly, in arrears, on the last calendar day of each month, (y) on the Maturity Date for the New Revolving Loans and (z) as provided in Section 2.9, upon any reduction or termination in whole or in part of the Total Commitments.

     Section 2.20. Letter of Credit Fees. The Borrower shall pay with respect to each Letter of Credit (i) to the Agent on behalf of the New Revolving Lenders a fee calculated (on the basis of the actual number of days elapsed over a year of 360 days) at the rate of (x) two and one-half percent (2-1/2%) per annum on the daily average Standby Letter of Credit Outstandings and (y) one-half of one percent (1/2%) per annum on the daily average Documentary Letter of Credit Outstandings, (ii) to each Fronting Bank, such Fronting Bank's fees for Letter of Credit issuance, amendment and processing referred to in Section 2.5(e). In addition, the Borrower agrees (i) to pay the Standby Letter of Credit Fronting Bank for its account a fronting fee in respect of each Letter of Credit issued by the Standby Letter of Credit Fronting Bank, for the period from and including the date of issuance of such Letter of Credit to and including the date of termination of such Letter of Credit, computed at a rate of 0.125% per annum on the daily average Standby Letter of Credit Outstandings and (ii) if the Documentary Letter of Credit Bank so elects, to pay the Documentary Letter of Credit Fronting Bank a fronting fee in respect of Documentary Letters of Credit, computed at a rate to be determined by such Fronting Bank from time to time in its judgment reasonably exercised. Accrued fees described in clause (i) of the first sentence of this paragraph in respect of each Letter of Credit shall be due and payable monthly in arrears on the last calendar day of each month and on the Maturity Date of the New Revolving Loans, or such earlier date as the Total Commitments are terminated and, on each such payment date, the respective Fronting Banks shall advise the Agent of their daily average Letter of Credit Outstandings since the previous payment date. Accrued fees described in the second sentence or in clause (ii) of the first sentence of this Section in respect of each Letter of Credit shall be payable to the Fronting Banks at times to be determined by the relevant Fronting Bank in its judgment reasonably exercised.

     Section 2.21. Nature of Fees. All Fees shall be paid on the dates due in immediately available funds. Other than Fees payable to the Fronting Banks pursuant to Section 2.20, all fees shall be paid to the Agent for the respective accounts of the Agent and the New Revolving Lenders, as provided herein and in the letter described in Section 2.18. Once paid, none of the Fees shall be refundable under any circumstances.

     Section 2.22. Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default, the Agent and each of the other Secured Parties is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and any and all other indebtedness at any time owing by such Secured Party to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under the Loan Documents, irrespective of whether or not such Secured Party shall have made any demand under any Loan Document and although such obligations may be unmatured. Each Secured Party agrees promptly to notify the Borrower after any such set-off and application made by such Secured Party; provided, that the failure to give such notice shall not affect the validity of such set-off and application. Subject to Section 2.23, the rights of each Secured Party under this Section are in addition to other rights and remedies which such Secured Party may have upon the occurrence and during the continuance of any Event of Default.

     Section 2.23. Sharing of Setoffs. Each Secured Party agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower or any Subsidiary, including, but not limited to, a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim and received by such Secured Party under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of its Secured Obligations, such payment shall be applied as follows: (a) if such Secured Party is a New Revolving Lender and there are Revolving Obligations outstanding, and the payment received is of a proportion of the aggregate amount of the Revolving Obligations held by it which is greater than that received by any other New Revolving Lender in respect of the aggregate amount of Revolving Obligations held by such other New Revolving Lender, the New Revolving Lender receiving such proportionately greater payment shall purchase such participations in the Revolving Obligations held by the other New Revolving Lenders and such other adjustments shall be made, as may be required so that all such payments with respect to the Revolving Obligations held by the New Revolving Lenders owing to them shall be shared by the New Revolving Lenders pro rata; (b) if such Secured Party is not a New Revolving Lender and there are Revolving Obligations outstanding (other than Revolving Obligations in which participations have been purchased pursuant to this Section), such Secured Party shall purchase a subordinated participation in the Revolving Obligations in the amount of such payment (provided, that such Secured Party shall not be entitled to receive any payments in respect of such participation until all Revolving Obligations in which participations have not been purchased pursuant to this Section shall have been paid in full) and shall pay over the amount received to the Agent for distribution to the New Revolving Lenders pro rata until all amounts owing in respect of the Revolving Obligations shall have been paid or purchased in full (and payments received in respect of such participation shall be subject to sharing pursuant to clause (c) of this sentence); and (c) if no Revolving Obligations are outstanding (other than Revolving Obligations in which participations have been purchased pursuant to this Section), and the payment received is of a proportion of the aggregate amount of principal and interest due with respect to the New Term Loans held by it or other Secured Obligations owing to it which is greater than the proportion received by any other such Secured Party in respect of the New Term Loans held by such other Secured Party and the other Secured Obligations owing to it, the Secured Party receiving such proportionately greater payment shall purchase such participations in the New Term Loans held by the other Secured Parties and/or the other Secured Obligations owing to them, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the New Term Loans held by the New Term Lenders or the other Secured Obligations owing to the Secured Parties shall be shared by the Secured Parties pro rata; provided, that except as provided in clauses (a) and (b) of this Section, nothing in this Section shall impair the right of any Secured Party to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes or the other Secured Obligations owing to it; provided, that if any such non-pro rata payment is thereafter recovered or otherwise set aside such purchase of participations shall be rescinded (without interest); provided further, that notwithstanding anything to the contrary contained in this Section, (x) each Cash Management Bank shall be entitled to retain any payments it receives in respect of its Cash Management Obligations as a result of exercising any right of set-off, (y) each Fronting Bank shall be entitled to retain any payments it receives in respect of unreimbursed amounts drawn under its Letters of Credit as a result of exercising any right of set-off against its Letter of Credit Account and (z) the Hedging Bank shall be entitled to retain any payments it receives in respect of the Hedging Obligations as a result of exercising any right of set-off; and provided further, that all references to "Secured Obligations" in this Section shall mean all Secured Obligations other than pursuant to Sections 2.14,

2.17, 2.18, 8.6, 9.5 and 9.6 and any incremental Secured Obligations arising pursuant to Section 2.15. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding (or deemed to be holding) a participation in the unpaid amount of a Secured Obligation may exercise any and all rights of banker's lien, setoff (subject, in each case, to the same notice requirements as pertain to clause (iv) of the remedial provisions of Section 7.1) or counterclaim with respect to any and all moneys owing by the Borrower to such Lender, as fully as if such Lender held a Note and was the original obligee thereon, in the amount of such participation.

     Section 2.24. Security Interest in Letter of Credit Accounts. The Borrower hereby assigns and pledges to the Agent, for its benefit and for the ratable benefit of the Secured Parties, and hereby grants to the Agent and the Fronting Banks, for their respective benefits and for the ratable benefit of the Secured Parties, a first priority security interest, senior to all other Liens, if any, in all of the Borrower's right, title and interest in and to the Letter of Credit Accounts and any direct investment of the funds contained therein. A Fronting Bank's security interest in the Letter of Credit Account maintained by it shall be prior to the security interest in favor of the Agent and the other Secured Parties, and shall not be subject to the rights of any Person other than the Agent, the other Secured Parties and the Borrower so long as there are any Letter of Credit Outstandings or such Fronting Bank is obligated to issue Letters of Credit.

     Section 2.25. Release of Secured Parties. For the benefit of the Secured Parties, the Borrower hereby expressly releases and discharges the Secured Parties and the Secured Parties' direct and indirect Subsidiaries and Affiliates, together with each of their present and former shareholders, present and former officers, directors, agents and employees and each of their present and former attorneys, advisors, consultants, attorneys-in-fact, experts and other professional persons and representatives whether presently or formerly retained by attorneys for the Secured Parties or by the Secured Parties themselves, and the predecessors, successors and assigns of all or any of them (collectively, the "Releasees") from any and all manner of actions, claims, causes of action, suits, proceedings, debts, dues, sums of money, accounts, accountings, reckonings, demands, liabilities, losses, damages, acts, omissions, misfeasances, malfeasances, promises, breaches of contract, breaches of duty, breaches of relationship, and all other controversies of every type, kind, nature, description or character (all of the foregoing, collectively, the "Claims") whatsoever, whether known or unknown, foreseen or unforeseen, liquidated or unliquidated, and whether based upon facts now known or unknown, direct or derivative, in law, admiralty, equity or bankruptcy, against the Releasees, or any of them, which the Borrower, its Subsidiaries or their Affiliates and the predecessors, successors or assigns of any or all of them, ever jointly or individually had, now have or hereafter can, shall or may have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to and including the Effective Date, directly or indirectly arising from or relating in any way to any and all transactions, relationships, or dealings relating in any way, directly or indirectly, to the Pre-Petition Credit Agreement, the DIP Credit Agreement and any of the other Existing Agreements, the documents and agreements setting forth the cash management arrangements with the Cash Management Banks and the Hedging Agreement, as well as any agreements entered into, or notes, or other documents executed, in connection with the Pre-Petition Credit Agreement, the DIP Credit Agreement, any of the other Existing Agreements, the documents and agreements setting forth the cash management arrangements with the Cash Management Banks and the Hedging Agreement or as an adjunct or supplement thereto, and any prior agreements pursuant to which the Secured Parties (or any of them or their respective predecessors or successors) made (or did not make) loans or extensions of credit or any services or accommodations of any type or kind whatsoever available to or on behalf of the Borrower or the Debtor.

SECTION 3.   REPRESENTATIONS AND WARRANTIES

     The  Borrower   represents   and  warrants  to  each  of  the  Agent,   the
Underwriters, the Fronting Banks, the Lenders and the other Secured Parties as follows:

     Section 3.1. Organization and Authority. The Borrower (i) as of the Effective Date, is a corporation duly organized and validly existing under the laws of the State of Delaware and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect, (ii) has the requisite corporate power and authority to effect the transactions contemplated hereby and by the other Loan Documents to which it is a party, and (iii) has all requisite corporate power and authority and the legal right to own, pledge, mortgage and operate its properties, and to conduct its business as now or currently proposed to be conducted.

     Section 3.2. Due Execution. The execution, delivery and performance by the Borrower of each of the Loan Documents to which it is a party (i) are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not (A) contravene the charter or by-laws of the Borrower, (B) violate any law (including, without limitation, the Securities Exchange Act of 1934) or regulation (including, without limitation, Regulations G, T, U or X of the Board, or any order or decree of any court or governmental instrumentality, (C) violate or result in a breach of, or constitute a default under, any material indenture, mortgage or deed of trust entered into as of the Effective Date or any material lease, agreement or other instrument entered into as of the Effective Date binding on the Borrower, any of its Subsidiaries or any of its properties, or (D) result in or require the creation or imposition of any Lien upon any of the property of the Borrower or any of its Subsidiaries other than the Liens granted pursuant to this Agreement and the other Loan Documents; and do not require the consent, authorization by or approval of or notice to or filing or registration with any Governmental Authority other than the entry of the Confirmation Order. This Agreement has been duly executed and delivered by the Borrower. This Agreement and each of the other Loan Documents to which the Borrower is a party, on and after the Effective Date, will be legal, valid and binding obligations of the Borrower, enforceable against the Borrower, in accordance with their respective terms.

     Section 3.3. Statements Made. The information that has been delivered in writing by the Borrower to any of the Secured Parties or to the Bankruptcy Court in connection with any Loan Document, and any financial statement delivered pursuant hereto or thereto (other than to the extent that any such statements constitute projections), contains no untrue statement of a material fact and does not omit to state a material fact necessary to make such statements not misleading; and, to the extent that any such information constitutes projections, such projections were prepared in good faith on the basis of assumptions, methods, data, tests and information believed by the Borrower to be reasonable at the time such projections were furnished.

     Section 3.4. Financial Statements. The Borrower has furnished the Lenders with copies of (i) the audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries for the fiscal year ended November 30, 1996, accompanied by an unqualified opinion of KPMG Peat Marwick LLP and (ii) the unaudited consolidated financial statements of the Borrower and its Consolidated Subsidiaries for the nine month period ended August 30, 1997. Such financial statements present fairly the financial condition, the results of operations and cash flows of the Borrower and its Consolidated Subsidiaries on a consolidated basis as of such dates and for such periods; such balance sheets and the notes thereto disclose all liabilities, direct or contingent, of the Borrower and its Consolidated Subsidiaries as of the dates thereof required to be disclosed by GAAP, and such financial statements were prepared in a manner consistent with GAAP, subject (in the case of such nine month statements) to normal year end adjustments. No Material Adverse Effect has occurred since August 30, 1997.

     Section 3.5. Ownership. As of the date hereof, Lumberjack, which is wholly-owned by the Borrower, is the only direct or indirect Subsidiary of the Borrower, is inactive and has no significant assets.

     Section 3.6. Liens. Except for Liens existing on the Effective Date as reflected on Schedule 3.6, there are no Liens of any nature whatsoever on any assets of the Borrower other than: (i) Liens granted pursuant to the Existing Agreements and the DIP Financing Order; (ii) Permitted Liens; and (iii) Liens granted under the Loan Documents in favor of the Secured Parties. Neither the Borrower nor its Subsidiaries is a party to any contract, agreement, lease or instrument the performance of which, either unconditionally or upon the happening of an event, will result in or require the creation of a Lien on any assets of the Borrower or its Subsidiaries or otherwise result in a violation of this Agreement other than the Liens granted to the Secured Parties as provided for in this Agreement and the other Loan Documents.

     Section 3.7. Compliance with Law. Neither the Borrower nor its Subsidiaries is, to the best of the Borrower's knowledge, in violation of any Requirement of Law, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority the violation of which, or a default with respect to which, would have a Material Adverse Effect.

     Section 3.8. Insurance. All policies of insurance of any kind or nature owned by or issued to the Borrower, including, without limitation, insurance policies with respect to life, fire, theft, product liability, business interruption, public liability, property damage, other casualty, employee fidelity, workers' compensation, employee health and welfare, title, property and liability insurance, are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by companies of the size and character of the Borrower.

     Section 3.9. Use of Proceeds. The proceeds of the Loans shall be used (i) to finance the Plan of Reorganization, (ii) for general working capital purposes of the Borrower and (ii) for other general corporate purposes of the Borrower (including, among such general corporate purposes, the making of Capital Expenditures, subject to the limitations provided for in Section 6.4).

     Section 3.10. Litigation. Except as set forth on Schedule 3.10, there are no unstayed actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower, its Subsidiaries or any of its properties, before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which is reasonably likely to be determined adversely to the Borrower and, if so determined adversely to the Borrower, would have a Material Adverse Effect.

     Section 3.11. Investment Company Act; etc. Neither the Borrower nor any of its Subsidiaries will be after giving effect to the transactions contemplated hereby or any Borrowing to be made or any Letter of Credit to be issued hereunder (x) an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended or (y) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or any foreign, federal or local statute or regulation limiting its ability to incur indebtedness for money borrowed or guarantee such indebtedness as contemplated hereby or by any of the other Loan Documents.

     Section 3.12. Tax Returns and Payments. The Borrower and each of its Subsidiaries have filed all federal income tax returns and all other material tax returns and reports, domestic and foreign, required to be filed by it and have paid all material taxes, assessments, fees and other governmental charges payable by it which have become due, other than those not yet delinquent. The Borrower and each of its Subsidiaries have paid, or have provided adequate reserves for the payment of, all material federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to the date hereof. There is no proposed tax assessment against the Borrower or any of its Subsidiaries which could, if the assessment were made, reasonably be expected to have a Material Adverse Effect. The last closed tax year of the Borrower and its Consolidated Subsidiaries is the fiscal year ended November 27, 1993.

     Section 3.13. ERISA. (a) No ERISA Event has occurred or is expected to occur with respect to any Plan in any fiscal year of the Borrower that would result in any liability of the Borrower or any Subsidiary in excess, together with the amount of all other liabilities of the Borrower and its Subsidiaries which would result from all other ERISA Events that have occurred or are expected to occur with respect to Plans during such fiscal year, of $3,000,000.

          (b) Schedule B (Actuarial Information to the annual report (Form 5500 series)) most recently completed with respect to each Plan, copies of which have been filed with the Internal Revenue Service and delivered to the Agent, is complete and accurate in all material respects and to the best knowledge of the Borrower represents a reasonable estimate of the funding status and financial condition of such Plan as of the date of such report, and, since the date of such Schedule B, to the best knowledge of the Borrower there has been no change in such funding status or financial condition that could reasonably be expected to have a Material Adverse Effect.

          (c) Neither the Borrower, nor any Subsidiary nor any ERISA Affiliate of either of them has incurred, or is expected to incur, any Withdrawal Liability to Multiemployer Plans in excess in any fiscal year of the Borrower, of $3,000,000 in the aggregate for the Borrower, its Subsidiaries and the ERISA Affiliates of any of them.

          (d) Neither the Borrower, nor any Subsidiary nor any ERISA Affiliate of either of them has received any notification that any Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and to the best knowledge of the Borrower, no Multiemployer Plan is expected to be in reorganization or to be terminated within the meaning of Title IV of ERISA, in either case where all such reorganization or terminations would result in any liability in any fiscal year of the Borrower in excess of $3,000,000 in the aggregate for the Borrower, its Subsidiaries and the ERISA Affiliates of any of them.

          (e) With respect to each Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA and which is intended to qualify under Section 401 of the Code, a favorable determination letter has been received from the Internal Revenue Service stating that such Plan so qualifies, and nothing has occurred since the date of the issuance of such determination letter which would cause such Plan to cease to qualify under Section 401 of the Code.

          (f) None of the transactions contemplated by the Loan Documents or by any Plan constitutes a prohibited transaction as such term is defined in Section 406 of ERISA or Section 4975 of the Code.

          (g) Neither the Borrower, nor any Subsidiary, nor any ERISA Affiliate of any of them, nor any fiduciary of any Plan, has engaged in any transaction in violation of Section 404 of ERISA, which has resulted or could reasonably be expected to result in any liability in excess of $3,000,000 in the aggregate for the Borrower, its Subsidiaries and the ERISA Affiliates of any of them.

          (h) Neither the Borrower, nor any Subsidiary, nor any ERISA Affiliate of any of them, nor any Plan or fiduciary thereof, is a party to any litigation relating to or seeking benefits from any such Plan, nor does there exist one or more facts or events which could form the basis for any such litigation, where such litigation could reasonably be expected to result in any liability in excess of $3,000,000 in the aggregate for the Borrower, its Subsidiaries and the ERISA Affiliates of any of them.

          (i) No event has occurred, in connection with which the Borrower, any Subsidiary or any ERISA Affiliate of any of them, could be subject to any material liability under any statute, regulation or governmental order relating to any Plan or pursuant to any obligation of the Borrower, any Subsidiary or any ERISA Affiliate to indemnify any Person against any liability incurred under any such statute, regulation or order as they relate to any such Plan, which could reasonably be expected to result in any liability in excess of $3,000,000 in the aggregate for the Borrower, its Subsidiaries and the ERISA Affiliates of any of them.

          (j) Except as set forth in Schedule 3.13 or as disclosed in the Debtor's 1996 Annual Report, neither the Borrower, nor any Subsidiary, nor any ERISA Affiliate of any of them, nor any welfare benefit plan maintained by the Borrower, any Subsidiary or any ERISA Affiliate of any of them has any present or future obligation to make any payment to or with respect to any present or former employee, officer, director or agent of the Borrower, any Subsidiary, or any ERISA Affiliate of any of them pursuant to any retiree medical benefit plan, or other retiree welfare benefit plan (and the aggregate liability of the Borrower, its Subsidiaries and the ERISA Affiliates of any of them in respect of all obligations disclosed on Schedule 3.13 or in the Debtor's 1996 Annual Report does not exceed $22,000,000), and no condition exists which would prevent the Borrower, any Subsidiary or any ERISA Affiliate of any of them from amending or terminating any such benefit plan or welfare benefit plan.

          (k) Each welfare benefit plan which covers or has covered present or former employees, officers, directors or agents of the Borrower, any Subsidiary, or any ERISA Affiliate of any of them and which is a "group health plan" as defined in Section 607(1) of ERISA, has been operated at all times in compliance with provisions of Part 6 of Title I of ERISA and Sections 162(k) and 4980B of the Code.

     Section 3.14. Good Title to Properties. Each of the Borrower and its Subsidiaries has good and marketable title to substantially all its properties and assets, including, without limitation, the Collateral, subject to no Liens, except such as would be permitted under Section 6.1.

     Section 3.15. Trademarks, Patents, etc. Each of the Borrower and its Subsidiaries possesses all the Trademarks, copyrights, patents, licenses, or rights in any thereof, adequate in all material respects for the conduct of its business as now conducted and presently proposed to be conducted, without conflict with the rights or, to the best knowledge of the Borrower, any presently claimed rights of others.

     Section 3.16. Labor Matters. Neither the Borrower nor any Subsidiary has experienced any strike, labor dispute, slowdown or work stoppage due to labor disagreements which could reasonably be expected to have a Material Adverse Effect, and to the best knowledge of the Borrower, there is no such strike, dispute, slowdown or work stoppage threatened against the Borrower or any Subsidiary.

     Section 3.17. Evnvironmewntal Matters. To the best of the Borrower's knowledge after due inquiry, except as set forth on Schedule 3.17:

          (a) the Property does not contain any Hazardous Substance in amounts or concentrations which (i) constitute a violation of, or (ii) could reasonably give rise to liability under, any Environmental Law except in either case insofar as such violation or liability, or any aggregation thereof, could not reasonably be expected to result in a Material Adverse Effect;

          (b) the Property and all operations at the Property are in compliance, and have in the last three years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at or under the Property, or violation of any Environmental Law with respect to the Property or the operations at the Property, which could reasonably be expected to result in a Material Adverse Effect;

          (c) neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, noncompliance, liability or potential liability regarding environmental matters or compliance with any Environmental Law with regard to any of the Property or the operations at the Property, nor does the Borrower or such Subsidiary have knowledge or reason to believe that any such notice will be received or is being threatened except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that could reasonably be expected to result in a Material Adverse Effect;

          (d) Hazardous Substances have not been transported or disposed of from any of the Property in violation of, or in a manner or to a location which could reasonably give rise to liability under, any Environmental Law, nor have any Hazardous Substances been generated, treated, stored (other than materials stored in the normal course of its retail business in accordance with all applicable laws) or disposed of at, on or under any of the Property in violation of, or in a manner that could reasonably give rise to liability under, any applicable Environmental Law except insofar as any such violation or liability referred to above, or any aggregation thereof, could not reasonably be expected to result in a Material Adverse Effect;

          (e) no judicial proceedings or governmental or administrative action is pending or, to the knowledge of the Borrower after due inquiry, threatened, under any Environmental Law to which the Borrower is or will be named as a party with respect to the Property or the operations at the Property, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Property or such operations except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, could not reasonably be expected to result in a Material Adverse Effect; and

          (f) there has been no release or threat of release of any Hazardous Substance at or from the Property, or arising from or related to the operations of the Property in connection with the Property or otherwise in connection with such operations in violation of or in amounts or in a manner that could reasonably give rise to liability under any Environmental Law, except insofar as any such violation or liability referred to above, or any aggregation thereof, could not reasonably be expected to result in a Material Adverse Effect.

     Section 3.18. Location and Divisions of the Borrower. As of the Effective Date, all of the Borrower's stores, warehouses, distribution centers, offices, headquarters and any other operating and organizational facilities and premises are listed on Schedule 3.18. The Borrower uses each of the division names set forth on Schedule 3.18 only in the states listed below each such name, and the Borrower does not do business under any names other than its own and the names of such divisions.

     Section 3.19. Solvency. On and as of the Effective Date, after giving effect to the restructuring of the Pre-Petition Term Loans, the Pre-Petition Revolving Credit Loans, the DIP Revolving Credit Loans and the DIP Letters of Credit and to all other debt of the Borrower pursuant to the Plan of
Reorganization (including the Loans incurred or to be incurred by the Borrower and the Liens created, or to be created, in connection therewith): (a) the Borrower has no reason to believe that any final judgments against the Borrower or any affected Subsidiary in actions for money damages with respect to pending or threatened litigation will be rendered at a time when, or in an amount such that, the Borrower or such affected Subsidiary will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered) and the cash available to the Borrower and its Subsidiaries, after taking into account all other anticipated uses of the cash of the Borrower and its Subsidiaries (including the payments on or in respect of debt referred to in clause (c) of this Section), is anticipated to be sufficient to pay all such judgments promptly in accordance with their terms; (b) the sum of the present fair saleable value of the assets of the Borrower and its Subsidiaries will exceed the probable liability of the Borrower and its Subsidiaries on their respective debts; (c) neither the Borrower nor any of its Subsidiaries will have incurred or intends to, or believes that it will, incur debts beyond its ability to pay such debts as such debts mature (taking into account the timing and amounts of cash to be received by the Borrower and its Subsidiaries from any source, and of amounts to be payable on or in respect of debts of the Borrower and its Subsidiaries and the amounts referred to in clause (a) of this Section) and the cash available to the Borrower and its Subsidiaries, after taking into account all other anticipated uses of the cash of the Borrower and its Subsidiaries, is anticipated to be sufficient to pay all such amounts on or in respect of debts of the Borrower and its Subsidiaries, when such amounts are required to be paid; and (d) the Borrower and each of its Subsidiaries will have sufficient capital with which to conduct its present and proposed business and the property of the Borrower and each of its Subsidiaries does not constitute unreasonably small capital with which to conduct its present or proposed business. For purposes of this Section, "debt" means any liability on a claim, and "claim" means (i) any right to payment whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (ii) any right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured. On the date of each Loan and the issuance of each Letter of Credit (and after giving effect to all Loans and Letters of Credit outstanding as of such date), the representations set forth in this Section shall be true and correct. With respect to clauses (b) and (d) of this Section, with respect to the Borrower, such representations and warranties are made to the best of the knowledge of the Borrower, except that such representations and warranties are made without qualification to the extent that the untruth or inaccuracy of any such representation or warranty would result in a Material Adverse Effect.

SECTION 4.  CONDITIONS TO  EFFECTIVENESS  OF  REORGANIZATION  AND
            EXTENSIONS OF CREDIT

     Section 4.1. Conditions Precedent to Effectiveness of Reorganization, Initial Loans and Initial Letters of Credit The effectiveness of (i) the restructuring of the Borrower's obligations arising under the Pre-Petition Credit Agreement and the DIP Credit Agreement and (ii) the obligations of the Lenders to finance the Plan of Reorganization through the restructuring of such obligations under the Pre-Petition Credit Agreement and the DIP Credit Agreement and of the New Revolving Lenders to make the initial New Revolving Loans and of the relevant Fronting Bank to issue the initial Letter of Credit, in which the New Revolving Lenders shall participate, is subject to the following conditions precedent, each of which shall have been satisfied or waived (except as otherwise provided in this Section) by the Required Revolving Lenders and, in the case of the conditions contained in Sections 4.1(b)(i) and (ii), (c), (e),
(f), (g), (h), (i) and (j), the Required Pre-Petition Lenders and all of the DIP Lenders, and all of which shall have been satisfied or waived on or prior to December 31, 1997, unless the Required Pre-Petition Lenders and all of the DIP Lenders shall have agreed to extend such date:

          (a)  Supporting Documents.  The Agent shall have received:

               (i) a copy of the Borrower's certificate of incorporation, certified as of a recent date by the Secretary of State of Delaware;

               (ii) a certificate  of the Secretary of State of Delaware,  dated as of a recent date, as to the good standing of the Borrower and as to the charter documents on file in the office of the Secretary of State;

               (iii)a certificate of the Secretary or an Assistant  Secretary of the Borrower, dated the date of the initial Loans or the initial Letters of Credit hereunder, delivered as part of the Closing Certificate referred to in clause (iv) below and certifying (A) that attached thereto is a true and complete copy of the by-laws of the Borrower as in effect on the date of such certification, (B) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Borrower authorizing the restructuring, the Borrowings of New Revolving Loans and the issuance of
                    Letters of Credit hereunder, the execution, delivery and performance in accordance with their respective terms of this Agreement, the Notes, the other Loan Documents and any other documents required or contemplated hereunder or thereunder and the granting of the security interest in the Letter of Credit Accounts contemplated hereby, (C) that the certificate of incorporation of the

                    Borrower has not been amended since the date of the certificate of the Secretary of State furnished pursuant to clause (i) above (other than by the filing of the
                    Certificate of Ownership and Merger with respect to the Borrower by the Debtor on December 2, 1997) and (D) as to the incumbency and specimen signature of each officer of the Borrower executing this Agreement, the Notes and the other Loan Documents or any other document delivered by it in connection herewith or therewith (such certificate to contain a certification by another officer of the Borrower as to the incumbency and signature of the officer signing the certificate referred to in this clause (iii)); (1)

               (iv) receipt by the Agent of a closing  certificate  signed by an executive officer of the Borrower, substantially in the form of Exhibit L (the "Closing Certificate"), with appropriate insertions and attachments satisfactory in form and substance to the Agent; and

               (v) receipt by the Agent of a Notice of Borrowing with respect to the New Term Loans and any New Revolving Loans to be made on the Effective Date, and, if applicable, receipt by the Agent and the relevant Fronting Bank of an Application for the issuance of any Letters of Credit to be issued on the Effective Date.

          (b) Agreement; Notes. On or before the Effective Date, the Agent shall have received (i) executed counterparts of this Agreement from each of the parties hereto, (ii) New Term Notes executed on behalf of the Borrower, dated the Effective Date, payable to the order of each of the New Term Lenders, substantially in the form of Exhibit A-1 hereto, in an aggregate principal amount equal to such New Term Lender's New Term Loans as determined in accordance with Section 1.55 of the Plan of Reorganization and in an amount at least equal to $265 million and (iii) New Revolving Notes executed on behalf of the Borrower payable to the order of each of the New Revolving Lenders, substantially in the form of Exhibit A-2 hereto and in amount equal to its Commitment.

          (c) Confirmation Order. The Agent shall have received a certified copy of an order (the "Confirmation Order") of the Bankruptcy Court, in substantially the form of Exhibit B, which shall contain provisions providing for, inter alia,
(i) confirmation of the Plan of Reorganization, (ii) the release of all claims or causes of action by or on behalf of the Borrower or any of its Subsidiaries against the Secured Parties, (iii) an injunction against the prosecution of any such claim or cause of action, (iv) the nondischargeability of the Secured Obligations to the extent set forth in the DIP Financing Order and the waiver by the Borrower of any such discharge pursuant to Section 1141(d)(4) of the Bankruptcy Code, and (v) the continuation of superpriority administrative expense claims until the Effective Date and the continuation of the security interests granted to the respective Secured Parties pursuant to the DIP
Financing Orders, which Confirmation Order shall have become a Final Order, shall not have been amended or modified without the prior written consent of the Agent, the

Required Pre-Petition Lenders and the Required Revolving Lenders and shall not have been stayed, reversed, vacated or rescinded in any respect.

          (d) Plan of Reorganization and Disclosure Statement. The Plan of Reorganization and Disclosure Statement shall be in the form filed with the Bankruptcy Court, and any amendments, modifications and each of the exhibits to the Plan of Reorganization and/or Disclosure Statement shall be satisfactory to the Agent, the Required Pre-Petition Lenders and the Required Revolving Lenders in their reasonable discretion.

          (e) Reclamation Claims. The Debtor shall not have paid during the Case and the Borrower shall not have paid or reasonably anticipate being obligated to pay, on or after the Effective Date, more than $30 million in the aggregate for all reclamation claims with legal priority.

          (f) Required Inventory. The Borrower shall have delivered an Inventory Compliance Certificate, dated the Effective Date, demonstrating that it has at least $300 million in Required Inventory.

          (g) Trade Payables. The Debtor shall have post-petition trade payables which are not backed by letters of credit, deposits or any other form of credit support of not less than $30.6 million in the aggregate outstanding on the Effective Date and shall reasonably expect to have access to at least such amount of such trade credit from and after the Effective Date.

          (h) Minimum EBITDA. The Debtor shall have EBITDA during the first four completed fiscal months of the Case of not less than $12.9 million or, in the event that the Effective Date occurs on or prior to December 10, 1997, shall have EBITDA during the first three and three-quarter completed fiscal months of the Case of not less than $12.4 million, together with reasonably estimated or projected EBITDA for the last week of the fourth fiscal month of the Case of $0.5 million.

          (i) Debt to EBITDA Ratio. As of the Effective Date, the Borrower shall have a Debt to EBITDA ratio of not more than 7.9 to 1 on the basis of EBITDA for the period consisting of the twelve completed fiscal months immediately preceding the Effective Date for which definitive financial information is available.

          (j) Projected EBITDA. The Debtor, after consultation with Houlihan Lokey Howard & Zukin or any successor financial advisor to the Debtor, shall have delivered financial projections to the Agent, setting forth on a reasonable basis in good faith, aggregate EBITDA for the Borrower for the period consisting of the two fiscal years immediately following the Effective Date of at least $196 million subject to adjustments for non-material changes to the Business Plan implemented during the Case and approved by the Required Pre-Petition Lenders and all of the DIP Lenders.

          (k) Security and Pledge Agreement. The Borrower shall have duly executed and delivered to the Agent, for its benefit and the benefit of the other Secured Parties, an Amended and Restated Security and Pledge Agreement in substantially the form of Exhibit C (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Security and Pledge Agreement").

          (l) Mortgages. The Borrower shall have (x) duly executed and delivered to the Agent, for its benefit and the benefit of the other Secured Parties, mortgages and deeds of trust, substantially in the form of Exhibits D-1 and D-2 hereto, respectively, on the real properties constituting UBS Collateral and on the real properties securing the Synthetic Lease Obligations, together with Title Commitments or Policies as the Agent may require and Surveys relating thereto, (y) duly executed and delivered to the Agent, for its benefit and the benefit of the other Secured Parties, amended and restated mortgages and deeds of trust on the Properties included as part of Pre-Petition Collateral, substantially in the form of Exhibits D-3 and D-4 hereto (all of such mortgages and deeds of trust delivered pursuant to this subsection (l), collectively, together with any mortgages and deeds of trust executed and delivered after the Effective Date in respect of Available Property or After-Acquired Property, as amended, amended and restated, supplemented or otherwise modified from time to time, the "Mortgages"), in each case for the Agent's benefit and the benefit of the other Secured Parties, together with updated Title Policies with respect to such Properties and (z) provided evidence to the Agent of the filing of such Mortgages in the appropriate filing or recording offices and the payment of all taxes and recording fees relating thereto.

          (m) Financing Statements. The Agent shall have received (i) UCC-1 and/or UCC-3 Financing Statements executed on behalf of the Borrower for filing in all jurisdictions in which it would be necessary or desirable to make a filing in order to provide the Agent (for its benefit and the benefit of the other Secured Parties) with a perfected security interest in the Collateral and evidence of the filing of such UCC-1 and/or UCC-3 Financing Statements in all jurisdictions in which it would be necessary or desirable to provide the Agent (for its benefit and the benefit of the other Secured Parties) with a perfected security interest in the Collateral; and (ii) such UCC-11 searches as the Agent may require reflecting that no filings relating to Liens on the Collateral are of record in such jurisdictions except those permitted under the Loan Documents.


          (n) Vehicles. To the extent not previously provided, the Agent shall have received original certificates of title for Vehicles pledged to the Agent for its benefit and the benefit of the other Secured Parties with the Lien of the Agent noted thereon or accompanied by documentation required to effect the same.

          (o) Opinion of Counsel to the Borrower. The Secured Parties shall have received the favorable written opinion of counsel to the Borrower reasonably acceptable to the Agent, dated the Effective Date, substantially in the form of Exhibits G-1 and G-2.

          (p) Payment of Fees. The Borrower shall have paid to the Agent, the Underwriters and the Fronting Banks the then unpaid balance of all accrued and unpaid Fees owed under and pursuant to this Agreement and the letter referred to in Section 2.18.

          (q) Payment of Other Amounts. The Borrower shall have paid all accrued and unpaid interest, fees and other amounts (other than principal amounts outstanding on the Effective Date under the Pre-Petition Credit Agreement which are being exchanged for New Common Stock) owing pursuant to or in connection with the Pre-Petition Credit Agreement and the DIP Credit Agreement.

          (r) [Intentionally Omitted].

          (s) Corporate and Judicial Proceedings. All corporate and judicial proceedings and all instruments and agreements in connection with the transactions among the Borrower, the Agent, the Fronting Banks, the Underwriters and the Lenders contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Agent, and the Agent shall have received all information and copies of all documents and papers, including records of corporate and judicial proceedings, which the Agent may have reasonably requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate, governmental or judicial authorities.

          (t) Compliance with Laws. The Borrower shall have granted the Agent access to and the right to inspect all reports, audits and other internal information of the Borrower relating to environmental matters, and any third party verification of certain matters relating to compliance with Environmental Laws requested by the Agent, and the Agent shall be reasonably satisfied that the Borrower and its Subsidiaries are in compliance in all material respects with all applicable Environmental Laws and be satisfied with the costs of maintaining such compliance.

          (u) Designated Equity. The Borrower shall have twenty million shares of common stock issued and outstanding or authorized and reserved for issuance pursuant to the Plan of Reorganization (the "New Common Stock"), of which the New Revolving Lenders shall be entitled to receive 460,000 shares in consideration for their Commitments, and the New Term Lenders shall be entitled to receive the number of shares of New Common Stock determined in accordance with Section 3.4(a) of the Plan of Reorganization.

          (v) Post-Effective Date Board of Directors. The size and composition of the new Board of Directors of the Borrower as of the Effective Date (and the term of each director) shall be acceptable to the Agent and a majority of the Pre-Petition Lenders.

          (w) No Material Adverse Change. There shall not have occurred since September 1, 1997, a material adverse change, or development or event involving a prospective change, which, in the reasonable judgment of the Required Revolving Lenders, could have a Material Adverse Effect or could materially adversely affect the rights and remedies of the Agent or any of the other Secured Parties under the Loan Documents, and none of the Agent or any of the other Secured Parties shall have become aware of any theretofore previously undisclosed materially adverse information with respect to the matters described in this clause (w);

          (x) Absence of Litigation. There shall be no actions, suits or proceedings by any Governmental Authority or other Person or investigation by any Governmental Authority or other Person pending or known by the Borrower to be threatened with respect to the Borrower or any of its Subsidiaries or (relating to the transactions contemplated hereunder) the Agent or any of the other Secured Parties which could reasonably be expected to have a Material Adverse Effect; there shall be no judgment, order, injunction or other restraint prohibiting any of the transactions contemplated by any of the Loan Documents;

          (y) Effectiveness of Synthetic Lease Loan Agreement and UBS Loan Agreement. All of the UBS Loan Documents and the Synthetic Lease Loan Documents shall have been executed and delivered in form and substance satisfactory to the Agent, and the Effective Date (as defined in each of the Synthetic Lease Loan Agreement and the UBS Loan Agreement) shall have occurred.

          (z) Information. The Agent shall have received such information (financial or otherwise) as may be reasonably requested by the Agent or the Underwriters.

          (aa) Closing Documents. The Agent shall have received all documents (including security documents granting the liens in favor of the Agent contemplated hereby) required by this Agreement reasonably satisfactory in form and substance to the Agent and, in the case of the issuance of a Letter of Credit, the relevant Fronting Bank shall have received all documents it requires in connection with its agreement to issue Letters of Credit hereunder in form and substance reasonably satisfactory to such Fronting Bank.

     Section 4.2. Conditions Precedent to Each Loan and Each Letter of Credit after the Effective Date. After the Effective Date, the obligation of the New Revolving Lenders to make each New Revolving Loan and of the relevant Fronting Bank to issue each Letter of Credit is subject to the following conditions precedent:

          (a) Notice. The Agent shall have received a Notice of Borrowing with respect to such New Revolving Loans or the Agent and the relevant Fronting Bank shall have received an Application for the issuance of such Letter of Credit as required by Sections 2.2(b) or 2.6, as the case may be, which Notice of Borrowing or Application shall be accompanied by an Inventory Compliance Certificate.

          (b) Representations and Warranties. All representations and warranties contained in this Agreement and the other Loan Documents or otherwise made in writing in connection herewith or therewith shall be true and correct in all material respects on and as of the date of each Borrowing of New Revolving Loans or the issuance of each Letter of Credit hereunder with the same effect as if made on and as of such date except to the extent such representations and warranties expressly relate to an earlier date.

          (c) Compliance; No Default. On the date of each Borrowing of New Revolving Loans hereunder or the issuance of each Letter of Credit, the Borrower shall be in compliance with all of the terms and provisions set forth herein to be observed or performed, and no Default or Event of Default shall have occurred and be continuing.

          (d) Confirmation Order. The Confirmation Order shall be in full force and effect and shall not have been amended or modified without the prior written consent of the Agent, the Majority Term Lenders and the Required Revolving Lenders and shall not have been stayed, reversed, vacated or rescinded in any respect.

          (e) Payment of Fees. The Borrower shall have paid to the Agent, the Fronting Banks, the Underwriters and the New Revolving Lenders, the then unpaid balance of all accrued and unpaid Fees then payable under or pursuant to this Agreement.

          (f) Required Inventory. The Borrower shall have Required Inventory on the date of each Borrowing or the issuance of each Letter of Credit hereunder.

     The request by the Borrower for, and the acceptance by the Borrower of, each extension of credit hereunder shall be deemed to be a representation and warranty by the Borrower that the conditions specified in this Section have been satisfied at that time.

SECTION 5.   AFFIRMATIVE COVENANTS

     From the date hereof and for so long as any Commitment shall be in effect or any Letter of Credit shall remain outstanding (in a face amount in excess of the amount of cash then held in the relevant Letter of Credit Account pursuant to Section 2.12(h)), or any amount shall remain outstanding under any Note or unpaid under this Agreement, the Borrower agrees that it will, and it will cause each Subsidiary to:

     Section 5.1. Financial Statements, Reports, etc. Deliver to the Agent and each of the Fronting Banks and the Lenders (or, in the case of the weekly report delivered pursuant to Section 5.1(l), deliver to the Agent for distribution to the Fronting Banks and the Lenders):

          (a) as soon as available and in any event within 90 days after the end of each fiscal year, the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year (unless, in accordance with GAAP, such comparative financial statements are not prepared), the consolidated statement of the Borrower and its Consolidated Subsidiaries to be audited for the Borrower by independent public accountants of recognized national standing acceptable to the Required Lenders and accompanied by an opinion of such accountants (which shall not be qualified in any material respect);

          (b) as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters and within 90 days after the end of the fourth fiscal quarter of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and related consolidated statements of income and cash flows for such fiscal quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the previous fiscal year, together with a comparison of such results to the relevant portion of the Annual Budget, each certified by a Financial Officer as fairly presenting the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments (it being understood that the Borrower shall also deliver copies of the financial statements delivered pursuant to this clause (b) with respect to the first two quarters of its 1998 fiscal year, together with copies of the related certificates delivered pursuant to clause (c) below, to Arthur Andersen LLP, financial advisors to the Debtor's Unsecured Creditors' Committee);

          (c) concurrently with any delivery of financial statements under clauses (a) or (b) above, (i) a certificate of a Financial Officer, substantially in the form of Exhibit N hereto, certifying such statements (A) stating that no Default or Event of Default has occurred, or, if such Default or Event of Default has occurred, specifying the nature, the period of existence and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (B) setting forth computations in reasonable detail satisfactory to the Agent demonstrating whether the Borrower was in compliance with the provisions of Sections 6.4, 6.7 and 6.16 on the date of such financial statements and (ii) a certificate of such accountants accompanying the audited consolidated financial statements delivered under (a) above certifying that, in the course of the regular audit of the business of the Borrower, such accountants have obtained no knowledge that an Event of Default has occurred and is continuing, or if, in the opinion of such accountants, an Event of Default has occurred and is continuing, specifying the nature thereof and all relevant facts with respect thereto;

          (d) within 15 Business Days of the end of each fiscal month (or, in the case of the last fiscal month of the Borrower in each fiscal year, within 45 days), commencing with the fiscal month in which the Effective Date has occurred, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, related statement of income and cash flows showing the financial condition of the Borrower and its Consolidated Subsidiaries and the results of operations as of the close of such fiscal month and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding month and the corresponding portion of the Borrower's previous fiscal year, together with a comparison of such results to the relevant portion of the Annual Budget.

          (e) as soon as practicable, and in any event within 45 days of the Effective Date, a pro forma statement of the Borrower's financial condition as of the Effective Date in form, scope and detail reasonably satisfactory to the Agent;

          (f) within 45 days after the commencement of each fiscal year, a forecast of the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries, by month, for the twelve fiscal months commencing with the first month of such fiscal year (the "Annual Budget"), and not later than 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, a narrative discussion by management of the Borrower of the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries for such period, together with a reforecast for the balance of such fiscal year, in all instances in form, scope and detail satisfactory to the Agent;

          (g) on the earlier of the date of delivery by the Borrower to the Agent, the Fronting Banks and the Lenders of the financial statements required to be delivered pursuant to Section 5.1(a) covering such fiscal year and 90 days after such fiscal year, an Excess Cash Flow Certificate setting forth the calculation of Excess Cash Flow based upon such fiscal year's audited financial statements then delivered;

          (h) promptly upon request therefor by the Agent, copies of all reports submitted by independent public accountants to the Borrower in connection with each annual, interim or special audit of the financial statements of the Borrower and its Consolidated Subsidiaries, including, without limitation, any comment letters submitted by such accountants to management in connection with their annual audit;

          (i) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer of the Borrower, in form and substance reasonably satisfactory to the Agent, describing all gains and losses by the Borrower and its Consolidated Subsidiaries for such fiscal quarter just ended from the sale or other disposition of their assets which do not constitute extraordinary gains or losses under GAAP and for which the sale price or book value for such capital asset at time of sale is greater than $3,000,000;

          (j) forthwith upon becoming aware of (i) any litigation or other proceeding which could reasonably be expected to have a Material Adverse Effect or (ii) any default with respect to any obligation of the Borrower under any agreement, instrument, or other undertaking to which the Borrower or any of its Subsidiaries is a party or by which it or any of its properties is bound or any event or condition which could reasonably be expected to have such a material adverse effect, notice thereof;

          (k) promptly upon becoming aware of any Material Adverse Effect since the Effective Date, notice thereof;

          (l) within six Business Days of the end of each week, a flash report reflecting sales and gross margins for such week in form, scope and detail reasonably satisfactory to the Agent;

          (m) (i) promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan;

               (ii) promptly and in any event within fifteen (15) days after the Borrower knows or has reason to know that any ERISA Event has occurred, a statement of the chief financial officer of the Borrower describing such ERISA Event and the action, if any, which the Borrower, any Subsidiary or any ERISA Affiliate of either of them proposes to take with respect thereto;

               (iii) promptly and in any event within ten (10) Business Days after receipt thereof by the Borrower or any Subsidiary or any ERISA Affiliate of either of them, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan; and

               (iv) promptly and in any event within ten (10) Business Days after receipt thereof by the Borrower or any Subsidiary or any ERISA Affiliate of either of them from the sponsor of a Multiemployer Plan, a copy of each notice concerning (1) the imposition of Withdrawal Liability by a Multiemployer Plan, (2) the reorganization or termination, within the meaning of Title IV of ERISA, of any Multiemployer Plan or (3) the amount of liability incurred, or which may be incurred, by the Borrower or any Subsidiary or any ERISA Affiliate of either of them in connection with any event described in clause (1) or (2) above;

          (n) promptly upon the formation of any Subsidiary, notice thereof;

          (o) promptly upon the release of any Liens or the satisfaction or discharge of all or a portion of the Liens securing the Real Estate Financing or the Liens granted under the Synthetic Lease Loan Documents or Liens granted to any other lenders, notice thereof;

          (p) promptly upon the merger of any Subsidiary into the Borrower, notice thereof;

          (q) promptly upon the opening of any store or other retail location, notice thereof and, to the extent such store or other retail location is in a jurisdiction in which UCC-1 Financing Statements have not been delivered to the Agent, promptly deliver executed UCC-1 Financing Statements on forms then provided by the Agent to the Borrower;

          (r) within three (3) Business Days after any amendment, modification, supplement to or waiver of any provisions of the UBS Loan Documents, the Synthetic Lease Loan Documents, the GE Credit Program Documents, or any other material credit arrangements, notice thereof, together with a copy of each such fully executed amendment, modification, supplement or waiver;

          (s) without limiting any of the Borrower's other obligations to give notice under the Loan Documents, within fifteen (15) days of the end of each fiscal quarter, furnish to the Agent lists of (i) all After-Acquired Property and Vehicles acquired by the Borrower or any Subsidiary during such quarter,
(ii) all Trademarks for which the Borrower or any Subsidiary has filed a registration application during such quarter and (iii) all property which became Available Property during such quarter, setting forth in each case the date of acquisition or filing thereof and otherwise substantially in the form of Exhibit O hereto, all certified by the chief financial officer of the Borrower;

          (t) on the second Business Day of the first and third full weeks of each fiscal month of the Borrower, deliver to the Agent and each Lender an Inventory Compliance Certificate, substantially in the form of Exhibit M hereto (an "Inventory Compliance Certificate"), certifying that the Borrower continues to maintain Required Inventory;

          (u) promptly, upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

          (v) promptly, and in any event within ten (10) Business Days prior to the proposed closing of any purchase or refinancing by the Borrower of any notes payable to one or more of the Synthetic Lease Banks, written notice as to the identity of the purchaser, the applicable purchase price and the proposed payment date, together with a copy of the proposed purchase and release documents; and

          (w) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or its Subsidiaries, or compliance with the terms of any material loan or financing agreements as the Agent, any Fronting Bank or any Lender may reasonably request.


     Section 5.2. Conduct of Business; Maintenance of Existence. Continue to engage in business of the same general type as now conducted by the Borrower and its Subsidiaries, and will preserve, renew and keep in full force and effect, and, except as permitted by Section 6.3(f), will cause each Subsidiary to preserve, renew and keep in full force and effect, its respective corporate existence and its respective rights, privileges and franchises except for such rights, privileges and franchises when the failure of which to preserve, renew and keep in full force and effect could not reasonably be expected to have a Material Adverse Effect.

     Section 5.3. Maintenance of Property; Insurance. (a) Keep all material property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

     (b) Keep its material properties (including without limitation all Property) insured at all times with financially sound and reputable insurance companies, against such risks as is customary for companies of the same or similar size in the same or similar businesses; provided, that such insurance shall (i) insure the property (including without limitation all Property) of the Borrower and its Subsidiaries (other than motor vehicles) against all risk of loss or damage including, without limitation, loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Agent, but in no event in an amount less than the replacement cost value thereof, and (ii) insure the Borrower and its Subsidiaries, and the Agent and the other Secured Parties against comprehensive general and automobile liability in an amount not less than $1,000,000 per occurrence under primary insurance policies, with not less than $45,000,000 per occurrence coverage under umbrella insurance policies for personal injury, bodily injury and property damage relating to the property and operations of the Borrower and its Subsidiaries, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Agent. All such insurance shall, within twenty days after the Effective Date
(i) contain a breach of warranty clause in favor of the Agent and the other Secured Parties in all loss or damage insurance policies and have a severability of interest clause in all liability insurance policies, (ii) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after written notice to the Agent thereof, (iii) name the Agent for the benefit of the Secured Parties as loss payee for physical damage insurance with respect to property as to which a Lien has been granted to the Agent, with the right to adjust the same (provided, that with respect to property to which a Lien permitted hereunder has been granted to another creditor, such other creditor may also be named as loss payee, with payment to be made as their interests may appear) and name the Agent and the other Secured Parties as additional insureds for liability insurance, with the Agent having the right to adjust the same, (iv) state that neither the Agent nor any of the other Secured Parties shall be responsible for premiums, commissions, club calls, assessments or advances, (v) contain a waiver of all rights of set-off, counterclaim, deduction or subrogation against the Agent and the other Secured Parties and (vi) be reasonably satisfactory in all other respects (including deductibles) to the Agent.

     (c) Furnish to the Agent, on or prior to the Effective Date, a schedule, a copy of which is annexed as Schedule 5.3, describing all insurance maintained by the Borrower, which schedule shall set forth, for each insurance policy, the policy number, the scope of coverage, the policy limits and deductibles, the insurer (and reinsurers, if applicable) and the expiration date.

     (d) Furnish to the Agent, original certificates of insurance complying with the requirements of this Section set forth above and containing signatures of duly authorized representatives of the insurer, on or prior to the date which is twenty days after the Effective Date and at all times prior to policy termination, cessation or cancellation.

     (e) Maintain such other insurance or self insurance as may be required by law or as the Agent may reasonably request.

     Section 5.4. Compliance with Laws. Comply in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of Governmental Authorities (including, without limitation, ERISA) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings, and the Borrower or such Subsidiary have set aside on its books adequate reserves (determined in accordance with GAAP) with respect thereto or where the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

     Section 5.5. Obligations and Taxes. Pay all its material obligations promptly and in accordance with their terms and pay and discharge promptly all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property before the same shall become in default, as well as all material lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a Lien or charge upon such properties or any part thereof; provided, that the Borrower and its Subsidiaries shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings (if the Borrower or such Subsidiary shall have established on its books adequate reserves therefor). For purposes of this Section, the term "obligation" shall not include those obligations discharged under the Plan of Reorganization.

     Section 5.6. Notice of Event of Default, etc. Promptly give to the Agent notice in writing of any Default or Event of Default hereunder or under any of the other Loan Documents.

     Section 5.7. Access to Books and Records. Maintain or cause to be maintained at all times true and complete books and records of the financial operations of the Borrower and its Subsidiaries; and provide the Agent and its representatives access to all such books and records during regular business hours, in order that the Agent may examine and make abstracts from such books, accounts, records and other papers for the purpose of verifying the accuracy of the various reports delivered by the Borrower to the Agent, the Fronting Banks or the Lenders pursuant to this Agreement or for otherwise ascertaining compliance with this Agreement; and at any reasonable time and from time to time during regular business hours, upon reasonable notice, permit the Agent and any agents or representatives (including, without limitation, appraisers) thereof to visit the properties of the Borrower and its Subsidiaries and to conduct examinations of and to monitor the Collateral.

     Section 5.8. Modifications to Business Plan. As soon as practicable, furnish to the Agent, the Lenders and the Fronting Banks all material modifications to the Business Plan, and make its senior officers and advisors available to discuss the same with the Agent and its advisors upon the Agent's reasonable request.

     Section 5.9. Customer Charge Sales. Continue to maintain a "Project Card" and commercial credit receivables sales and administration program with the Credit Card Banks pursuant to the GE Credit Program Documents or a similar program (it being understood that a program shall not be deemed to be dissimilar solely by virtue of the fact that the Borrower shall act as the administrator or "servicer" of the receivables thereunder) with another Person, in each case on terms and conditions which are, in the aggregate, not materially less favorable to the Borrower nor materially more restrictive than those provided for in the GE Credit Program Documents as in effect on the Effective Date (except for changes in such terms and conditions which are acceptable to the Agent and the Required Lenders in their judgment reasonably exercised) .

     Section 5.10. Lender Meetings.From time to time as requested by the Agent, the Majority Term Lenders or the Majority Revolving Lenders, participate, and cause the chief financial officer to be available for and to participate in, a meeting of the Agent and the Lenders to be held, at reasonable intervals, at locations and at times requested by the Agent (and if applicable, the Majority Term Lenders or the Majority Revolving Lenders, as the case may be), and reasonably satisfactory to the Borrower.

     Section 5.11. Available and After-Acquired Properties. If any real property, buildings, fixtures, equipment or improvements owned or leased by the Borrower or any Subsidiary become Available Property, or the Borrower or any Subsidiary acquires any interest in any real property including without limitation a leasehold interest and any related buildings, fixtures, equipment or improvements (each such property or interest, an "After-Acquired Property"), promptly, but in any event within 30 days, provide written notice thereof to the Agent, setting forth with specificity a description of such property or interest acquired, the location of the property interest, any structures or improvements thereon and an appraisal or its good faith estimate of the current fair market value of such property or interest. If the Agent so requests, the Borrower or the relevant Subsidiary shall promptly execute and deliver to the Agent a mortgage or deed of trust, substantially in the form of Exhibits D-3 and D-4 hereto, respectively (with such changes as may be deemed appropriate by the Agent's local real estate counsel for the state in question), together with such other documents or instruments as the Agent shall reasonably require, including (without limitation) a Title Policy, a Survey, a Phase I environmental report, UCC Financing Statements and an opinion of the Agent's local real estate counsel. The Borrower shall pay all reasonable fees and expenses, including attorneys' fees and expenses or the allocated charges and premiums, in connection with its obligation under this Section. If at any time after the date hereof, any existing Lien or sale-leaseback arrangement which prevents the further mortgaging of any real property of the Borrower or any Subsidiary, shall for any reason no longer prevent such further mortgaging, then such property shall also be deemed an After-Acquired Property for purposes of this Section.

     Section 5.12. Subsidiaries; Subsidiary Guarantees and Security Agreements. Use its best efforts to conduct all of its business, to the extent feasible, through a single corporate entity (i.e., the Borrower) and to avoid the formation or acquisition of Subsidiaries. Notwithstanding the foregoing, in the event that the Borrower determines that it is in its best interest to form or acquire a Subsidiary, the Borrower will, in addition to complying with the requirements of Section 6.10(iv), cause such Subsidiary to be wholly-owned, to have aggregate net payables owing to the Borrower of less than $10,000,000 at all times and to execute and deliver to the Agent for the benefit of the Secured Parties a guarantee, substantially in the form of Exhibit E hereto, a security agreement granting collateral security for the guaranteed obligations, substantially in the form of Exhibit F hereto, and such other documents and opinions in connection therewith as the Agent shall reasonably request, all in form and substance satisfactory to the Agent. Such guarantee, security agreement and such other documents shall be delivered to the Agent no later than 30 days after the date on which such Subsidiary has been formed or otherwise acquired by the Borrower.

     Section 5.13. Further Assurances. At the Borrower's cost and expense, upon request of the Agent, duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts as may be necessary or desirable in the opinion of the Agent or its counsel to give effect to the provisions and purposes of this Agreement and the other Loan Documents.

     Section 5.14. Maintenance of Cash Management System. Maintain and, to the extent practicable, cause each of its Subsidiaries to maintain, all of its significant operating accounts and demand deposit accounts used for paying and receiving purposes in the ordinary course of its business with the Cash Management Banks, any of the Lenders which is a commercial bank or any Affiliate of any Lender which is a commercial bank or any other commercial bank acceptable to the Agent and the Required Lenders, in each case, which commercial bank agrees, if requested by the Agent, to be bound by the terms of this Agreement in writing. In connection with the foregoing, the Borrower will, to the extent practicable, cause substantially all of its available operating funds to be concentrated, on a daily basis, in a concentration account which shall at all times be maintained with one of the Cash Management Banks.

     Section 5.15. Environmental Undertaking. In the event the Agent determines that any representation hereunder may be incorrect or that the Borrower or any Subsidiary has failed to comply with any covenant contained in Section 6.15 in any material respect, promptly undertake such investigations, studies, samplings and testings relative to any Hazardous Substance at the Property in question as the Agent may request.

     Section 5.16. Post-Closing Matters

          (a) To the extent any Mortgages, Surveys or Title Policies were not delivered to the Agent on the Effective Date pursuant to Section 4.1(l), cause such Mortgages to be executed and delivered in recordable form for filing in the appropriate filing or recording offices within fifteen days of the Effective Date and cause any outstanding Surveys and Title Policies to be delivered to the Agent within 60 days of the Effective Date or such longer period not to exceed an additional 30 days to which the Agent may consent. All Title Policies and Surveys must be reasonably acceptable to the Agent in all respects.

          (b) To the extent that the Borrower shall not have delivered a Phase I environmental report with respect to the real properties constituting UBS Collateral as to which Mortgages are to be delivered pursuant to Section 4.1(l) as of the Effective Date, upon the Agent's reasonable request, at the Borrower's expense, cause such a report to be prepared and deliver the same to the Agent within 30 days of such request. All such Phase I environmental reports must be reasonably acceptable to the Agent in all respects.

          (c) To the extent that the Borrower shall not have delivered all of the documentation required by Section 5.3 to the Agent on the Effective Date, deliver the same within the time period provided therein.

          (d) To the extent that the Borrower shall not have delivered all of the original certificates of title for vehicles pledged to the Agent for its benefit and the benefit of the other Secured Parties as required pursuant to
Section 4.1(n) as of the Effective Date, deliver the same within sixty (60) days of the Effective Date.

SECTION 6.   NEGATIVE COVENANTS

     From the date hereof and for so long as any Commitment shall be in effect or any Letter of Credit shall remain outstanding (in a face amount in excess of the amount of cash then held in the relevant Letter of Credit Account, pursuant to Section 2.12(h)) or any amount shall remain outstanding under any Note or unpaid under this Agreement, the Borrower will not, and will not permit any Subsidiary to:

     Section 6.1. Liens. Incur, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by the Borrower, other than (i) Liens which were existing on the Effective Date as reflected on Schedule 3.6 hereto,
(ii) Liens of the same type as (and no more extensive than) those granted pursuant to the GE Credit Program Documents in favor of another Person replacing the Credit Card Banks in providing the Borrower's "Project Card" and commercial credit receivables sales and administration program in accordance with Section 5.9, (iii) Liens granted pursuant to the Security Documents; (iv) Liens granted on the UBS Collateral pursuant to the Real Estate Financing and Liens granted pursuant to the Synthetic Lease Loan Documents and (v) Permitted Liens.

     Section 6.2. Debt. Contract, create, incur, assume or suffer to exist any Debt, except for (i) the Loans and the Letters of Credit, (ii) Debt of the type described in clause (viii) of the definition of "Debt," to the extent that the aggregate notional or face amount of all such Debt, when taken together with all outstanding Hedging Obligations, does not exceed $36,000,000, (iii) Debt outstanding under the UBS Loan Documents and the Synthetic Lease Loan Documents, each as in effect on the Effective Date, and any Permitted Refinancing Debt, but not the increase or refunding of such Debt in whole or in part, except to the extent the same constitutes Permitted Refinancing Debt, (iv) Debt of the Borrower and its Subsidiaries outstanding under Capitalized Leases as in effect on the Effective Date, (v) Debt not in excess of $2,000,000 in the aggregate secured by Permitted Liens of the type described in clause (v) of the definition thereof, (vi) Debt of the Borrower and its Subsidiaries outstanding under Capitalized Leases entered into after the Effective Date to the extent permitted by Section 6.4, (vii) Debt arising from Investments that are permitted hereunder, and (viii) Debt incurred under the GE Credit Program Documents and any other agreements permitted under Section 5.9.

     Section 6.3. Consolidations, Mergers and Sales of Assets. (i) Consolidate or merge with or into any other Person, (ii) enter into a partnership or joint venture with another Person (other than by the acquisition of Minority Investments to the extent permitted by Section 6.10), or (iii) sell, lease, assign or otherwise transfer (whether voluntarily or involuntarily) all or any part of its assets except:

          (a) sales of Inventory in the ordinary course of business and customer receivable sales pursuant to the GE Credit Program Documents or any similar program entered into in accordance with Section 5.9;

          (b) sales or  transfers of assets  described  in clauses (i),  (ii) or
(iv) of the definition of "Designated Collateral" and sales or transfers of any other assets of the Borrower (not permitted by any other provision of this Section); provided, that (1) the sale price of each such asset (whether or not part of Designated Collateral) shall not be less than the fair market value of such asset at the time of sale thereof (and, if the sale price thereof is equal to or greater than $5,000,000, then the fair market value of such asset shall be determined in good faith and approved by the Board of Directors of the Borrower), (2) prior to or concurrently with each such sale for which the sale price is equal to or greater than $5,000,000, the Borrower shall deliver evidence to the Agent satisfactory to it of the fair market value at the time of sale of the asset being sold as determined by the Board of Directors of the Borrower, (3) not less than 65% of the sale price for each asset sold pursuant to this clause (b) shall be payable in cash on the date of such sale, (4) the non-cash portion of the sale price therefor, if any, shall be evidenced by one or more promissory notes maturing no later than three years after the date of such sale which shall be pledged to the Agent as provided in Section 6.10(v) or
(vii), (5) no such sale shall be permitted unless (x) the asset so sold shall constitute Designated Collateral or shall be sold pursuant to a Permitted Pad Sale or (y) the sale price of the asset so sold, together with the sale price of all assets (excluding assets described in subclause (x) immediately above) previously sold under this clause (b) in the same fiscal year of the Borrower in which such asset is being sold, shall not exceed $2,000,000 and (6) if such sale is to an Affiliate, it is made in compliance with Section 6.9;

          (c) the replacement in the ordinary course of business of rolling stock and equipment of the Borrower and its Subsidiaries;

          (d) the sale or other disposition, subject to the Lien of the Agent, by the Borrower to any of its Subsidiaries in the ordinary course of business of machinery and equipment of the Borrower no longer necessary for the proper conduct of the Borrower's business having a value, together with the value of all other property of the Borrower so sold or disposed of in the same fiscal year of the Borrower, of not greater than $5,000,000 and the sale or other disposition, subject to the Lien of the Agent, by the Subsidiaries to the Borrower in the ordinary course of business of machinery and equipment of such Subsidiaries no longer necessary for the proper conduct of such Subsidiaries' respective businesses having a value, together with the value of all other property of such Subsidiaries so sold or disposed of in the same fiscal year of the Borrower, of not greater than $5,000,000;

          (e) the lease by the Borrower, as lessor, of those stores and real estate described on Schedule 6.3 and other real property of the Borrower not necessary for the operations of the Borrower or any of its Subsidiaries, in each instance under this clause (e) having a fair market value of not greater than $5,000,000 individually, or $10,000,000 in the aggregate at any one time for all real property leased under this clause (e); provided, that such leases shall be entered into with a Person who is not an Affiliate of the Borrower on an arms' length basis for fair consideration and such leases shall not be capital leases;

          (f) the merger of any wholly owned Subsidiary into the Borrower or the consolidation of any wholly owned Subsidiary with the Borrower in which the Borrower shall be the surviving corporation;

          (g) the transfer of a Property acceptable to the Majority Lenders in their judgment reasonably exercised to Paycap in substitution for a property subject to the terms of any of the Capco

Subleases; provided, that (i) at least fifteen (15) days prior to the proposed transfer, the Borrower shall furnish current independent appraisals satisfactory to the Agent which demonstrate that the value of the Property subject to a Mortgage proposed to be transferred is reasonably equivalent to the value of the property subject to such Capco Sublease and (ii) simultaneously with the transfer of such Property subject to a Mortgage, such Mortgage shall be released and such substituted property shall become an Available Property and shall be subjected to a mortgage or deed of trust, substantially in the form of Exhibits D-1 and D-2, respectively (with such changes as may be deemed appropriate by the Agent's local real estate counsel for the state in question), and the Borrower shall otherwise comply with its obligations under Section 5.11 with respect to such substituted Available Property; and

          (h) sales of assets securing the Real Estate Financing or the Synthetic Lease Obligations for fair market value; provided, that the Net Cash Proceeds thereof are applied to the repayment or prepayment of the Real Estate Financing or the Synthetic Lease Obligations (as the case may be).

     The Borrower shall deliver to the Agent, no less than three (3) Business Days prior to the date of any expected sale or other disposition permitted under clause (b) (but only if any such sale or disposition under such clause (b) has a sale price of $1,000,000 or more) or clause (e) of this Section 6.3, written notice of the expected date of the closing of such sale or other disposition and the expected date of receipt by the Borrower of the Net Cash Proceeds with respect thereto; provided, that with respect to any expected sale or other disposition of any Property subject to Liens in favor of the Agent, the Borrower shall deliver to the Agent, no less than thirty (30) Business Days prior to the closing thereof, (x) written notice of the identity of the purchaser or transferee, the expected date of the closing of such sale or other disposition and the principal terms of the sale or other disposition and (y) the form of the purchase agreement to be delivered at the closing thereof.

     Directly or indirectly, make any expenditures or incur any obligations for fixed or capital assets or in respect of Capitalized Leases, including, but not limited to (x) payments on account of any Debt permitted pursuant to Section 6.2
(v), and (y) goodwill associated with any permitted Capital Expenditure that constitutes an Investment (collectively, "Capital Expenditures"), in excess, in the aggregate for the Borrower and its Subsidiaries for all such Capital Expenditures (and for all such Dual Path Capital Expenditures and all such other permitted Capital Expenditures), of the respective amounts set forth below opposite each of the fiscal years set forth below:

             Fiscal Year   Total Amount  Dual Path     Other

                1998       $59,600,000   $35,700,000   $23,900,000

                1999       $52,100,000   $31,100,000   $21,000,000

                2000       $41,200,000   $20,200,000   $21,000,000

                2001       $51,300,000   $ 5,000,000   $46,300,000

                2002       $52,300,000   $ 5,000,000   $47,300,000;


provided, that if, during any fiscal year of the Borrower set forth above:

          (i) the aggregate amount of all Dual Path Capital Expenditures shall be less than the amount set forth in the table above for such fiscal year (after the application of all Dual Path Capital Expenditures during such fiscal year, first to amounts available for such purpose for such fiscal year pursuant to the operation of this proviso), then the amount of the Dual Path Capital Expenditures for the next fiscal year shall be increased by an amount equal to the unutilized portion of Dual Path Capital Expenditures for such fiscal year; and

          (ii) the aggregate amount of all other permitted Capital Expenditures shall be less than the amount set forth in the table above for such fiscal year (after the application of all other permitted Capital Expenditures during such fiscal year, first to amounts available for such purpose for such fiscal year pursuant to the operation of this proviso), then the amount of the other permitted Capital Expenditures for the next fiscal year shall be increased by an amount equal to the lesser of (x) an amount equal to the unutilized portion of other permitted Capital Expenditures and (y) 50% of the amount of other permitted Capital Expenditures for such fiscal year;

provided further, that commencing with the Borrower's 1999 fiscal year, to the extent that the sum of (x) the interest expense of the Borrower and its
Consolidated Subsidiaries during such fiscal year plus (y) the Capital Expenditures made during such fiscal year pursuant to this Section is in excess of EBITDA for such fiscal year, the amount of Capital Expenditures permitted pursuant to this Section in the next fiscal year shall be reduced by the amount of such excess on a dollar-for-dollar basis.

     In the event that the Borrower or any of its Subsidiaries shall sell (or has sold), or shall receive (or has received) insurance proceeds in connection with the destruction of, a fixed or capital asset owned by it (other than a fixed or capital asset constituting Designated Collateral) and shall, within six months after the sale or 24 months after the destruction of such fixed or capital asset, purchase or enter into a Capitalized Lease with respect to a substantially similar fixed or capital asset as a replacement for such sold or destroyed fixed or capital asset, then for purposes of determining compliance with this Section, only that portion of the purchase price or Capitalized Lease obligation paid, incurred or accrued by the Borrower or such Subsidiary for such replacement fixed or capital asset in excess of the sale price or insurance proceeds, as the case may be, of the sold or destroyed similar fixed or capital asset shall be used in determining such compliance with this Section.

     Notwithstanding anything to the contrary contained in this Section, (x) until the first anniversary of the Effective Date, each Capital Expenditure permitted pursuant to this Section which involves aggregate expenses in excess of $1,000,000 or which involves the acquisition (whether by purchase, lease, exchange or otherwise) of any interest in real estate or any manufacturing or other business or operations shall be approved by the board of directors of the Borrower by the affirmative vote of a majority of the directors then in office (it being understood that after the first anniversary of the Effective Date the Borrower shall comply with any then applicable requirements of the board of directors concerning the approval of Capital Expenditures) and (y) there shall be excluded from the determination of the amount of Capital Expenditures made in any fiscal year, Capital Expenditures made during any such fiscal year to the extent of an amount equal to the Net Cash Proceeds received during such fiscal year from any Permitted Pad Sales of real property acquired by the Borrower.

     For purposes of this Section, (i) all obligations incurred under a Capitalized Lease shall be deemed to have been incurred on the date of execution of such lease and (ii) the amount of obligations incurred with respect to a Capitalized Lease on such date of execution of the lease shall be the capitalized amount thereof determined in accordance with GAAP.

     Section 6.5. No Negative Pledges. Enter into any agreements (a) prohibiting (or resulting in a default as a result of) the creation or assumption of any Lien upon the properties or assets of the Borrower or any of its Subsidiaries in favor of the Agent for the benefit of the Secured Parties (or any of them), except for restrictions contained in any lease prohibiting the mortgaging of such lease or of the property leased thereunder if either (i) such lease has a fair market value on the date of execution thereof of less than $100,000 or (ii) the Borrower or such Subsidiary shall have in good faith used reasonable efforts to obtain the agreement of the lessor that is a party thereto to exclude such restrictions from such lease and such lessor shall have refused so to agree, (b) requiring that the

Borrower or any Subsidiary also secure another obligation (other than any of the Secured Obligations) if any of the Secured Obligations are further secured or
(c) restricting the ability of any Subsidiary to (i) pay dividends or make capital distributions to the Borrower or another Subsidiary, (ii) make Investments in the Borrower or any Subsidiary or (iii) repay Investments by the Borrower or another Subsidiary in such Subsidiary.

     Section 6.6. Termination of Plans. Take any action to terminate any of its Plans which could result in a material liability of the Borrower or any Subsidiary to any Person.

     Section 6.7. EBITDA; Debt to EBITDA Ratio. (a) Permit cumulative EBITDA for the four consecutive fiscal quarters ending nearest to the last day of the months listed below to be less than the amount specified opposite such month (increased, in the case of the first three periods set forth below, by the amount, if any, by which EBITDA for the fourth quarter of the Borrower's 1997 fiscal year exceeds $11.5 million):

                      Fiscal Quarter Ending       EBITDA

                       February 1998          $ 43,200,000
                       May 1998               $ 33,600,000
                       August 1998            $ 39,200,000
                       November 1998          $ 59,300,000

                       February 1999          $ 62,400,000
                       May 1999               $ 66,500,000
                       August 1999            $ 70,600,000
                       November 1999          $ 74,500,000

                       February 2000          $ 78,800,000
                       May 2000               $ 87,000,000
                       August 2000            $ 95,700,000
                       November 2000          $101,000,000

                       February 2001          $103,000,000
                       May 2001               $106,200,000
                       August 2001            $109,100,000
                       November 2001          $113,400,000

                       February 2002          $113,700,000
                       May 2002               $113,100,000
                       August 2002            $115,800,000.

          (b) Permit the Debt to EBITDA Ratio to be more, on the last day of any fiscal quarter of the Borrower ending during any month set forth below, than the ratio set forth opposite the applicable month below:


                             Month           Ratio

                           February 1998   11.9 to 1
                           May 1998        15.0 to 1
                           August 1998     11.9 to 1
                           November 1998   7.2 to 1

                           February 1999   7.3 to 1
                           May 1999        6.9 to 1
                           August 1999     6.1 to 1
                           November 1999   5.6 to 1

                           February 2000   5.6 to 1
                           May 2000        4.9 to 1
                           August 2000     4.2 to 1
                           November 2000   3.7 to 1

                           February 2001   4.0 to 1
                           May 2001        3.9 to 1
                           August 2001     3.6 to 1
                           November 2001   3.3 to 1

                           February 2002   3.7 to 1
                           May 2002        3.7 to 1
                           August 2002     3.4 to 1


     Section 6.8. Restricted Payments. Declare or make, any Restricted Payment, except:

          (i) (x) regular, scheduled or mandatory payments or mandatory prepayments of principal and interest on Debt for Borrowed Money and
          (y) optional prepayments of principal and interest on the Real Estate Financing and the Synthetic Lease Obligations (but only to the extent of the net proceeds of any Permitted Refinancing Debt incurred for such purpose or the Net Cash Proceeds of the sale of any Property or other assets subject to the Real Estate Financing or the Synthetic Lease Loan Documents);

          (ii) transactions with Affiliates as expressly permitted under Section 6.9; and

          (iii) payments to the Borrower by a Subsidiary.

     Without limiting the foregoing, any exercise of a call with respect to the Real Estate Financing which entails the payment of a premium (whether or not with the net proceeds of Permitted Refinancing Debt or the sale of Property or other assets subject to the Real Estate Financing) shall require the prior written consent of the Majority Term Lenders and the Majority Revolving Lenders, acting together (or, failing that, Lenders whose Ratable Proportion, taken together, at least equals 66-2/3%).

     Section 6.9. Transactions with Affiliates. Sell or transfer any Property or other assets to, or otherwise engage in any other transactions with, any of its Affiliates other than in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower, or the affected Subsidiary, than could be obtained on an arm's-length basis from unrelated third parties.

     Section 6.10. Investments, Loans and Advances. Purchase, hold or acquire any capital stock, evidences of Debt or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment in, any other Person by the Borrower or any Subsidiary (all of the foregoing, "Investments"), except, in the case of the Borrower, for (i) the ownership by the Borrower of capital stock of any Subsidiary existing on the date hereof,
(ii) Temporary Cash Investments; provided however that while any Loans or Letters of Credit are outstanding or any Commitments are in effect such Investments shall not exceed $15,000,000 in the aggregate at any one time outstanding and shall be maintained at all times in an investment account located in the United States with a Lender pursuant to arrangements which are consistent with the provisions of this Agreement, (iii) existing Investments set forth on Schedule 6.10, but not any increase in the amount thereof, (iv) Investments in Subsidiaries created or acquired after the Effective Date which constitute Dual Path Capital Expenditures in an aggregate amount not to exceed $10 million for all such Subsidiaries at any one time outstanding; provided, that the related shares of capital stock or other equity securities are pledged by the Borrower for the benefit of the Secured Parties pursuant to a Supplement, substantially in the form of Annex B to the Security and Pledge Agreement, and the Borrower causes each such Subsidiary to comply with the requirements of
Section 5.11 (it being agreed that an Investment in a Subsidiary will no longer be deemed to be outstanding if such Subsidiary is merged into the Borrower) and provided further, that all such Subsidiaries are incorporated in a jurisdiction in the United States and substantially all of their assets are at all times located in the United States, (v) Investments in promissory notes representing the non-cash purchase price for the sales of assets permitted under Section 6.3(b); provided, that such promissory notes are pledged by the Borrower to the Agent for the benefit of the Secured Parties pursuant to a Supplement, substantially in the form of Annex A to the Security and Pledge Agreement; (vi) Minority Investments, in addition to those permitted under any other clause of this Section, in Persons organized or incorporated in a jurisdiction in the United States, substantially all of whose assets are located in the United States; provided, that such Minority Investments constitute Dual Path Capital Expenditures and the aggregate amount of all such Minority Investments shall not exceed $2,000,000; and (vii) Investments (not permitted by any of clauses (i) through (vi) of this Section) in an amount not exceeding $1,000,000 in the aggregate outstanding at any one time; provided, that any shares of capital stock or other equity securities or promissory notes or other instruments comprising such Investments are pledged by the Borrower to the Agent for the benefit of the Secured Parties pursuant to a Supplement, substantially in the form of Annex B to the Security and Pledge Agreement.

     Section 6.11. Business Segments. (i) Suspend the operation of a segment material to the operation of its business as presently conducted, which suspension could materially impair the operations of the Borrower and its Subsidiaries taken as a whole; or (ii) engage at any time in any business or business activity other than the business currently conducted by it and business activities reasonably incidental thereto.

     Section 6.12. Accounting Changes. Make any significant change in its accounting treatment or financial reporting practices except as required by GAAP or change its fiscal year or the method of determining its fiscal quarter ends.

     Section 6.13. Amendment and Modification of Certain Documents. (a) Directly or indirectly, amend, modify, supplement, waive compliance with, or assent to noncompliance with any term, provision or condition of the Certificate of Incorporation of the Borrower as in effect on the Effective Date which the Agent or the Majority Revolving Lenders deem material.

          (b) Directly or indirectly, amend, modify, supplement, waive compliance with, or assent to noncompliance with, any term, provision or condition of the UBS Loan Agreement or any of the other UBS Loan Documents as in effect on the Effective Date hereof (A) which the Agent or the Majority Revolving Lenders deem material (including, without limitation, terms, provisions or conditions relating to events of default, acceleration rights or other remedies, tenor, interest rates, substitution of collateral, the non-recourse nature of such financing, covenants and prohibitions against amending any of the Loan Documents) or (B) which the Agent reasonably determines would place any further material restrictions on the Borrower or its
Subsidiaries or materially increase the obligations of the Borrower or any of its Subsidiaries thereunder or confer on the holders thereof any material additional rights; and

          (c) Directly or indirectly, amend, modify, supplement, waive compliance with or assent to noncompliance with any term, provision or condition of the Synthetic Lease Loan Documents as in effect on the Effective Date (A) which the Agent or the Majority Revolving Lenders deem material (including, without limitation, terms, provisions or conditions relating to covenants, events of default, acceleration rights or other remedies, substitution of collateral, interest rates, tenor, prohibitions against amending any of the Loan Documents or requiring prepayments with respect to store closings) or (B) which the Agent reasonably determines would place any further material restrictions on the Borrower or its Subsidiaries or increase the obligations of the Borrower or its Subsidiaries thereunder or confer on the holders thereof any material additional rights.

     Section 6.14. Sale/Lease-Backs. Enter into any arrangements, directly or indirectly, with any Person, whereby the Borrower or any such Subsidiary shall sell or transfer any property, whether now owned or hereafter acquired, used or useful in its business, in connection with the rental or lease of the property so sold or transferred.

     Section 6.15. Environmental Matters. (a) Use, generate, manufacture, produce, store, release, discharge or dispose of on, under or about any real property owned or leased (other than any such leased property which constitutes a minor part of a larger piece of property over which the Borrower or any such Subsidiary has any control (such as a lease of a small number of parking places in a large parking lot)) by the Borrower or any such Subsidiary (all such owned or leased real property, being hereinafter called the "Property"), or transport to or from the Property, any Hazardous Substance, or (to the extent within the Borrower's or any such Subsidiary's control) permit any other Person to do so, where such could reasonably be expected to have a Material Adverse Effect.

     (b) Fail to keep and maintain the Property in compliance with any Environmental Law where the failure to do so could reasonably be expected to have a Material Adverse Effect.

     (c) In the event that any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature (the "Remedial Work") with respect to any portion of the Property is required to be performed by the Borrower or any of its Subsidiaries under any applicable Requirement of Law, or by any Governmental Authority or any other Person because of, or in connection with, any current or future presence, suspected presence, release or suspected release of a Hazardous Substance in or into the air, soil, groundwater or surface water at, on, under or within the Property (or any portion thereof), which could reasonably be expected to have a Material Adverse Effect (i) fail to notify the Agent promptly in writing, (ii) fail to commence, as soon as practicable, and thereafter diligently prosecute to completion, all such Remedial Work or (iii) fail to provide the Agent with the results of such investigations, studies and samplings as may be requested by the Agent.

     (d) As used herein, (i) "Environmental Law" means any federal, state or local law, statute, ordinance, or regulation now or hereafter in effect pertaining to health, safety, industrial hygiene, or environmental conditions, including, without limitation, regulations promulgated under the Resource Conservation and Recovery Act (42 U.S.C. ss.ss. 6901 et seq.) and (ii) the term "Hazardous Substance" means those substances included within the definitions of "hazardous substances", "hazardous materials", "toxic substances" or "solid waste" under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss.9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss.6901 et seq. and the Hazardous Materials Transportation Act, 49 U.S.C. ss.5101 et seq., the Toxic Substance Control Act, 15 U.S.C. ss.2601 et seq., the Clean Water Act, 33 U.S.C. ss.1251 et seq., and the Clean Air Act, 42 U.S.C. ss.7401 et seq. and in the regulations promulgated pursuant to said laws, and such other substances, materials and wastes which are or become regulated under applicable local, state or federal law, or which are classified as hazardous or toxic under federal, state, or local laws or regulations or any other substance which may give rise to liability under any Environmental Laws.

     Section 6.16. Rent Obligations. Create or permit any obligations for the payment of rent or occupancy of premises with respect to operating leases in the aggregate for the Borrower and its Subsidiaries, in any fiscal year of the Borrower set forth below in an amount in excess of the amount set forth opposite such year:

                        Fiscal Year          Rent

                          1998            $26,000,000

                          1999            $28,000,000

                          2000            $30,000,000

                          2001            $32,000,000

                          2002            $34,000,000.


SECTION 7.  EVENTS OF DEFAULT

     Section 7.1. Events of Default. In the case of the happening of any of the following events and the continuance thereof beyond the applicable period of grace, if any (each, an "Event of Default"):

          (a) any material representation or warranty made by the Borrower in this Agreement or in any other Loan Document or in connection with this Agreement or any other Loan Document or in connection with the execution and delivery of this Agreement or any of the other Loan Documents or the credit extensions hereunder or any material statement or representation made in any report, financial statement, certificate or other document furnished by the Borrower to the Agent, the Underwriters, the Lenders or the Fronting Banks under or in connection with this Agreement or any of the other Loan Documents, shall prove to have been false or misleading in any material respect when made or delivered; or

          (b) default shall be made in the payment of any principal of or interest on the Loans or any other amounts payable by the Borrower hereunder (including, without limitation, any Fees or reimbursement or cash collateralization obligations in respect of Letters of Credit), when and as the same shall become due and payable, whether at the due date thereof (including, without limitation, the relevant Maturity Date) or at a date fixed for prepayment thereof or by acceleration thereof or otherwise; or

          (c) default shall be made by the Borrower in the due observance or performance of any covenant, condition or agreement contained in Section 6 (and such default shall continue unremedied after notice to the Borrower in the case of Section 6.9) or in Section 5.11; or

          (d) default shall be made by the Borrower or any Subsidiary in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms of this Agreement or any of the other Loan Documents and such default shall continue unremedied (w) in the case of Section 5 (other than Sections 5.1(a), (b) and (t), 5.2, 5.3(a), 5.5, 5.7, 5.9, 5.10, 5.14 and 5.16), after notice to the Borrower, (x) in the case of Sections 5.1(a), (b) and (t) and 5.14, for more than five (5) days after notice to the Borrower, (y) in the case of Sections 5.2 and 5.5, for more than thirty
(30) days after notice to the Borrower and (z) in all other cases, for more than ten (10) days after notice to the Borrower; or

          (e) the Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall become unable, admit in writing its inability or fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

          (f) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

          (g) other than as provided in the Plan of Reorganization and upon the Substantial Consummation thereof, a Change of Control shall have occurred; or

          (h) any material provision of any Loan Document shall, for any reason, cease to be valid and binding on the Borrower or any Subsidiary, or the Borrower or such Subsidiary shall so assert in any pleading filed in any court; or

          (i) the Confirmation Order shall be reversed, revoked or vacated in whole or in part by a court of competent jurisdiction, or modified in a manner or subjected to a stay that adversely affects the Borrower's or any Subsidiary's ability to perform any of the Secured Obligations as determined by the Special Required Lenders or the Required Revolving Lenders, as the case may be, in their sole discretion; or

          (j) any judgment or order as to a liability or Debt for the payment of money in excess of $5,000,000 shall be rendered against the Borrower or any Subsidiary and the enforcement thereof shall not be subject to any applicable stay; or

          (k) any non-monetary judgment or order shall be rendered against the Borrower or any Subsidiary which does or would reasonably be expected to (i) cause a Material Adverse Effect, or (ii) have a material adverse effect on the rights and remedies of the Agent, the Underwriters, the Fronting Banks or any Lender under any Loan Document, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (l) (i) any Event of Default occurs under the Synthetic Lease Loan Documents or the UBS Loan Documents or (ii) the Borrower or any Subsidiary shall fail to make any payment in respect of any other Debt aggregating $3,000,000 or more, in each case when due or within any applicable grace period or any event or condition shall occur which (x) results in the acceleration of the maturity of such other Debt or the termination of any commitment to lend any such other Debt or (y) enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such other Debt or any Person acting on such holder's behalf to accelerate the maturity thereof or terminate any commitment to lend such other Debt; or

          (m) any ERISA Event shall have occurred with respect to a Plan and, 30 days after notice of such occurrence shall have been given to the Borrower by the Agent (i) such ERISA Event shall still exist and (ii) the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or, in the case of a Plan with respect to which an ERISA Event described in clauses (b), (c), (e) and (f) of the definition of ERISA Event shall have occurred and then exist, the liability related thereto) is equal to or greater than $3,000,000;

          (n) the Borrower, any Subsidiary or any ERISA Affiliate of any of them shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower, any Subsidiary or any ERISA Affiliate of any of them as Withdrawal Liability (determined as of the date of such notification), exceeds $5,000,000 or requires payments exceeding $2,000,000 per annum;

          (o) the Borrower, any Subsidiary or any ERISA Affiliate of any of them shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated within the meaning of Title IV of ERISA if, as a result of such reorganization or termination, the aggregate annual contributions of the Borrower, the
Subsidiaries and their ERISA Affiliates to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the aggregate amounts contributed to such Multiemployer Plans for the respective plan year of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $2,000,000; or

          (p) it shall be determined (whether by the Bankruptcy Court or by any other judicial or administrative forum) that the Borrower or any Subsidiary is liable for the payment of claims arising out of any failure to comply (or to have complied) with applicable Environmental Laws, the payment of which will have a Material Adverse Effect;

then, and in every such event and at any time thereafter during the continuance of such event, the Agent may, and at the request of the Special Required Lenders or the Required Revolving Lenders (as the case may be) shall, by notice to the Borrower, take one or more of the following actions, at the same or different times: (i) terminate forthwith the Total Commitments; (ii) declare the Loans then outstanding to be forthwith due and payable, whereupon the principal of the Loans, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document (including, without limitation, all amounts due in respect of Letter of Credit Outstandings, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder), shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; (iii) require the Borrower upon demand to forthwith deposit in the respective Letter of Credit Accounts cash in the respective amounts equal to the sum of 105% of the then outstanding Standby and Documentary Letters of Credit (including any subsequent increases in the principal amounts thereof pursuant to provisions of such Letters of Credit as then in effect) and, to the extent the Borrower shall fail to furnish such funds as demanded by the Agent, the Agent shall be authorized to debit or cause to be debited the account of the Borrower maintained with the Agent or any other Secured Party in such amount; (iv) set-off or cause to be set-off amounts in the Letter of Credit Accounts or any other accounts maintained with the Agent or any other Secured Party and apply or cause such amounts to be applied to the obligations of the Borrower hereunder and under the other Loan Documents; and (v) exercise and enforce any and all remedies under the Loan Documents and under applicable law available to the Agent, the Fronting Banks and the Lenders; provided, that without any notice to the Borrower or any other act by the Agent or the Lenders, in the case of the occurrence of (x) any of the Events of Default specified in clauses (e) or (f) above with respect to the Borrower or any Subsidiary or (y) any of the Events of Default specified in clause (l) above with respect to the Real Estate Financing as to which UBS either accelerates the maturity of any of the Debt owing by the Borrower or any of its Subsidiaries to UBS with respect thereto or otherwise exercises any of its rights or remedies to liquidate, realize or foreclose upon any collateral securing such Debt, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) and all other Secured Obligations and liabilities of the Borrower hereunder and under the other Loan Documents (including, without limitation, all amounts due in respect of Letters of Credit Outstanding, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall become immediately due and payable as if the Letters of Credit had been drawn in full without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. In the case of any exercise of the right of set-off with respect to Letter of Credit Accounts, such right may be exercised only to pay unreimbursed draws under, and unpaid fees, costs and expenses incurred in connection with, any Letters of Credit issued by the Fronting Bank in the name of which Fronting Bank such Letter of Credit Account is maintained, except to the extent that the balance of a Letter of Credit Account exceeds 105% of the Letter of Credit Outstandings (including any subsequent increases in the principal amounts thereof pursuant to provisions of such Letters of Credit as then in effect) that pertain to such Letter of Credit Account. Any such excess amount may be applied to other Secured Obligations.

     Section 7.2. Application of Proceeds. If a Default or an Event of Default shall have occurred and be continuing, all proceeds of the Collateral and all other payments received under this Agreement or the other Loan Documents (including as a result of or in connection with a proceeding under the Bankruptcy Code or any other similar state law proceeding involving the Borrower) which constitute identifiable proceeds of Collateral shall be applied by the Agent to payment of the Secured Obligations in the following order:

          (i) FIRST, to payment of all unreimbursed costs and expenses of the Agent which are payable by the Borrower pursuant to any of the Loan Documents and all unreimbursed costs and expenses of the Lenders which are payable pursuant to Section 9.5;

          (ii) SECOND, to payment first of the accrued and unpaid interest on, next the principal of and then all other amounts due under the Loan Documents in respect of the New Revolving Loans, any other Revolving Obligations (including any obligation of the Borrower to reimburse the Fronting Banks for unreimbursed drawings made under Letters of Credit and the cash collateralization of any undrawn Letters of Credit in an amount equal to 105% of the then undrawn amount thereof (including any subsequent increases in the principal amounts thereof pursuant to provisions of such Letters of Credit as then in effect)), any Hedging Obligations and any Cash Management Obligations remaining unpaid after the exercise of any set-off rights available to the Fronting Banks, the Hedging Bank or the Cash Management Banks pursuant to Section 2.23, such payment to be made ratably amongst the New Revolving Lenders, the Hedging Bank and the Cash Management Banks in accordance with the proportion which the aggregate principal amount of the outstanding New Revolving Loans owing to the New Revolving Lenders, or the aggregate amount of any of such other Secured Obligations (other than Term Obligations), at the time bears to the principal amount of all of such Revolving Obligations, Hedging Obligations and Cash Management Obligations, until such interest, principal and other amounts shall be paid in full (and, if the Total Commitments have not already been terminated at the time of any application of proceeds to the payment of the principal of the New Revolving Loans or Letter of Credit Outstandings, or to cash collateralize Letters of Credit, the Total Commitments shall be automatically and irrevocably reduced by the amount of such principal payment or the amount of the Letters of Credit cash collateralized, as the case may be);

          (iii) THIRD, to payment first of the accrued and unpaid interest on, next the principal of and then all other amounts due under the Loan Documents in respect of the New Term Loans and any other Term Obligations, ratably amongst the New Term Lenders in accordance with the proportion which the aggregate principal amount of the outstanding Term Obligations owing to the New Term Lenders at the time bears to the aggregate principal amount of such Term Obligations until the interest on and principal of the Term Obligations shall be paid or provided for in full;

          (iv) FOURTH, to the payment of any remaining unpaid Secured Obligations ratably amongst the Secured Parties in accordance with the proportion which the amount of such other Secured Obligations owing to each such Secured Party bears to the aggregate principal amount of such other Secured Obligations owing to all of the Secured Parties until such other Secured Obligations shall be paid in full; and

          (v)     FIFTH,  the  balance,   if  any,  after  all  of  the  Secured
                  Obligations have been satisfied, shall be returned to the Borrower or paid over to such other Person as may be required by law.

     The Borrower acknowledges and agrees that it shall remain liable to the extent of any deficiency between (x) the amount of the proceeds of the Collateral and all other payments received under this Agreement and applied pursuant to this Section to the sums referred to in the FIRST through FOURTH clauses above and (y) the aggregate amount of the sums referred to in the FIRST through FOURTH clauses above.

SECTION 8.   THE AGENT; THE ADMINISTRATIVE AGENT

     Section 8.1. Appointment and Authorization. Each Secured Party irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers, under this Agreement and the Notes and the other Loan Documents as are delegated to the Agent, as the case may be, by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

     Section 8.2. Agent and Affiliates. The Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise or refrain from exercising the same, as though it were not the Agent, and the Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not the Agent.

     Section 8.3. Action by Agent. The obligations of the Agent hereunder and under the other Loan Documents are only those expressly set forth herein and therein. Without limiting the generality of the foregoing, Agent shall not be required to take any action with respect to any Default, except as expressly provided in Section 7 and in the Security Documents and except that the Agent shall take such action with respect to such Default as shall be reasonably directed by the Special Required Lenders or the Required Revolving Lenders, as the case may be; provided, that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable.

     Section 8.4. Consultation with Expoerts. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     Section 8.5. Liability of Agent. Notwithstanding any other provision, express or implied, to the contrary in this Agreement or any other Loan Document, neither the Agent nor any of its directors, officers, agents, employees, attorneys-in-fact or Affiliates shall be liable for any action taken or not taken by them in connection herewith or in connection with any other Loan Document (i) with the consent or at the request of the applicable Lenders, or
(ii) in the absence of their own gross negligence or willful misconduct, as determined by a final order or judgment of a court of competent jurisdiction. Neither the Agent nor any of its directors, officers, agents, employees, attorneys-in-fact or Affiliates shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement, any other Loan Document or any Borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in
Section 4 (except where the satisfaction of the Agent is specifically required); or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes, any Letter of Credit, any other Loan Document or any other instrument or writing furnished in connection herewith or therewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire or similar writing) believed by it in good faith to be genuine or to be signed by the proper party or parties.

     Section 8.6. Reimbursement and Indemnification; Set-Off. (a) Each Lender agrees (i) to reimburse (x) the Agent and the Fronting Banks, on demand, in Ratable Proportion, for any expenses and fees incurred by the Agent or the Fronting Banks (as the case may be) for the benefit of the Lenders under or in connection with this Agreement, the Notes and any of the Loan Documents including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, and any other expense incurred in connection with the operations or enforcement hereof or thereof not required to be reimbursed by the Borrower and (y) the Agent and the Fronting Banks in Ratable Proportion for any expenses, costs, fees or disbursements of the Agent or the Fronting Banks (as the case may be) incurred for the benefit of the Lenders that the Borrower has agreed to reimburse pursuant to Section 9.5 and has failed so to reimburse and (ii) to indemnify and hold harmless the Agent and the Fronting Banks and any of their respective directors, officers, employees, agents, advisors, consultants, attorneys-in-fact, experts, other professional persons and representatives and Affiliates, on demand, in Ratable Proportion from and against any and all penalties, fines, expenses, losses, settlements, costs, claims, causes of action, debts, dues, sums of money, accounts, accountings, reckonings, acts, omissions, demands, liabilities, obligations, damages, actions, judgments, suits, proceedings, or disbursements of any kind or nature whatsoever, known or unknown, contingent or otherwise, which may be imposed on, incurred by, or asserted against any of them in any way relating to or arising out of this Agreement, the Notes or any of the other Loan Documents or any action taken or omitted by it or any of them under this Agreement, the Notes or any of the other Loan Documents to the extent not reimbursed by the Borrower (except such as shall result from their respective gross negligence or willful misconduct as determined by a final order or judgment of a court of competent jurisdiction). Without limiting the foregoing, the agreements contained in Section 10.6 of the Pre-Petition Credit Agreement shall continue in full force and effect as to the matters covered thereby.

     (b) The Agent is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all amounts received by the Agent for the account of a Defaulting Lender to the satisfaction of the unpaid obligations owing by such Defaulting Lender to the Agent, a Fronting Bank or CIBC, as the issuer of the Pre-Petition Letters of Credit and the rights of such Defaulting Lender with respect to all such amounts shall be subject and subordinate to the rights of the Agent, the relevant Fronting Bank, and CIBC, as the issuer of the Pre-Petition Letters of Credit, as the case may be, to be paid the amounts owing to it by such Defaulting Lender.

     Section 8.7. Credit Decision. Each Secured Party expressly acknowledges that neither the Agent nor any of its directors, officers, employees, agents, advisors, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Secured Party. Each Secured Party acknowledges that it has independently and without reliance upon the Agent or any other Secured Party, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Secured Party also acknowledges that it will independently and without reliance upon the Agent or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement. Except for notices, reports and other documents expressly required to be furnished to the Secured Parties by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Secured Party with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or any Subsidiary which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     Section 8.8. Notice of Transfer. The Agent may deem and treat a Lender party to this Agreement as the owner of such Lender's portion of the Loans for all purposes, unless and until a written notice of the assignment or transfer thereof executed by such Lender and its assignee in accordance with Section 9.3 shall have been accepted by the Agent.

     Section 8.9. Successor Agent. The Agent may resign at any time by giving written notice thereof to the other Secured Parties and the Borrower. Upon any such resignation, the Majority Term

Lenders and the Majority Revolving Lenders, acting together (or, failing that, Lenders whose Ratable Proportion, taken together, at least equals 66-2/3%) shall have the right to appoint a successor Agent, which shall be reasonably satisfactory to the Borrower. If no successor Agent shall have been so appointed and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of a least $100,000,000, which shall be reasonably satisfactory to the Borrower. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement, except that CIBC shall remain obligated to First Bank in its capacity as Documentary Letter of Credit Bank with respect to Documentary Letters of Credit issued during the period that CIBC was the Agent. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

     Section 8.10. Concerning the Administrative Agent. Notwithstanding any other provision of this Agreement, it is understood and agreed that the Administrative Agent shall have no obligations or duties under this Agreement and the other Loan Documents except such as are expressly set forth in this Agreement or the other Loan Documents.

SECTION 9.  MISCELLANEOUS

     Section 9.1. Notices. Notices and other communications provided for herein shall be in writing (including telegraphic, telex, facsimile or cable communication) and shall be mailed, telegraphed, telexed, transmitted, cabled or delivered to the Borrower at 2300 Main Street, 2 Pershing Square, 3rd Floor, Kansas City, MO 64108, Attention: Chief Financial Officer, to First Bank, so long as it shall be the Documentary Letter of Credit Bank, at 601 2nd Avenue South, Minneapolis, Minnesota 55402, Attention: Jack Quitmeyer (Fax No.
612-973-2148) and Barbara Engen, Letter of Credit Department (Fax No. 612-973-0838), and to any Lender, any other Fronting Bank or the Agent it at its address set forth on the signature pages of this Agreement, or such other address as such party may from time to time designate by giving written notice to the other parties hereunder. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the fifth Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail; or when delivered to the telegraph company, charges prepaid, if by telegram; or when receipt is acknowledged, if by any telegraphic communications or facsimile equipment of the sender; in each case addressed to such party as provided in this Section or in accordance with the latest unrevoked written direction from such party; provided, that in the case of notices to the Agent, notices pursuant to the preceding sentence and pursuant to Section 2 shall be effective only when received by the Agent.

     Section 9.2. Survival of Agreement, Representations and Warranties, etc. All warranties, representations and covenants made by the Borrower herein or in any certificate or other instrument delivered by it or on its behalf in connection with this Agreement shall be considered to have been relied upon by the Secured Parties and shall survive the making of the Loans herein contemplated, the issuance of the Letters of Credit and the issuance and delivery to the Lenders of the Notes, regardless of any investigation made by any Lender or Fronting Bank or on its behalf and shall continue in full force and effect so long as any amount due or to become due hereunder is outstanding and unpaid and so long as the Total Commitments have not expired or been terminated.

     Section 9.3. Successors and Assigns.

          (a) (i) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent, the Fronting Banks, the Lenders, the Underwriters and the other Secured Parties and their respective successors and assigns. The Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of all of the Lenders and, in the case of its rights and obligations with respect to Letters of Credit, the relevant Fronting Bank.

               (ii) Each Lender may sell participations to any Person in all or part of any Loan, or all or part of its Notes or Commitment, in which event, without limiting the foregoing, the provisions of Sections 2.13, 2.14 and 2.17 shall inure to the benefit of each purchaser of a participation (provided, that such participant shall look solely to the seller of such participation for such benefits, and the Borrower's liability, if any, under Sections 2.13, 2.14 and
2.17 shall not be increased as a result of the sale of any such participation) and the pro rata treatment of payments, as described in Section 2.16, shall be determined as if such Lender had not sold such participation. In the event any Lender shall sell any participation, such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower relating to the Loans including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement (provided, that such Lender may grant its participant the right to consent to such Lender's execution of amendments, modifications or waivers which (i) reduce any Fees payable hereunder to the Lenders, (ii) reduce the amount of any scheduled principal payment on any Loan or reduce the principal amount of any Loan or the rate of interest payable hereunder or (iii) extend the maturity of the Borrower's obligations hereunder). The sale of any such participation shall not alter the rights and obligations of the Lender selling such participation hereunder with respect to the Borrower.

               (iii) Each Pre-Petition L/C Participant may sell participations to any Person in all or a portion of its rights and obligations under Section 9.14(c) of this Agreement, together with its obligations under the Pre-Petition Credit Agreement referred to therein (collectively, its "Pre-Petition L/C Obligations"); provided, that (x) such Pre-Petition L/C Participant shall retain the sole right to receive payments and to approve any amendment, modification or waiver with respect to Section 9.14(c), if any, (provided, that such Pre-Petition L/C Participant may grant its participant the right to consent to such Pre-Petition L/C Participant's execution of any amendments, modifications or waivers) and (y) the sale of any such participation shall not alter the rights and obligations of the Pre-Petition L/C Participant selling such participation hereunder with respect to CIBC.

          (b) (i) Each Lender may assign to one or more Lenders or Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the same portion of the related New Revolving Loans at the time owing to it and the related Note held by it); provided, that (w) other than in the case of an assignment to a Person at least 50% owned by the assignor Lender, or by a common parent of both, or to another Lender, the Agent must give its prior written consent, which consent will not be unreasonably withheld, (x) the aggregate amount of the Commitment and/or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall, unless otherwise agreed to in writing by the Borrower and the Agent, in no event be less than $5,000,000 (or $1,000,000 in the case of an assignment between Lenders) unless the Commitment and New Revolving Loans or the New Term Loans (as the case may be) so assigned constitute 100% of such Commitment and New Revolving Loans or New Term Loans of the assigning Lender, (y) each assignment shall be of a constant, not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement in respect of (A) its Commitment and New Revolving Loans, (B) its New Term Loans or (C) its Commitment and New Revolving Loans and its New Term Loans and (z) it shall not be necessary for any Lender to sell the same percentage of its Commitment and New Revolving Loans and its New Term Loans (as the case may be) (although each such percentage of its Commitment and New Revolving Loans and its New Term Loans must be a constant, not a varying percentage). The Agent shall advise the Fronting Banks that it has received such Assignment and Acceptance and shall provide a copy thereof to each of the Fronting Banks.

               (ii) Each Pre-Petition L/C Participant may assign to one or more Lenders or Eligible Assignees all or a portion of its Pre-Petition L/C Obligations; provided, that (w) other than in the case of an assignment to a Person at least 50% owned by the assignor Pre-Petition L/C Participant, or by a common parent of both, or to another Lender, the Agent must give its prior written consent, which consent will not be unreasonably withheld, (x) the aggregate amount of such Pre-Petition L/C Participant's Pre-Petition L/C Obligations subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall, unless otherwise agreed to in writing by the Borrower and the Agent, in no event be less than $1,000,000 unless the Pre-Petition L/C Participant's Pre-Petition L/C Obligations so assigned constitute 100% of such Pre-Petition L/C Participant's Pre-Petition L/C Obligations, (y) each assignment shall be of a constant, not a varying, percentage of all of the assigning Pre-Petition L/C Participant's Pre-Petition L/C Obligations and (z) it shall not be necessary for any Pre-Petition L/C Participant to sell the same percentage of its Pre-Petition L/C Obligations as of its Commitments and New Revolving Loans and/or its New Term Loans (as the case may be).

               (iii) The parties to each such assignment entered into pursuant to paragraphs (b)(i) and/or (b)(ii) above shall execute and deliver to the Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance with blanks appropriately completed, together with any Note subject to such assignment and a processing and recordation fee of $3,500 (for which the Borrower shall have no liability). Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be within ten Business Days after the execution thereof (unless otherwise agreed to in writing by the Agent in its sole discretion), (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (B) the Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

          (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with copies of the financial statements referred to in Section 3.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, any of the other Loan Documents and any other instrument or document furnished pursuant thereto; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, any of the other Loan Documents and any other instrument or document furnished pursuant thereto, as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all obligations that by the terms of this Agreement are required to be performed by it as a Lender.

          (d) The Agent shall maintain at its office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders shall treat each Person the name of which is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and the assignee thereunder, together with any Note subject to such assignment and the fee payable in respect thereof, the Agent shall, if such Assignment and Acceptance has been completed with blanks appropriately filled:
(i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt written notice thereof to the Borrower (together with a copy thereof). Within five Business Days after receipt of notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for the surrendered Note, a new Note to the order of such assignee in an amount equal to the Commitment and/or Loans assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained Commitments and/or Loans hereunder, a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment and/or Loans retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the surrendered Note or Notes. Thereafter, such surrendered Note or Notes shall be marked canceled and returned to the Borrower.

          (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided, that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree in writing to be bound by the provisions of Section 9.4. (1)

          (g) For purposes of this Section 9.3 (and for no other purpose), in connection with any assignment by any Pre-Petition L/C Participant of all or a portion of its Pre-Petition L/C Obligations, references in this Section 9.3 to a "Lender" and to "Lenders" shall be deemed to include such Pre-Petition L/C Participant to the extent the context of the relevant provision shall so require.

     Section 9.4. Confidentiality. The Agent and each Lender agree to keep any information delivered or made available by the Borrower to it confidential from anyone other than persons employed or retained by the Agent or such Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided, that nothing herein shall prevent the Agent or any Lender from disclosing such information (i) to any other Lender, (ii) to any other person if reasonably incidental to the administration of the Loans,
(iii) upon the order of any court or administrative agency, (iv) upon the request or demand of any regulatory agency or authority, (v) which has been publicly disclosed other than as a result of a disclosure by the Agent or any Lender which is not permitted by this Agreement, (vi) in connection with any litigation to which the Agent, any Lender, or their respective Affiliates may be a party to the extent reasonably required, (vii) to the extent reasonably required in connection with the exercise of any remedy hereunder, (viii) to the Agent's and such Lender's legal counsel, financial advisors and independent auditors, and (ix) to any actual or proposed participant or assignee of all or part of its rights hereunder subject to the proviso in Section 9.3(f).

     Section 9.5. Expenses. Whether or not the transactions hereby contemplated shall be consummated, the Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Agent (including, but not limited to, the reasonable fees and disbursements of Zalkin, Rodin & Goodman LLP, special counsel for the Agent ("ZR&G"), Shook Hardy & Bacon L.L.P., special local and special real estate counsel for the Agent, any other counsel that the Agent shall retain and any third-party consultants, accountants and auditors advising the Agent or ZR&G, including (without limitation) Ernst & Young LLP, financial advisors to ZR&G), any Fronting Bank (including, but not limited to, the reasonable fees and disbursements of Dorsey & Whitney LLP, special counsel for First Bank) and any Lender or any Underwriter in connection with the preparation, execution, delivery and administration of this Agreement, the Notes and the other Loan Documents, the making of the Loans and the issuance of the Letters of Credit, the perfection of the Liens contemplated hereby, the syndication of the transactions contemplated hereby, any consent or waiver hereunder or thereunder, and any amendment or modification hereof or thereof, the reasonable and customary costs, fees and expenses of the Agent in connection with its monthly and other periodic field audits and monitoring of assets and, following the occurrence of an Event of Default, all reasonable out-of-pocket expenses incurred by the Underwriters, the Lenders, the Fronting Banks and the Agent in the enforcement or protection of the rights of any one or more of the Underwriters, the Lenders, the Fronting Banks or the Agent in connection with this Agreement, the Notes or the other Loan Documents including, but not limited to, the reasonable fees and disbursements of any counsel for the Underwriters, Lenders, the Fronting Banks or the Agent (including, without limitation, the allocated costs of in-house counsel). Such payments shall be made on demand upon delivery of a statement setting forth such costs and expenses. Whether or not the transactions hereby contemplated shall be consummated, the Borrower agrees to reimburse the Agent and the Underwriters for the expenses set forth in the Commitment Letter, and the reimbursement provisions thereof are hereby incorporated herein by reference. The obligations of the Borrower under this Section shall survive the termination of this Agreement and/or the payment and performance of the Secured Obligations.

     Section 9.6. Indemnities. (a) The Borrower agrees to defend, indemnify and hold harmless the Agent, the Lenders and the other Secured Parties and their respective directors, officers, employees, agents, advisors, consultants, attorneys-in-fact, experts, other professional persons and representatives and Affiliates (each, an "Indemnified Party"), on demand, from and against any and all penalties, fines, expenses, losses, settlements, costs, claims, causes of action, debts, dues, sums of money, accounts, accountings, reckonings, acts, omissions, demands, liabilities, obligations, damages, actions, judgments, suits, proceedings or disbursements incurred by such Indemnified Party, of any kind or nature whatsoever, known or unknown, contingent or otherwise, arising out of claims made by any Person in any way relating to the transactions contemplated hereby, including, without limitation, attorneys' and consultants' fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise solely out of or result from the gross negligence or willful misconduct of such Indemnified Party, as determined by a final order or judgment of a court of competent jurisdiction.

          (b) Without limiting the foregoing, the Borrower agrees to defend, indemnify and hold harmless each Indemnified Party, on demand, from and against any and all penalties, fines, expenses, losses, settlements, costs, claims, causes of action, demands, liabilities, obligations, damages, actions, judgments, suits or disbursements incurred by such Indemnified Party, of any kind or nature whatsoever, known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Law applicable to the operations of the Borrower or any Subsidiary or the Property, or any orders, requirements or demands of Governmental Authorities or any other Person related thereto, including, without limitation, attorneys' and consultants' fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise solely out of or result from the gross negligence or willful misconduct of such Indemnified Party, as determined by a final order or judgment of a court of competent jurisdiction.

          (c) The indemnities set forth in this Section shall continue in full force and effect regardless of the termination of this Agreement and the payment and performance of the Secured Obligations.

     Section 9.7. CHOICE OF LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES AND BY FEDERAL LAW TO THE EXTENT APPLICABLE; PROVIDED, HOWEVER, THAT WITH RESPECT TO ANY MORTGAGE FILED IN JURISDICTIONS OUTSIDE OF THE STATE OF NEW YORK, THE LAWS OF SUCH JURISDICTION WHERE SUCH MORTGAGE WAS FILED SHALL APPLY.

     Section 9.8. No Waiver. No failure on the part of the Agent or any of the other Secured Parties to exercise, and no delay in exercising, any right, power or remedy hereunder or under the Notes or any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

     Section 9.9. Extension of Maturity. Should any payment of principal of or interest on the Notes or any other amount due hereunder become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of principal, interest shall be payable thereon at the rate herein specified during such extension.

     Section 9.10. Amendments, etc. Unless otherwise specifically provided herein or in any other Loan Document, no amendment, modification or waiver of any provision of this Agreement, the Notes, the Security and Pledge Agreement or the other Loan Documents, and no consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and any such amendment, waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided, that no such amendment, modification or waiver shall without the written consent of (i) all of the New Revolving Lenders and the Required Term Lenders, increase the Total Commitments; (ii) all of the New Revolving Lenders, (x) reduce the principal amount of any New Revolving Loan or the rate of interest payable thereon, or reduce any Fees payable hereunder in respect of the New Revolving Loans, (y) postpone the date for any Commitment reduction or for any scheduled payment or any mandatory prepayment of principal, interest or Fees in respect of any New Revolving Loans or (z) amend, modify or waive any provision of this proviso (ii) or the definitions of Majority Revolving Lenders or Required Revolving Lenders; (iii) all of the New Term Lenders (x) reduce the principal amount of any New Term Loan or the rate of interest payable thereon, (y) postpone the date for any scheduled payment or any mandatory prepayment of principal or interest in respect of any New Term Loans or (z) amend, modify or waive any provision of this proviso (iii) or the definitions of Majority Term Lenders or Required Term Lenders; (iv) the Required Lenders, change the definition of Required Inventory or modify the substance of Sections 4.2(f) and 5.1(t) or the form of the Inventory Compliance Certificate; (v) the Required Pre-Petition Lenders, change the definition of Required Pre-Petition Lenders; and (vi) all of the Lenders, (w) amend, modify or waive any provision of this Agreement which provides for the unanimous consent or approval of the Lenders, (x) amend, modify or waive any provision of this Section (other than provisos (ii), (iii), (iv) and (v) above) or the definitions of Majority Lenders, Ratable Proportion, Required Lenders or Special Required Lenders, (y) substitute, discharge, surrender or release all or substantially all of the Collateral except as permitted by the Loan Documents or (z) change the percentage of Lenders holding Secured Obligations which may direct the Agent to take action pursuant to Section 7.1; and (vii) CIBC, as issuer of the Pre-Petition Letters of Credit, and all of the Pre-Petition L/C Participants, amend, modify or waive any provision of Section 9.14(c) or any provision of the Pre-Petition Credit Agreement referred to therein. No such amendment, modification or waiver may adversely affect the rights and obligations of the Agent or any Fronting Bank hereunder without its prior written consent. No notice to or demand on the Borrower shall entitle the Borrower to any other or further notice or demand in the same, similar or other circumstances. Each holder of a Note shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not a Note shall have been marked to indicate such amendment, modification, waiver or consent, and any consent by a Lender, or any holder of a Note or any other Secured Obligation, shall bind any Person subsequently acquiring a Note (whether or not such Note is so marked) or such other Secured Obligations. No amendment to this Agreement shall be effective against the Borrower unless signed by the Borrower.

     Section 9.11. Invalidity; Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 9.12. Headings. Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

     Section 9.13. Execution in Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument. This Agreement shall become effective when the Agent shall have received counterparts hereof signed by all of the parties hereto and when the conditions contained or referred to in Section 4.1 shall have been satisfied or waived.

     Section 9.14. Prior Agreements. (a) Subject to the provisions of Sections 9.14(b) and 9.14(c), this Agreement and the other Loan Documents represent the entire agreement of the parties with regard to the subject matter hereof and the terms of any letters and other documentation entered into between the Borrower and any Lender or the Agent prior to the execution of this Agreement which relate to Loans to be made hereunder shall be replaced by the terms of this Agreement; provided, that the obligations of the Borrower under the Commitment Letter and the Fee Letter shall survive the execution and delivery of this Agreement, except to the extent that such obligations are satisfied pursuant to or in connection with this Agreement.

     (b) The obligations of the Borrower under Sections 2.13, 2.14, 2.17, 5.11, 6.14, 9.5 and 9.6 of the DIP Credit Agreement and Sections 5.3, 5.4, 5.5, 5.9, 7.13, 8.28. 11.3 and 11.10 of the Pre-Petition Credit Agreement shall remain in full force and effect.

     (c) For the benefit of CIBC, as issuer of the Pre-Petition Letters of Credit, each New Term Lender which is also an L/C Participant (as defined in the Pre-Petition Credit Agreement) (each, a "Pre-Petition L/C Participant"), hereby
(i) confirms its acceptance and purchase, pursuant to Section 3.4 of the Pre-Petition Credit Agreement, of an undivided interest in the Pre-Petition Letters of Credit in the amount set forth opposite its name on Annex B, (ii) acknowledges its understanding that, upon the occurrence of the Effective Date, the Borrower's reimbursement obligations under Sections 3.5 and 3.6 of the Pre-Petition Credit Agreement shall be discharged pursuant to the Plan of Reorganization and (iii) agrees that, upon any payment by CIBC under any Pre-Petition Letter of Credit, such Pre-Petition L/C Participant will pay to CIBC such Pre-Petition L/C Participant's share of such payment as determined in accordance with the provisions of the Pre-Petition Credit Agreement. Without limiting the foregoing, each Pre-Petition L/C Participant confirms that its agreements contained in Section 3.9 of the Pre-Petition Credit Agreement shall continue in full force and effect as to the matters covered thereby.

     In connection with the foregoing, (i) the Borrower acknowledges that CIBC is holding cash collateral pursuant to Section 9.2 of the Pre-Petition Credit Agreement with respect to the Pre-Petition Letters of Credit and hereby confirms its grant, assignment and pledge to CIBC, for its benefit and the ratable benefit of the Pre-Petition L/C Participants, of a first priority security senior in all of the Borrower's right, title and interest in and to such cash collateral and all proceeds thereof, senior to all other Liens (including, without limitation, the Liens securing the Secured Obligations), (ii) CIBC agrees to apply such cash collateral to reimburse itself in respect of any payment it makes under any Pre-Petition Letter of Credit prior to requesting that the Pre-Petition L/C Participants pay to CIBC their respective shares of any such payment and (iii) the Borrower acknowledges that the Borrower has no ownership or other interest of any kind whatsoever in any amounts paid by CIBC under any Pre-Petition Letter of Credit and that in the event a beneficiary of a Pre-Petition Letter of Credit returns any such amounts to the Borrower at any time, the Borrower will receive and hold the same in trust for, and will promptly pay the same to CIBC for the benefit of, CIBC and the Pre-Petition L/C Participants.

         (d) In the event of a conflict between the provisions of any of the Loan Documents and the Plan of Reorganization, such conflict shall be governed by the terms of the Loan Documents.

     Section 9.15. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or condition exists.

     Section 9.16. WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION. EACH OF THE BORROWER, THE AGENT, THE FRONTING BANKS, THE LENDERS AND EACH OTHER SECURED PARTY HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THE LOAN DOCUMENTS OR THE COLLATERAL, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT HEREOF OR THEREOF, OR ANY OTHER CLAIM OR DISPUTE HOWSOEVER ARISING BETWEEN THE BORROWER, ON THE ONE HAND, AND THE AGENT, THE FRONTING BANKS AND/OR ANY ONE OR MORE OF THE LENDERS OR OTHER SECURED PARTIES, ON THE OTHER HAND. THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, OF ANY FEDERAL COURT, IN EACH CASE LOCATED IN NEW YORK COUNTY AND ANY APPELLATE COURT THEREFROM, IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY ONE OR MORE OF THE LOAN DOCUMENTS OR ANY DOCUMENT OR INSTRUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE COLLATERAL AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT, OR TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE AGENT, ANY FRONTING BANK, ANY LENDER OR ANY OTHER SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE COLLATERAL AGAINST THE BORROWER, ANY SUBSIDIARY OR THEIR PROPERTIES OR ASSETS IN THE COURTS OF ANY JURISDICTION. THE BORROWER HEREBY WAIVES THE DEFENSES OF FORUM NON CONVENIENS AND IMPROPER VENUE.

     Section  9.17.  Effect of Amendment  and  Restatement  of the  Pre-Petition
Credit Agreement and the DIP Credit Agreement; Confirmation of Security Documents. On the Effective Date, the Pre-Petition Credit Agreement and the DIP Credit Agreement shall be amended and restated to read as set forth herein. The Borrower acknowledges and agrees that (i) the Liens securing payment of the Pre-Petition Obligations and the DIP Obligations are in all respects continuing and in full force and effect and secure the payment of the Secured Obligations and that the Notes outstanding under the Pre-Petition Credit Agreement and the DIP Credit Agreement are replaced by the Notes issued hereunder and (ii) upon the effectiveness of this Agreement, all outstanding DIP Letters of Credit will be converted into Letters of Credit hereunder, in each case upon the terms and conditions set forth in this Agreement.

     Section 9.18. Reproduction of Documents. This Agreement, all documents constituting Annexes, Schedules or Exhibits hereto, and all documents relating hereto received by a party hereto, including, without limitation: (a) consents, waivers and modifications that may hereafter be executed; (b) the Security Documents and the other Loan Documents; and (c) financial statements, certificates, and other information previously or hereafter furnished to the Agent, any Lender or any other Secured Party may be reproduced by the party receiving the same by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. Each of the parties hereto agrees and stipulates that, to the extent permitted by law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such party in the regular course of business) and that, to the extent permitted by law, any enlargement, facsimile, or further reproduction of such reproduction shall likewise be admissible in evidence.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written.

                         PAYLESS CASHWAYS, INC.

                         By:  /s/  Stephen  A.  Lightstone
                         ----------------------------------------
                         Title: Senior Vice President

                         Two Pershing Square
                         2300 Main Street, 3rd Floor
                         Kansas City, Missouri 64108
                         Telephone: (816) 234-6000
                         Fax:       (816) 234-6077


                         CANADIAN IMPERIAL BANK OF COMMERCE,
                           as Coordinating and Collateral Agent and as the Standby Letter of Credit Fronting Bank

                         By: /s/ Robert N. Greer
                         ----------------------------------------
                         Title: Assistant General Manager

                         By: /s/ Nancy  Deyirmenjian
                         ----------------------------------------
                         Title: Assistant General Manager

                         425 Lexington Avenue
                         New York, New York 10017
                         Attention: Agency Services
                         Telephone: (212) 856-3711
                         Fax:       (212) 856-3763


                         CANADIAN IMPERIAL BANK OF COMMERCE,
                           as Hedging Bank

                         By: /s/ Robert N. Greer
                         ----------------------------------------
                         Title: Assistant General Manager

                         By: /s/ Nancy Deyirmenjian
                         ----------------------------------------
                         Title: Assistant General Manager

                         161 Bay Street, 8th Floor
                         P.O. Box 500
                         Toronto, Ontario M5725A
                         Attention: Wayne Halenda
                         Telephone: (416) 594-8047
                         Fax:       (416) 594-8230

                         CIBC OPPENHEIMER CORP., formerly known as
                           CIBC Wood Gundy Securities Corp., as an
                           Underwriter and as Co-arranger

                         By: /s/ T.E. Doyle
                         ----------------------------------------
                         Title: Managing Director

                         425 Lexington Avenue, 7th Floor
                         New York, New York 10017
                         Attention: Dean Criares
                         Telephone: (212) 856-3780
                         Fax:       (212) 856-3763


                         CIBC INC., as a Pre-Petition Lender, a
                           DIP Lender, a New Term Lender and a
                           New Revolving Lender

                         By: /s/ Robert N. Greer
                         ----------------------------------------
                         Title: Executive Director

                         425 Lexington Avenue
                         New York, New York 10017
                         Attention: Robert N. Greer
                         Telephone: (212) 856-3881
                         Fax:       (212) 856-4135

                         NATIONSBANK, N.A., as a Pre-Petition Lender,
                           a DIP Lender, a New Term Lender, a New Revolving Lender, an Underwriter, as Syndication Agent and Co-arranger and as a Cash Management Bank

                         By: /s/ Jay T. Wampler
                         ----------------------------------------
                         Title: Senior Vice President

                         Domestic and Eurodollar Lending Offices:
                         901 Main Street, 66th Floor
                         Dallas, Texas 75202
                         Attention: Stacey Smith
                         Telephone: (214) 508-0944
                         Fax:       (214) 508-1864

                         All other notices:
                         Attention: Jay T. Wampler
                                    Senior Vice President
                         Telephone: (214) 508-3711
                         Fax:       (214) 508-3533


                         LEHMAN COMMERCIAL PAPER INC. , as a
                           Pre-Petition Lender, a DIP Lender,
                           a New Term Lender, a New Revolving
                           Lender,  an Underwriter and as
                           Documentation Agent

                         By: /s/ Dennis J. Dee
                         ----------------------------------------
                         Title: Vice President

                         3 World Financial Center, 10th Floor
                         New York, New York 10285
                         Attention: Michele Swanson
                         Telephone: (212) 526-0330
                         Fax:       (212) 528-0819


                         GOLDMAN SACHS CREDIT PARTNERS L.P.,
                           as a Pre-Petition Lender, a DIP Lender, a New Term Lender, a New Revolving Lender, an Underwriter and as Administrative Agent

                         By: /s/ John E. Urban
                         ----------------------------------------
                         Title: Authorized Signer

                         Domestic and Eurodollar Lending Offices:
                         85 Broad Street, 6th Floor
                         New York, New York 10004
                         Attention: Alexa Komar
                         Telephone: (212) 357-2625
                         Fax:       (212) 357-4597

                         Other  Notices:
                         85 Broad Street, 27th Floor New York,
                         New York 10004
                         Attention: Marnie Gordon
                         Telephone: (212) 902-2512
                         Fax:       (212) 902-3757
                         and

                         85 Broad Street, 28th Floor
                         New York, New York 10004
                         Attention: Jonathan Kolatch
                         Telephone: (212) 902-8469
                         Fax:       (212) 357-0922


                         CARGILL FINANCIAL SERVICES CORPORATION,
                         as a Pre-Petition Term Lender, a DIP Lender, a New Term Lender and a New Revolving Lender

                         By: /s/ Patrick J. Halloran
                         ----------------------------------------
                         Title: Vice President

                         6000 Clearwater Drive
                         Minnetonka, Minnesota 55343
                         Attention: Susan Peterson
                         Telephone: (612) 984-3081
                         Fax:       (612) 984-3913


                         VAN KAMPEN AMERICAN CAPITAL
                         PRIME RATE INCOME TRUST, as a
                           Pre-Petition Lender, a DIP Lender, a New
                           Term Lender and a New Revolving Lender

                         By: /s/ Kathleen A. Zarn
                         ----------------------------------------
                         Title: Vice President

                         One Parkview Plaza, 5th Floor
                         Oak Brook Terrace, Illinois 60181
                         Attention: Jeffrey W. Maillet
                         Telephone: (630) 684-6438
                         Fax:       (630) 684-6741

                         U.S. BANK NATIONAL ASSOCIATION,
                           as a Pre-Petition Lender and a New Term
                           Lender , as the Documentary Letter of Credit
                           Fronting Bank and as a Cash Management
                           Bank

                         By: /s/ Jack L. Quitmeyer
                         ----------------------------------------
                         Title: Vice President

                         Domestic and Eurodollar Lending Offices:
                         U.S. Bank National Association
                         601 Second Avenue South
                         Minneapolis, Minnesota 55402-4302
                         Attention: Jocelyn Kirkpatrick
                         Telephone: (612) 973-2127
                         Fax:       (612) 973-2148

                         All other notices:
                         First Bank Place, MPFP1802
                         601 Second Avenue South
                         Minneapolis, Minnesota 55402-4302
                         Attention: Jack L. Quitmeyer
                         Fax: (612) 973-2148

                         with a copy to:
                         Joe Andersen
                         U.S. Bancorp
                         First Bank Place, MPFP2802
                         601 Second Avenue South
                         Minneapolis, Minnesota 55402-4302
                         Fax: (612) 973-3257


                         ABN AMRO BANK N.V., as a
                           Pre-Petition Lender and a New Term Lender

                         By: /s/ Steven C. Wimpenny
                         ----------------------------------------
                         Title: Senior Vice President

                         By: /s/ Steven Gutman
                         ----------------------------------------
                         Title: Senior Vice President

                         Domestic and Eurodollar Lending Offices:
                         North America Special Credits
                         10 East 53rd Street, 37th Floor
                         New York, New York l0022
                         Attention: Carol Martini
                         Telephone: (212) 891-0642
                         Fax:       (212) 891-0652

                         All other notices:
                         10 East 53rd  Street,  37th  Floor
                         New York, New York l0022
                         Attention: Steven C. Wimpenny
                         Telephone: (212) 891-0626
                         Fax:       (212) 891-0650


                         BANK OF AMERICA NATIONAL TRUST AND
                         SAVINGS ASSOCIATION, as a
                           Pre-Petition Lender, a New Term Lender
                           and as a Cash Management Bank

                         By: /s/ Lynn D. Simmons
                         ----------------------------------------
                         Title: Vice President

                         231 South LaSalle, 8th Floor
                         Chicago, Illinois 60697
                         Attention: Lynn Simmons
                         Telephone: (312) 828-8647
                         Fax:       (312) 987-0234

                         Domestic and Eurodollar Lending Offices:
                         P.O. Box 27128
                         Concord, California 94530
                         Attention: Kelsey Robinson
                         Telephone: (510) 675-7719
                         Fax:       (510) 675-7531

                         with a copy to:

                         231 South LaSalle, 8th Floor
                         Chicago, Illinois 60697
                         Attention: Linda Jordan
                         Fax: (312) 987-0234

                         THE BANK OF NOVA SCOTIA, as
                           a Pre-Petition Lender and a New Term Lender

                         By: /s/ A.T.D. Clarke
                         ----------------------------------------
                         Title: Senior Manager

                         Domestic and Eurodollar Lending Offices:
                         Suite 2700
                         600 Peachtree Street, N.E.
                         Atlanta, Georgia 30308
                         Attention: Pearl Jackson
                         Telephone: (404) 877-1539
                         Fax:       (404) 888-8998

                         All other notices:
                         l Liberty Plaza, 25th Floor
                         New York, New York 10006
                         Attention: Norman Gillespie
                         Telephone: (212) 225-6405
                         Fax:       (212) 225-5205


                         BEAR, STEARNS & CO. INC., as
                         a Pre-Petition Lender and a New Term Lender

                         By: /s/ Gregory A. Hanley
                         ----------------------------------------
                         Title: Senior Managing Director

                         Administrative Notices and Other Funding Information:
                         245 Park Avenue
                         New York, New York 10167
                         Attention: Jennifer Herskowitz
                         Telephone: (212) 272-6161
                         Fax:       (212) 272-8079

                         All other notices:
                         245 Park Avenue
                         New York, New York 10167
                         Attention: Alan J. Mintz
                         Telephone: (212) 272-9499
                         Fax:       (212) 272-8102
                         and

                         Attention: Laura L. Torrado, Esq.
                         Telephone: (212) 272-7811
                         Fax:       (212) 272-8079


                         NATIONAL CITY BANK, INDIANA, as
                           a Pre-Petition Lender and a New Term Lender

                         By: /s/ F. Richard Blankenship III
                         ----------------------------------------
                         Title: Vice President

                         101 West Washington Street
                         Suite 1040E
                         Indianapolis, Indiana 46255
                         Attention: David C. Hunt
                         Telephone: (317) 267-6290
                         Fax:       (317) 267-7088


                         MORGENS WATERFALL DOMESTIC
                         PARTNERS II, L.L.C., as a Pre-Petition
                           Lender and a New Term Lender

                         By: /s/ Stuart Brown
                         ----------------------------------------
                         Title: Authorized Agent

                         10 East 50th Street, 26th Floor
                         New York, New York 10022
                         Attention: Ken Ageloff
                         Telephone: (212) 705-0524
                         Fax:       (212) 838-5540

                         NATIONSBANK OF TEXAS, N.A., as a
                           Pre-Petition Lender and a New Term Lender

                         By: /s/ Jay T. Wampler
                         ----------------------------------------
                         Title: Senior Vice President

                         Domestic and Eurodollar Lending Offices:
                         901 Main Street, 66th Floor
                         Dallas, Texas 75202
                         Attention: Stacey Smith
                         Telephone: (214) 508-0944
                         Fax:       (214) 508-1864

                         All other notices:
                         Attention: Jay T. Wampler
                                    Senior Vice President
                         Telephone: (214) 508-3711
                         Fax:       (214) 508-3533


                         OAKTREE CAPITAL MANAGEMENT, LLC, as agent for
                           certain funds and accounts, as a Pre-Petition Lender and a New Term Lender

                         By: /s/ Matthew S. Barrett
                         ----------------------------------------
                         Title: Managing Director

                         By: /s/ Kenneth Liang
                         ----------------------------------------
                         Title: Managing Director & General Counsel

                         550 South Hope Street, 22nd Floor
                         Los Angeles, California 90071
                         Attention:
                         Telephone:
                         Fax: (213) 694-1592


                         THE SUMITOMO BANK, LIMITED, as
                           a Pre-Petition Lender and a New Term Lender

                         By: John Kemper
                         ----------------------------------------
                         Title: Senior Vice President

                         Domestic and Eurodollar Lending Offices:
                         233 South Wacker Drive, Suite 4800
                         Chicago, Illinois 60606
                         Attention: Loan Administration
                         Telephone: (312) 876-0525
                         Fax:       (312) 876-1490

                         All other notices:
                         Attention: Mr. Peter W. Prims
                         Telephone: (312) 876-6422
                         Fax:       (312) 876-6436


                         NOMURA HOLDING AMERICA INC., as
                           a Pre-Petition Lender and a New Term Lender

                         By: /s/ Dennis Dolan
                         ----------------------------------------
                         Title: Managing Director

                         2 World Financial Center, 17th Floor
                         New York, New York 10281-1198
                         Attention: Michael J. Doyle
                         Telephone: (212) 667-1964
                         Fax:       (212) 667-1708

                      AMENDED AND RESTATED CREDIT AGREEMENT
                                TABLE OF CONTENTS
                                                                       Page No.

INTRODUCTORY STATEMENT........................................................1

SECTION 1.  DEFINITIONS.......................................................3
     Section 1.1.  Defined Terms..............................................3
     Section 1.2   Terms Generally...........................................28

SECTION 2.  AMOUNT AND TERMS OF CREDIT.......................................29
     Section 2.1.  Assumption and Restructuring of Secured Obligations
                   (other than Letters of Credit); Amortization of
                   New Term Loans; Commitment to Lend........................29
     Section 2.2.  Making of Loans...........................................30
     Section 2.3.  Notes; Repayment of Loans.................................32
     Section 2.4.  Interest on Loans.........................................32
     Section 2.5.  Letters of Credit ........................................33
     Section 2.6.  Procedure for Issuance of Letters of Credit...............38
     Section 2.7.  Nature of Letter of Credit Obligations Absolute...........38
     Section 2.8.  Default Interest..........................................39
     Section 2.9.  Optional Termination or Reduction of Commitment...........40
     Section 2.10. Alternate Rate of Interest................................40
     Section 2.11. Refinancing of Loans......................................40
     Section 2.12. Commitment Termination; Mandatory Prepayments;
                   Mandatory Commitment Reduction; Cash Collateral...........41
     Section 2.13. Optional Prepayment of Loans; Reimbursement of Lenders....43
     Section 2.14. Reserve Requirements; Change in Circumstances.............45
     Section 2.15. Change in Legality........................................46
     Section 2.16. Pro Rata Treatment, etc...................................47
     Section 2.17. Taxes.....................................................47
     Section 2.18. Certain Fees..............................................49
     Section 2.19. Commitment Fee............................................49
     Section 2.20. Letter of Credit Fees.....................................49
     Section 2.21. Nature of Fees............................................50
     Section 2.22. Right of Set-Off.  .......................................50
     Section 2.23. Sharing of Setoffs........................................50
     Section 2.24. Security Interest in Letter of Credit Accounts............52
     Section 2.25. Release of Secured Parties................................52

SECTION 3. REPRESENTATIONS AND WARRANTIES ...................................53
     Section 3.1.  Organization and Authority................................53
     Section 3.2.  Due Execution.............................................53
     Section 3.3.  Statements Made...........................................53
     Section 3.4.  Financial Statements......................................54
     Section 3.5.  Ownership.................................................54
     Section 3.6.  Liens.....................................................54

     Section 3.7.  Compliance with Law.......................................54
     Section 3.8.  Insurance.................................................54
     Section 3.9.  Use of Proceeds...........................................55
     Section 3.10. Litigation................................................55
     Section 3.11. Investment Company Act; etc...............................55
     Section 3.12. Tax Returns and Payments..................................55
     Section 3.13. ERISA.....................................................55
     Section 3.14. Good Title to Properties..................................57
     Section 3.15. Trademarks, Patents, etc..................................57
     Section 3.16. Labor Matters.............................................57
     Section 3.17. Environmental Matters.....................................57
     Section 3.18. Location and Divisions of the Borrower....................59
     Section 3.19. Solvency..................................................59

SECTION 4.  CONDITIONS TO EFFECTIVENESS OF REORGANIZATION AND
            EXTENSIONS OF CREDIT.............................................60
     Section 4.1.  Conditions Precedent to Effectiveness of Reorganization,
                   Initial Loans and Initial Letters of Credit...............60
     Section 4.2.  Conditions Precedent to Each Loan and Each Letter
                   of Credit after the Effective Date........................65

SECTION 5.  AFFIRMATIVE COVENANTS............................................66
     Section 5.1.  Financial Statements, Reports, etc........................66
     Section 5.2.  Conduct of Business; Maintenance of Existence.............70
     Section 5.3.  Maintenance of Property; Insurance........................70
     Section 5.4.  Compliance with Laws......................................71
     Section 5.5.  Obligations and Taxes.....................................71
     Section 5.6.  Notice of Event of Default, etc...........................72
     Section 5.7.  Access to Books and Records...............................72
     Section 5.8.  Modifications to Business Plan............................72
     Section 5.9.  Customer Charge Sales.....................................72
     Section 5.10. Lender Meetings...........................................72
     Section 5.11. Available and After-Acquired Properties...................73
     Section 5.12. Subsidiaries; Subsidiary Guarantees and
                   Security Agreements.......................................73
     Section 5.13. Further Assurances........................................73
     Section 5.14. Maintenance of Cash Management System.....................73
     Section 5.15. Environmental Undertaking.................................74
     Section 5.16. Post-Closing Matters......................................74

SECTION 6.  NEGATIVE COVENANTS...............................................75
     Section 6.1.  Liens.....................................................75
     Section 6.2.  Debt......................................................75
     Section 6.3.  Consolidations, Mergers and Sales of Assets...............75
     Section 6.4.  Capital Expenditures......................................77
     Section 6.5.  No Negative Pledges.......................................79
     Section 6.6.  Termination of Plans......................................80
     Section 6.7.  EBITDA; Debt to EBITDA Ratio..............................80

     Section 6.8.  Restricted Payments.......................................81
     Section 6.9.  Transactions with Affiliates..............................82
     Section 6.10. Investments, Loans and Advances...........................82
     Section 6.11. Business Segments.........................................83
     Section 6.12. Accounting Changes........................................83
     Section 6.13. Amendment and Modification of Certain Documents...........83
     Section 6.14. Sale/Lease-Backs..........................................84
     Section 6.15. Environmental Matters.....................................84
     Section 6.16. Rent Obligations..........................................85

SECTION 7.  EVENTS OF DEFAULT................................................85
     Section 7.1.  Events of Default.........................................85
     Section 7.2.  Application of Proceeds...................................89

SECTION 8.  THE AGENT; THE ADMINISTRATIVE AGENT..............................90
     Section 8.1.  Appointment and Authorization.............................90
     Section 8.2.  Agent and Affiliates......................................90
     Section 8.3.  Action by Agent...........................................90
     Section 8.4.  Consultation with Experts.................................91
     Section 8.5.  Liability of Agent........................................91
     Section 8.6.  Reimbursement and Indemnification; Set-Off................91
     Section 8.7.  Credit Decision...........................................92
     Section 8.8.  Notice of Transfer........................................92
     Section 8.9.  Successor Agent...........................................92
     Section 8.10. Concerning the Administrative Agent.......................93

SECTION 9.  MISCELLANEOUS....................................................93
     Section 9.1.  Notices...................................................93
     Section 9.2.  Survival of Agreement, Representations and
                   Warranties, etc...........................................93
     Section 9.3.  Successors and Assigns....................................94
     Section 9.4.  Confidentiality...........................................97
     Section 9.5.  Expenses..................................................98
     Section 9.6.  Indemnities...............................................98
     Section 9.7.  CHOICE OF LAW. ...........................................99
     Section 9.8.  No Waiver.................................................99
     Section 9.9.  Extension of Maturity.....................................99
     Section 9.10. Amendments, etc. .........................................99
     Section 9.11. Invalidity; Severability.................................100
     Section 9.12. Headings.................................................100
     Section 9.13. Execution in Counterparts; Effectiveness.................100
     Section 9.14. Prior Agreements.........................................101
     Section 9.15. Independence of Covenants................................102
     Section 9.16. WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION............102
     Section 9.17. Effect of Amendment and Restatement of the
                   Pre-Petition Credit Agreement and the DIP Credit
                   Agreement; Confirmation of Security Documents............102
     Section 9.18. Reproduction of Documents................................103

Annex A              Ratable Proportion
Annex B              Pre-Petition Letters of Credit

Exhibit A-1          New Term Notes
Exhibit A-2          New Revolving Notes
Exhibit B            Confirmation Order
Exhibit C            Security and Pledge Agreement
Exhibit D-1          Form of Mortgage
Exhibit D-2          Form of Deed and Trust
Exhibit D-3          Form of Amended and Restated Mortgage
Exhibit D-4          Form of Amended and Restated Deed of Trust
Exhibit E            Subsidiary Guarantee
Exhibit F            Subsidiary Security Agreement
Exhibit G-1          Opinion/Blackwell
Exhibit G-2          Opinion/Wachtell
Exhibit H            Excess Cash Flow Certificate
Exhibit I            Notice of Borrowing
Exhibit J-1          Application (Standby Letter of Credit Generally)
Exhibit J-2          Application (Unsupported Trade Standby Letter of Credit)
Exhibit K            Notice of Refinancing of Loans
Exhibit L            Closing Certificate
Exhibit M            Inventory Compliance Certificate
Exhibit N            Covenant Compliance Certificate
Exhibit O            Quarterly Certificate
Exhibit P            Assignment and Acceptance


Schedule 1.1(a)      Commitments/Loans
Schedule 1.1(b)      Existing Agreements
Schedule 1.1(c)      UBS Collateral
Schedule 3.6         Pre-Petition Liens
Schedule 3.10        Litigation
Schedule 3.13        ERISA
Schedule 3.17        Environmental Matters
Schedule 3.18        Locations and Divisions of the Borrower
Schedule 5.3         Insurance
Schedule 6.3         Disposition of Assets
Schedule 6.10        Existing Investments



      COVER


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                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

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                                      Among

                             PAYLESS CASHWAYS, INC.,

                                  as Borrower,


                          THE LENDERS, THE UNDERWRITERS
                      AND THE FRONTING BANKS PARTY HERETO,

                                       and

                       CANADIAN IMPERIAL BANK OF COMMERCE,

                      as Coordinating and Collateral Agent


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                          Dated as of December 2, 1997

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